                                                                   Exhibit 10(c)


                                                                  EXECUTION COPY

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                                     364-DAY

                                CREDIT AGREEMENT

                                   DATED AS OF

                                 AUGUST 31, 2001

                                      AMONG

                                FERRO CORPORATION
                                   AS BORROWER

                         VARIOUS FINANCIAL INSTITUTIONS
                                   AS LENDERS

                           CREDIT SUISSE FIRST BOSTON
                          AS THE SYNDICATION AGENT AND
                              A JOINT LEAD ARRANGER

                               NATIONAL CITY BANK
              AS THE ADMINISTRATIVE AGENT AND A JOINT LEAD ARRANGER

                               CITICORP USA, INC.
                          KEYBANK NATIONAL ASSOCIATION
                         AS THE CO-DOCUMENTATION AGENTS

                          -----------------------------


                           CREDIT SUISSE FIRST BOSTON
                          AS SOLE BOOK RUNNING MANAGER


================================================================================




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SECTION 1.            DEFINITIONS AND TERMS......................................................................1

         1.1      Certain Defined Terms..........................................................................1
         1.2      Computation of Time Periods...................................................................25
         1.3      Accounting Terms..............................................................................25
         1.4      Terms Generally...............................................................................25


SECTION 2.            AMOUNT AND TERMS OF LOANS.................................................................26

         2.1      Commitments for Loans.........................................................................26
         2.2      Procedures for Borrowing and Disbursement of Funds............................................26
         2.3      Competitive Bid Loans.........................................................................28
         2.4      Notes; Loan Accounts..........................................................................33
         2.5      Conversions of Loans..........................................................................34
         2.6      Intentionally Omitted.........................................................................35
         2.7      Interest......................................................................................35
         2.8      Selection and Continuation of Interest Periods................................................38
         2.9      Increased Costs, Illegality, etc..............................................................39
         2.10     Compensation..................................................................................41
         2.11     Change of Lending Office; Replacement of Lenders..............................................42


SECTION 3.            INTENTIONALLY OMITTED.....................................................................43


SECTION 4.            FEES; COMMITMENTS.........................................................................43

         4.1      Fees..........................................................................................43
         4.2      Voluntary Termination/Reduction of Commitments................................................44
         4.3      Mandatory Adjustments of Commitments, etc.....................................................44
         4.4      Extension of Maturity Date....................................................................45


SECTION 5.            PAYMENTS..................................................................................45

         5.1      Voluntary Prepayments of  Loans...............................................................45
         5.2      Mandatory Prepayments.........................................................................46
         5.3      Repayment of Loans............................................................................47
         5.4      Method and Place of Payment...................................................................47
         5.5      Net Payments..................................................................................48


SECTION 6.            CONDITIONS PRECEDENT......................................................................50

         6.1      Conditions Precedent at Closing Date..........................................................50
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         6.2      Conditions Precedent to All Credit Events (Other than any Competitive Bid Borrowing)..........50
         6.3      Conditions Precedent to Each Competitive Bid Borrowing........................................51


SECTION 7.            REPRESENTATIONS AND WARRANTIES............................................................52

         7.1      Corporate Status, etc.........................................................................52
         7.2      Subsidiaries..................................................................................52
         7.3      Corporate Power and Authority, etc............................................................52
         7.4      No Violation..................................................................................52
         7.5      Governmental Approvals........................................................................53
         7.6      Litigation....................................................................................53
         7.7      Use of Proceeds; Margin Regulations...........................................................53
         7.8      Financial Statements, etc.....................................................................53
         7.9      No Material Adverse Change....................................................................54
         7.10     Tax Returns and Payments......................................................................55
         7.11     Title to Properties, etc......................................................................55
         7.12     Lawful Operations, etc........................................................................55
         7.13     Environmental Matters.........................................................................55
         7.14     Compliance with ERISA.........................................................................56
         7.15     Intellectual Property, etc....................................................................56
         7.16     Investment Company Act, etc...................................................................57
         7.17     Burdensome Contracts; Labor Relations.........................................................57
         7.18     Existing Indebtedness.........................................................................57
         7.19     True and Complete Disclosure..................................................................57


SECTION 8.            AFFIRMATIVE COVENANTS.....................................................................58

         8.1      Reporting Requirements........................................................................58
         8.2      Books, Records and Inspections................................................................61
         8.3      Insurance.....................................................................................61
         8.4      Payment of Taxes and Claims...................................................................61
         8.5      Corporate Franchises..........................................................................62
         8.6      Good Repair...................................................................................62
         8.7      Compliance with Statutes, etc.................................................................62
         8.8      Compliance with Environmental Laws............................................................62
         8.9      Fiscal Years, Fiscal Quarters.................................................................62
         8.10     Hedge Agreements, etc.........................................................................63
         8.11     Certain Subsidiaries to Join in Subsidiary Guaranty...........................................63
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         8.12     Most Favored Covenant Status..................................................................64
         8.13     Senior Debt...................................................................................64
         8.14     Debt Rating Downgrade.........................................................................65


SECTION 9.            NEGATIVE COVENANTS........................................................................65

         9.1      Changes in Business...........................................................................65
         9.2      Consolidation, Merger, Asset Sales, etc.......................................................65
         9.3      Restrictions on Acquisitions..................................................................67
         9.4      Limitation on Sales and Leasebacks............................................................68
         9.5      Indebtedness..................................................................................68
         9.6      Leverage Ratio................................................................................70
         9.7      Fixed Charge Coverage Ratio...................................................................70
         9.8      No Stock Repurchases While Index Debt Rating is Not Investment Grade, etc.....................71
         9.9      Transactions with Affiliates..................................................................71
         9.10     Plan Terminations, Minimum Funding, etc.......................................................71
         9.11     Restricted Payments...........................................................................71
         9.12     Restrictive Agreements........................................................................72


SECTION 10.           EVENTS OF DEFAULT.........................................................................72

         10.1     Events of Default.............................................................................72
         10.2     Acceleration, etc.............................................................................75
         10.3     Application of Liquidation Proceeds...........................................................75


SECTION 11.           THE ADMINISTRATIVE AGENT..................................................................76

         11.1     Appointment...................................................................................76
         11.2     Delegation of Duties..........................................................................77
         11.3     Exculpatory Provisions........................................................................77
         11.4     Reliance by Administrative Agent..............................................................77
         11.5     Notice of Default.............................................................................78
         11.6     Non-Reliance..................................................................................78
         11.7     Indemnification...............................................................................79
         11.8     The Agents in Individual Capacity.............................................................79
         11.9     Successor Administrative Agent................................................................79
         11.10    Other Agents..................................................................................80


SECTION 12.           MISCELLANEOUS.............................................................................80
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         12.1     Payment of Expenses etc.......................................................................80
         12.2     Right of Setoff...............................................................................81
         12.3     Notices.......................................................................................82
         12.4     Benefit of Agreement..........................................................................82
         12.5     No Waiver; Remedies Cumulative................................................................88
         12.6     Payments Pro Rata; Sharing of Setoffs, etc....................................................88
         12.7     Calculations; Computations....................................................................89
         12.8     Governing Law; Submission to Jurisdiction; Venue; Waiver of Jury Trial........................89
         12.9     Counterparts..................................................................................90
         12.10    Effectiveness; Integration....................................................................90
         12.11    Headings Descriptive..........................................................................91
         12.12    Amendment or Waiver...........................................................................91
         12.13    Survival of Indemnities.......................................................................92
         12.14    Domicile of Loans.............................................................................92
         12.15    Confidentiality...............................................................................92
         12.16    Lender Register...............................................................................93
         12.17    Intentionally Omitted.........................................................................94
         12.18    General Limitation of Liability...............................................................94
         12.19    No Duty.......................................................................................94
         12.20    Lenders and Agent Not Fiduciary to Borrower, etc..............................................94
         12.21    Survival of Representations and Warranties....................................................94
         12.22    Severability..................................................................................95
         12.23    Independence of Covenants.....................................................................95
         12.24    No Reliance on Margin Stock...................................................................95
         12.25    Interest Rate Limitation......................................................................95
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Annex I      -   Information as to Lenders
Annex II     -   Information as to Subsidiaries
Annex III    -   Information as to ERISA
Annex IV     -   Description of Existing Indebtedness and Letters of Credit
Exhibit A-1  -   Form of Revolving Note
Exhibit A-2  -   Form of Competitive Bid Note
Exhibit B-1  -   Form of Notice of Borrowing
Exhibit B-2  -   Form of Notice of Competitive Bid Borrowing
Exhibit B-3  -   Form of Notice of Conversion
Exhibit C    -   Form of Subsidiary Guaranty
Exhibit D    -   Form of Assignment Agreement
Exhibit E    -   Form of Designation Agreement
Exhibit F    -   Form of Lender Tax Certificate

                            364-DAY CREDIT AGREEMENT

         THIS 364-DAY CREDIT AGREEMENT, dated as of August 31, 2001 (this "AGREEMENT"), is among FERRO CORPORATION, an Ohio corporation (the "BORROWER"), the various financial institutions and other Persons from time to time parties hereto (the "LENDERS"), CREDIT SUISSE FIRST BOSTON ("CSFB"), as syndication agent (in such capacity, the "SYNDICATION AGENT") for the Lenders, NATIONAL CITY BANK ("NCB"), as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT", and together with the Syndication Agent, the "AGENTS"), for the Lenders, and CSFB and NCB, as joint lead arrangers (the "JOINT LEAD ARRANGERS").

         WHEREAS, pursuant to the Heads of Agreement, dated as of April 23, 2001 (the "PURCHASE AGREEMENT"), by and between the Borrower and OM Group, Inc., a Delaware corporation ("OMG"), the Borrower will purchase the electronic materials, performance pigments and colors, glass systems and cerdec ceramics divisions (collectively, the "FERRO DIVISIONS") of dmc(2) Degussa Metals Catalysts Cerdec A.G. ("DMC(2)") from OMG (the "DMC(2) ACQUISITION");

         WHEREAS, in order to (a) finance the DMC(2) Acquisition, (b) refinance existing indebtedness (the "REFINANCING") under the Borrower's existing credit facility (the "EXISTING CREDIT FACILITY"), (c) pay related fees and expenses (the "EXPENSE PAYMENTS", and together with the DMC(2) Acquisition and the Refinancing, the "TRANSACTION") and (d) provide for post-closing working capital and general corporate purposes of the Borrower and its Subsidiaries following the consummation of the Acquisition, the Borrower has requested that the Lenders make the Commitments available to the Borrower; and

         WHEREAS, the Lenders are willing, on the terms and subject to the conditions hereinafter set forth, to extend the Commitments and make Loans to the Borrower;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1.DEFINITIONS AND TERMS.

         1.1 CERTAIN DEFINED TERMS. As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires:

         "ACQUISITION" shall mean and include (i) any acquisition on a going concern basis (whether by purchase, lease or otherwise) of any assets, facilities and/or businesses operated by any person who is not a Subsidiary of the Borrower, and (ii) acquisitions of a majority of the outstanding equity or other similar interests in any such person (whether by merger, stock purchase or otherwise).

         "ADDITIONAL SECURED OBLIGATIONS" shall mean the Borrower's obligations in respect of (a) the issued and outstanding letters of credit set forth on Annex IV, (b) the Borrower's senior notes issued pursuant to its existing and future indentures and (c) the trust notes and trust certificates issued in connection with the Amended and Restated Participation Agreement, dated as of October 31, 1995 (as amended and restated as of November 30, 2000 and as further amended from time to time), by and among the Borrower, State Street Bank and Trust Company, not in its individual capacity except as expressly stated therein, the financial institutions named as purchasers thereto and Citibank, N.A., as agent (the "TRUST INSTRUMENTS"), that will, in each case, share on a PARI PASSU basis with the Obligations with respect to any collateral required to be provided pursuant to section 8.14; PROVIDED that, with respect to the Borrower's senior notes and the Trust Instruments, only the Borrower's and its Subsidiaries' Principal Domestic Manufacturing Properties and the Capital Stock of the Borrower's Domestic Subsidiaries will be required to be shared.

         "ADJUSTED LIBO RATE" shall mean with respect to each Interest Period for a LIBOR Loan, (i) the rate per annum appearing on page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market), at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period, divided (and rounded to the nearest ten thousandth of 1%) by (ii) a percentage equal to 100% minus the then stated maximum rate of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves and without benefit of credits for proration, exceptions or offsets which may be available from time to time) applicable to any member bank of the Federal Reserve System in respect of Eurocurrency liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D); PROVIDED, HOWEVER, that in the event that the rate referred to in clause (i) above is not available at any such time for any reason, then the rate referred to in clause (i) shall instead be the average (rounded to the nearest ten thousandth of 1%) of the rates at which Dollar deposits of $5,000,000 are offered to the Reference Banks in the London interbank market at approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, for contracts which would be entered into at the commencement of such Interest Period.

         "ADMINISTRATIVE AGENT" shall have the meaning provided in the first paragraph of this Agreement and shall include any successor to the Administrative Agent appointed pursuant to section 11.9.

         "ADMINISTRATIVE QUESTIONNAIRE" shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "AFFILIATE" shall mean, with respect to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with such person. A person shall be deemed to control a second person if such first person possesses, directly or indirectly, the power (i) to vote 20% or more of the securities having ordinary voting power for the election of directors or managers of such second person or (ii) to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, (x) a director, officer or employee of a person shall not, solely by reason of such status, be considered an Affiliate of such person; and (y) neither the Administrative Agent nor any Lender shall in any event be considered an Affiliate of the Borrower or any other Credit Party or any of their respective Subsidiaries.

         "AGENTS" shall have the meaning provided in the first paragraph of this Agreement.

         "AGREEMENT" shall have the meaning provided in the first paragraph of this Agreement.

         "APPLICABLE FACILITY FEE RATE" shall have the meaning provided in section 4.1(a).

         "APPLICABLE LIBOR MARGIN" shall have the meaning provided in section 2.7(g).

         "APPLICABLE LENDING OFFICE" shall mean, (i) with respect to each Lender and its Loans which are Prime Rate Loans, such Lender's Domestic Lending Office,
(ii) with respect to each Lender and its Loans which are LIBOR Loans, such Lender's Eurodollar Lending Office, (iii) with respect to each Lender and its Competitive Bid Loans, such Lender's Domestic Lending Office, and (iv) with respect to any Designated Bidder and its Competitive Bid Loans, such Designated Bidder's Applicable Lending Office, located in the United States, as specified in the Designation Agreement of such Designated Bidder.

         "APPLICABLE PRIME RATE MARGIN" shall have the meaning provided in section 2.7(g).

         "ASSET SALE" shall mean the sale, transfer or other disposition (including by means of sale and leaseback transaction, and by means of mergers, consolidations, and liquidations of a corporation, partnership or limited liability company of the interests therein of the Borrower or any Subsidiary) by the Borrower or any Subsidiary to any person other than the Borrower or any Subsidiary of any of their respective assets (other than sales, transfers or other dispositions of inventory, or obsolete or excess furniture, fixtures, equipment or other property, tangible or intangible, in the ordinary course of business).

         "ASSIGNMENT AGREEMENT" shall mean an Assignment Agreement substantially in the form of Exhibit D hereto.

         "ATTRIBUTABLE DEBT" shall mean, as to any particular lease under which any person is at the time liable, at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such person under such lease during the remaining term thereof (after giving effect to any extensions at the option of the lessor), discounted from the respective due dates thereof to such date at the rate of 1% per annum over the interest rate which would then be applicable to a new Borrowing of Eurodollar Loans under the Facility with an Interest Period of six months, compounded semi-annually. The net amount of rent required to be paid under any such lease for any such period, after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated.

         "AUTHORIZED OFFICER" shall mean any officer or employee of the Borrower designated as such in writing to the Administrative Agent by the Borrower.

         "BANKRUPTCY CODE" shall have the meaning provided in section 10.1(h).

         "BORROWER" shall have the meaning provided in the first paragraph of this Agreement.

         "BORROWING" shall mean the incurrence of Loans of a single Type by the Borrower from all of the Lenders having Commitments in respect thereof on a PRO RATA basis on a given date (or resulting from Conversions or Continuations on a given date), which Loans shall, in the case of LIBOR Loans, have the same Interest Period.

         "BUSINESS DAY" shall mean (i) for all purposes other than as covered by clause (ii) below, any day excluding Saturday, Sunday and any day which shall be in the city in which the Payment Office is located a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, LIBOR Loans, any day which is a Business Day described in clause (i) and which is also a day for trading by and between banks in Dollar deposits in the interbank Eurodollar market.

         "CAPITAL LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that person.

         "CAPITALIZED LEASE OBLIGATIONS" shall mean all obligations under Capital Leases of the Borrower or any of its Subsidiaries in each case taken at the amount thereof accounted for as liabilities identified as "capital lease obligations" (or any similar words) on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP.

         "CAPITAL STOCK" means, (a) in the case of a corporation, any and all capital or corporate stock, including shares of preferred or preference stock of such corporation, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) in respect of corporate or capital stock, (c) in the case of a partnership or limited liability company, any and all partnership or membership interests

(whether general or limited) and (d) any other interest or participation that confers on a person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing person.

         "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same may be amended from time to time, 42 U.S.C. Section 9601 ET SEQ.

         "CHANGE OF CONTROL" shall mean and include any of the following:

                  (i) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Borrower's Board of Directors (together with any new directors (x) whose election by the Borrower's Board of Directors was, or (y) whose nomination for election by the Borrower's shareholders was (prior to the date of the proxy or consent solicitation relating to such nomination), approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved), shall cease for any reason to constitute a majority of the directors then in office;

                  (ii) any person or group (as such term is defined in section 13(d)(3) of the 1934 Act), other than the Borrower, any trustee or other fiduciary holding securities under an employee benefit plan of the Borrower and the Current Holder Group, shall acquire, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 of the 1934 Act) of more than 50%, on a fully diluted basis, of the economic or voting interest in the Borrower's capital stock; and/or

                  (iii) the shareholders of the Borrower approve a plan of complete liquidation of the Borrower or an agreement or agreements for the sale or disposition by the Borrower of all or substantially all of the Borrower's assets.

         "CLOSING DATE" shall mean the date, on or after the Effective Date, upon which the conditions specified in section 6.1 are satisfied.

         "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and the rulings issued thereunder. Section references to the Code are to the Code, as in effect at the Effective Date and any subsequent provisions of the Code, amendatory thereof, supplemental thereto or substituted therefor.

         "COMMITMENT" shall mean, with respect to each Lender, the amount set forth opposite such Lender's name on Annex I as its "Commitment" as the same may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10.2 or adjusted from time to time as a result of assignments to or from such Lender pursuant to section 12.4.

         "COMMITMENT AMOUNT" shall mean, on any date, $187,000,000, as such amount may be reduced from time to time pursuant to section 4.2, 4.3 and/or 10.2.

         "COMPETITIVE BID BORROWING" shall mean a borrowing consisting of one or more Competitive Bid Loans made pursuant to section 2.3.

         "COMPETITIVE BID LOAN" shall mean a Loan denominated in Dollars made pursuant to section 2.3.

         "COMPETITIVE BID NOTE" shall have the meaning provided in section
2.4(a).

2.1.     "COMPETITIVE BID REDUCTION" shall have the meaning provided in section

         "CONFIDENTIAL INFORMATION MEMORANDUM" shall have the meaning provided in section 7.8(c).

         "CONSOLIDATED AMORTIZATION EXPENSE" shall mean, for any period, all amortization expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED DEPRECIATION EXPENSE" shall mean, for any period, all depreciation expenses of the Borrower and its Subsidiaries, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED EBITDA" shall mean, for any period, Consolidated Net Income for such period; PLUS (A) the sum, without duplication, of the amounts for such period included in determining such Consolidated Net Income of (i) Consolidated Fixed Charges (other than dividends), (ii) Consolidated Income Tax Expense, (iii) Consolidated Depreciation Expense, (iv) Consolidated Amortization Expense, (v) non-cash losses and charges which are properly classified as extraordinary or nonrecurring (including any charges relating to the 2001 severance program in an aggregate amount not to exceed $7,000,000 and any restructuring and integration charges arising out of the DMC(2) Acquisition in an aggregate amount not to exceed $30,000,000), and (vi) Expense Payments; LESS
(B) gains on sales of assets (excluding sales in the ordinary course of business) and other gains which are properly classified as extraordinary or nonrecurring; all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         Notwithstanding the foregoing, in determining Consolidated Net Income for purposes of this definition there shall be excluded therefrom (i) the income (or loss) of any entity (other than Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries during such period, and (ii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

         In addition and notwithstanding the foregoing, the Borrower's Consolidated EBITDA for any Testing Period shall (x) include the appropriate financial items for any person or business unit which has been acquired by the Borrower for any portion of such Testing Period prior to the date of acquisition, and (y) exclude the appropriate financial items for any person or business unit which has been disposed of by the Borrower, for the portion of such Testing Period prior to the date of disposition; PROVIDED that, with respect to the appropriate financial items for the Ferro Divisions, in computing Consolidated EBITDA for the period ending on the last day of (i) the fourth fiscal quarter of the 2001 fiscal year, such financial items shall be those for the fourth fiscal quarter of the 2001 fiscal year MULTIPLIED by four, (ii) the first fiscal quarter of the 2002 fiscal year, such financial items shall be those for the fourth fiscal quarter of the 2001 fiscal year and the first fiscal quarter of the 2002 fiscal year MULTIPLIED by two, (iii) the second fiscal quarter of the 2002 fiscal year, such financial items shall be those for the fourth fiscal quarter of the 2001 fiscal year, the first fiscal quarter of the 2002 fiscal year and the second fiscal quarter of the 2002 fiscal year MULTIPLIED by 1.333.

         "CONSOLIDATED FIXED CHARGES" shall mean, for any period, the sum of (a) Consolidated Interest Expense during such period, PLUS (b) financing expenses paid in connection with Permitted Receivables Programs during such period, PLUS
(c) all Capital Lease and Synthetic Lease expenses paid during such period, PLUS
(d) dividends paid by the Borrower during such period.

         "CONSOLIDATED INCOME TAX EXPENSE" shall mean, for any period, all provisions for taxes based on the net income of the Borrower or any of its Subsidiaries (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED INTEREST EXPENSE" shall mean, for any period, total interest expense (including that which is capitalized, that which is attributable to Capital Leases or Synthetic Leases and the pre-tax equivalent of dividends payable on Redeemable Stock) of the Borrower and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries, BUT EXCLUDING, HOWEVER, any amortization or write-off of deferred financing costs and any charges for prepayment penalties on prepayment of Indebtedness.

         "CONSOLIDATED NET INCOME" shall mean, for any period, the net income (or loss), without deduction for minority interests, of the Borrower and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP.

         "CONSOLIDATED NET TANGIBLE ASSETS" shall mean the aggregate amount of assets (less applicable reserves and other properly deductible items), after deducting therefrom (i) all current liabilities (excluding any thereof constituting Indebtedness by reason of being renewable or extendible for a maturity longer than one year), and (ii) all goodwill and intangibles, including trade names trademarks, patents and unamortized debt discount and expense, all as determined for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

         "CONSOLIDATED NET WORTH" shall mean at any time for the determination thereof all amounts which, in conformity with GAAP, would be included under the caption "total stockholders' equity" (or any like caption) on a consolidated balance sheet of the Borrower as at such date; PROVIDED that in no event shall Consolidated Net Worth include any amounts in respect of Redeemable Stock.

         "CONTINUE", "CONTINUATION" and "CONTINUED" each refers to a continuation of the Loans consisting of LIBOR Loans for an additional Interest Period as provided in section 2.8.

         "CONVERT", "CONVERSION" and "CONVERTED" each refers to a conversion of Loans of one Type into Loans of another Type, pursuant to section 2.5, 2.8(b),
2.9 or 5.2.

         "CREDIT DOCUMENTS" shall mean this Agreement, the Notes, any Letter of Credit Document (as defined in the Five Year Credit Facility Agreement), the Subsidiary Guaranty, the Five Year Credit Facility Agreement and any notes issued in connection therewith, and any pledge or security agreement delivered pursuant to section 8.14.

         "CREDIT EVENT" shall mean the making of any Loans.

         "CREDIT PARTY" shall mean the Borrower and each of its Subsidiaries which is a party to any Credit Document.

         "CSFB" shall have the meaning provided in the first paragraph of this Agreement, and its successors and assigns.

         "CURRENT HOLDER GROUP" shall mean (i) those persons who are officers and directors of the Borrower at the Effective Date, (ii) the spouses, heirs, legatees, descendants and blood relatives to the third degree of consanguinity of any such person, (iii) the executors and administrators of the estate of any such person, and any court appointed guardian of any such person, and/or (iv) any trust for the benefit of any such person referred to in the foregoing clauses (i) and (ii) or any other persons, so long as one or more members of the Current Holder Group has the exclusive right to control the voting and disposition of securities held by such trust.

         "DEBT" shall mean, on any date, without duplication, the outstanding principal amount of all Indebtedness of the Borrower and its Subsidiaries of the type referred to in clause (i) (which, in the case of the Loans, shall be deemed to equal the average daily outstanding amount of the Loans for the fiscal quarter ending on the date of determination LESS the amount of any Loans prepaid during such fiscal quarter pursuant to section 5.2), clause (ii), clause (iii), clause (iv) (which shall include only the face amount of letters of credit that have been drawn), clause (v), clause (vi), clause (vii), clause (viii) and clause (xii), in each case of the definition of

Indebtedness (exclusive of intercompany Indebtedness between the Borrower and any of its Subsidiaries or between any Subsidiaries of the Borrower) and, without duplication, any Guaranty Obligation in respect of any of the foregoing.

         "DEFAULT" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "DEFAULTING LENDER" shall mean any Lender with, respect to which a Lender Default is in effect.

         "DESIGNATED BIDDER" shall mean (i) an Eligible Transferee or (ii) a special purpose corporation which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and that issues (or the parent of which issues) commercial paper rated at least Prime-1 (or the then equivalent grade) by Moody's or A-1 (or the then equivalent grade) by S&P, that, in either case, (A) is organized under the laws of the United States or any State thereof, (B) shall have become a party to this Agreement pursuant to section 12.4(d), and (C) is not otherwise a Lender.

         "DESIGNATION AGREEMENT" shall mean a designation agreement entered into by a Lender (other than a Designated Bidder) and a Designated Bidder, and accepted by the Administrative Agent, in substantially the form of Exhibit E hereto.

         "DISPOSITION" shall mean any sale, transfer or other conveyance (including by way of merger) of any of the Borrower's or its Subsidiaries' assets (including accounts receivable and Capital Stock of Subsidiaries) to any other Person in a single transaction or series of transactions.

         "DMC(2)" shall have the meaning provided in the first whereas clause of this Agreement.

         "DMC(2) ACQUISITION" shall have the meaning provided in the first whereas clause of this Agreement.

         "DOLLARS", "U.S. DOLLARS" and the sign "$" each means lawful money of the United States.

         "DOMESTIC LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Domestic Lending Office in its Administrative Questionnaire or in the Assignment Agreement pursuant to which it became a Lender, or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "DOMESTIC SUBSIDIARY" shall mean any Subsidiary organized under the laws of the United States of America, any State thereof, the District of Columbia, or any United States possession, the chief executive office and principal place of business of which is located in, and which conducts the majority of its business within, the United States of America and its territories and possessions.

         "EFFECTIVE DATE" shall have the meaning provided in section 12.10.

         "ELIGIBLE TRANSFEREE" shall mean and include a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D); PROVIDED that such person:

                  (i) with respect only to assignments pursuant to section 12.4(c), is not disapproved in writing by the Borrower in a notice given to the Lender requesting such assignment and the Administrative Agent, specifying the reasons for such disapproval, within five Business Days following the giving of notice to the Borrower of the identity of any proposed transferee (any such disapproval by the Borrower must be reasonable); PROVIDED that the Borrower shall not be entitled to exercise the foregoing right of disapproval if and so long as any Event of Default shall have occurred and be continuing; and

                  (ii) is not a direct competitor of the Borrower or engaged in the same or similar business as the Borrower and its Subsidiaries considered as an entirety or is not an Affiliate of any such competitors of the Borrower and its Subsidiaries.

         "ENVIRONMENTAL CLAIMS" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued under any such law (hereafter "CLAIMS"), including, without limitation, (i) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the storage, treatment or Release (as defined in CERCLA) of any Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

         "ENVIRONMENTAL LAW" shall mean any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, binding and enforceable guideline, binding and enforceable written policy and rule of common law now or hereafter in effect and in each case as amended, and any binding and enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment issued to or rendered against the Borrower or any of its Subsidiaries relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. Section 2601 ET SEQ.; the Clean Air Act, 42 U.S.C. Section 7401 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. Section 3803 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. Section 2701 ET SEQ.; the Emergency Planning and the Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 ET SEQ., the Hazardous Material Transportation Act, 49 U.S.C. Section 1801 ET SEQ. and the Occupational Safety and Health Act, 29 U.S.C. Section 651 ET SEQ. (to the extent it regulates occupational exposure to Hazardous Materials); and any state and local or foreign counterparts or equivalents, in each case as amended from time to time.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Effective Date and any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

         "ERISA AFFILIATE" shall mean each person (as defined in section 3(9) of ERISA) which together with the Borrower or a Subsidiary of the Borrower would be deemed to be a "single employer" (i) within the meaning of section 414(b), (c),
(m) or (o) of the Code or (ii) as a result of the Borrower or a Subsidiary of the Borrower being or having been a general partner of such person.

         "EURODOLLAR LENDING OFFICE" shall mean, with respect to any Lender, the office of such Lender specified as its Eurodollar Lending Office in its Administrative Questionnaire or in the Assignment Agreement pursuant to which it became a Lender, or such other office or offices for LIBOR Loans of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

         "EVENT OF DEFAULT" shall have the meaning provided in section 10.1.

         "EXCLUDED EQUITY PROCEEDS" means any proceeds received by the Borrower or any of its Subsidiaries from the sale or issuance by such person of its Capital Stock or any warrants or options in respect of any such Capital Stock or the exercise of any such warrants or options, in each case pursuant to any such sale, issuance or exercise constituting or resulting from (a) capital contributions to, or Capital Stock issuances by the Borrower or any of its Subsidiaries (exclusive of any such contribution or issuance resulting from a public offering or a widely distributed private offering exempted from the registration requirements of section 5 of the Securities Act of 1933, as amended), (b) any subscription agreement, option plan, incentive plan or similar arrangement with any officer, employee or director of such person or any of its Subsidiaries, (c) any loan made by the Borrower or any of its Subsidiaries in the form of loans to officers, directors and employees of the Borrower and any Subsidiaries for the sole purpose of purchasing the Capital Stock of the Borrower or the Capital Stock of any person that directly or indirectly holds the Capital Stock of the Borrower or of refinancing any such loans made by others (or purchases of such loans made by others), (d) the sale of any Capital Stock of the Borrower to any officer, director or employee described in clause
(b) above; PROVIDED that such proceeds do not exceed $15,000,000 annually, (e) the exercise of any options or warrants issued to any officer, employee or director pursuant to any agreement, plan or arrangement described in clause (b) above or (f) the exercise of any warrants.

         "EXISTING CREDIT FACILITY" shall have the meaning provided in the second whereas clause of this Agreement.

         "EXISTING INDEBTEDNESS" shall have the meaning provided in section
7.18.

         "EXISTING INDEBTEDNESS AGREEMENTS" shall have the meaning provided in section 7.18.

         "EXPENSE PAYMENTS" shall have the meaning provided in the second whereas clause of this Agreement.

         "FACILITY" shall mean the credit facility evidenced by the Total Commitment.

         "FACILITY FEE" shall have the meaning provided in section 4.1(a).

         "FACILITY PERCENTAGE" shall mean at any time for any Lender with a Commitment, the percentage obtained by dividing such Lender's Commitment by the Total Commitment; PROVIDED that if the Total Commitment has been terminated, the Facility Percentage for each Lender with a Commitment shall be determined by dividing such Lender's Commitment immediately prior to such termination by the Total Commitment immediately prior to such termination.

         "FEDERAL FUNDS EFFECTIVE RATE" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

         "FEES" shall mean all amounts payable pursuant to, or referred to in, section 4.1.

         "FERRO DIVISIONS" shall have the meaning provided in the first whereas clause of this Agreement.

         "FIXED CHARGE COVERAGE RATIO" shall mean, on any date, the ratio of (a) Consolidated EBITDA for the then most recent Testing Period, LESS capital expenditures determined in accordance with GAAP made during such Testing Period to (b) Consolidated Fixed Charges for the then most recent Testing Period.

         "FIVE YEAR CREDIT FACILITY AGREEMENT" shall mean the credit agreement, dated as of the date hereof, among the Borrower, the various financial institutions party thereto, CSFB and NCB, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "FIVE YEAR CREDIT FACILITY REVOLVING LOANS" shall mean the revolving Loans to be made pursuant to the terms of the Five Year Credit Facility Agreement.

         "FIVE YEAR CREDIT FACILITY TERM LOANS" shall mean the term Loans to be made pursuant to the terms of the Five Year Credit Facility Agreement.

         "FOREIGN SUBSIDIARY" shall mean any Subsidiary (i) which is not incorporated in the United States and substantially all of whose assets and properties are located, or substantially all of whose business is carried on, outside the United States, or (ii) substantially all of whose assets consist of Subsidiaries that are Foreign Subsidiaries as defined in clause (i) of this definition.

         "FUNDED DEBT" shall mean, as of any date of determination, all indebtedness for money borrowed having a maturity of more than 12 months from such date of determination or having a maturity of less than 12 months but by its terms being renewable or extendible beyond 12 months from such date at the option of the borrower or issuer.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time; it being understood and agreed that determinations in accordance with GAAP for purposes of section 9, including defined terms as used therein, are subject (to the extent provided therein) to section 1.3 and 12.7(a).

         "GUARANTY OBLIGATIONS" shall mean as to any person (without duplication) any obligation of such person guaranteeing any Indebtedness ("PRIMARY INDEBTEDNESS") of any other person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, including, without limitation, any obligation of such person, whether or not contingent, (a) to purchase any such primary Indebtedness or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary Indebtedness or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary Indebtedness of the ability of the primary obligor to make payment of such primary Indebtedness, or
(d) otherwise to assure or hold harmless the owner of such primary Indebtedness against loss in respect thereof; PROVIDED that the term Guaranty Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guaranty Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary Indebtedness in respect of which such Guaranty Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.

         "HEDGE AGREEMENT" shall mean (i) any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect against fluctuations in interest rates, (ii) any currency swap agreement, forward currency purchase agreement or similar agreement or arrangement designed to protect against fluctuations in currency exchange rates, and (iii) any forward commodity purchase agreement or similar agreement or arrangement designed to protect against fluctuations in raw material or other commodity prices.

         "HAZARDOUS MATERIALS" shall mean (i) any petrochemical or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; and (ii) any chemicals, materials or substances defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "restricted hazardous materials", "extremely hazardous wastes", "restrictive hazardous wastes", "toxic substances", "toxic pollutants", "contaminants" or "pollutants", or words of similar meaning and regulatory effect, under any applicable Environmental Law.

         "INDEBTEDNESS" of any person shall mean without duplication:

                  (i) all indebtedness of such person for borrowed money;

                  (ii) all bonds, notes, debentures and similar debt securities of such person;

                  (iii) the deferred purchase price of capital assets or services which in accordance with GAAP would be shown on the liability side of the balance sheet of such person;

                  (iv) the face amount of all letters of credit issued for the account of such person and, without duplication, all drafts drawn thereunder;

                  (v) all obligations, contingent or otherwise, of such person in respect of bankers' acceptances;

                  (vi) all Indebtedness of a second person secured by any Lien on any property owned by such first person, whether or not such indebtedness has been assumed;

                  (vii) all Capitalized Lease Obligations of such person;

                  (viii) the present value, determined on the basis of the implicit interest rate, of all basic rental obligations under all Synthetic Leases of such person;

                  (ix) all obligations of such person to pay a specified purchase price for goods or services whether or not delivered or accepted, I.E., take-or-pay and similar obligations;

                  (x) all net obligations of such person under Hedge Agreements;

                  (xi) the full outstanding balance of trade receivables, notes or other instruments sold with full recourse (and the portion thereof subject to potential recourse, if sold with limited recourse), other than in any such case any thereof sold solely for purposes of collection of delinquent accounts and other than in connection with any Permitted Receivables Program;

                  (xii) all obligations (other than intercompany obligations) of such person pursuant to any Permitted Receivables Program;

                  (xiii) the stated value, or liquidation value if higher, of all Redeemable Stock of such person; and

                  (xiv) all Guaranty Obligations of such person;

PROVIDED that (x) neither trade payables nor other similar accrued expenses, in each case arising in the ordinary course of business, nor obligations in respect of insurance policies or performance or surety bonds which themselves are not guarantees of Indebtedness (nor drafts, acceptances or similar instruments evidencing the same nor obligations in respect of letters of credit supporting the payment of the same), shall constitute Indebtedness; and (y) the Indebtedness of any person shall in any event include (without duplication) the Indebtedness of any other entity (including any general partnership in which such person is a general partner) to the extent such person is liable thereon as a result of such person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide expressly that such person is not liable thereon.

         "INDEX DEBT" shall mean senior, unsecured, long-term debentures or other debt securities of the Borrower that are not guaranteed by any other person or subject to any other credit support or enhancement.

         "INDEX DEBT RATING" shall mean, as of any date, the rating of the Borrower's Index Debt, as given by the Rating Agencies in their regular rating reports.

         "INTEREST PERIOD" with respect to any LIBOR Loan shall mean the interest period applicable thereto, as determined pursuant to section 2.8.

         "INVESTMENT GRADE" shall mean, with respect to Index Debt at any date of determination, that such Index Debt is rated by both Rating Agencies and that the Index Debt Rating is not lower than Baa3 from Moody's and not lower than BBB- from S&P.

         "JOINT LEAD ARRANGERS" shall have the meaning provided in the first paragraph of this Agreement.

         "LEASEHOLDS" of any person means all the right, title and interest of such person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

         "LENDER" shall have the meaning provided in the first paragraph of this Agreement and, except when used with reference to a Loan, the Facility, a Commitment or a related term or defined term, shall also refer to each Designated Bidder to the extent it has made a Competitive Bid Loan which is then outstanding.

         "LENDER DEFAULT" shall mean (i) the refusal (which has not been retracted) of a Lender in violation of the requirements of this Agreement to make available its portion of any incurrence of Loans; or (ii) a Lender having notified the Administrative Agent and/or the Borrower that it does not intend to comply with the obligations under section 2.1, in the case of either (i) or (ii) as a result of the appointment of a receiver or conservator with respect to such Lender at the direction or request of any regulatory agency or authority.

         "LENDER REGISTER" shall have the meaning provided in section 12.16.

         "LENDER TAX CERTIFICATE" shall have the meaning provided in section 5.5(c)(ii).

         "LEVERAGE RATIO" shall mean, on any date, the ratio of (a) total Debt outstanding on such date to (b) Consolidated EBITDA for the then most recent Testing Period.

         "LIBOR LOANS" shall mean each Loan bearing interest at the rates provided in section 2.7(b).

         "LIEN" shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement or any lease in the nature thereof).

         "LOAN" shall have the meaning provided in section 2.1 or shall mean a Competitive Bid Loan, as applicable.

         "MARGIN STOCK" shall have the meaning provided in Regulation U.

         "MATERIAL ADVERSE EFFECT" shall mean (i) a material adverse effect on the business, operations, property, assets, liabilities, condition (financial or otherwise) or prospects of the Borrower, the Ferro Divisions or the Borrower and its Subsidiaries, taken as a whole; (ii) any material adverse effect on the ability of the Borrower to perform its obligations under the Credit Documents to which it is a party; or (iii) any material adverse effect on the validity or effectiveness as against, or the enforceability against, any Credit Party of any of the Credit Documents to which it is a party.

         "MATERIAL SUBSIDIARY" shall mean, at any time, with reference to any person, any Subsidiary of such person (i) that has assets at such time comprising 5% or more of the consolidated assets of such person and its Subsidiaries, or (ii) whose operations in the current fiscal year are expected to, or whose operations in the most recent fiscal year did (or would have if such person had been a Subsidiary for such entire fiscal year), represent 5% or more of the consolidated earnings before interest, taxes, depreciation and amortization of such person and its Subsidiaries for such fiscal year.

         "MATURITY DATE" shall mean September 6, 2002, subject in any case to earlier termination or extension as provided in this Agreement.

         "MINIMUM BORROWING AMOUNT" shall mean, with respect to (i) Loans which are Prime Rate Loans, $1,000,000, with minimum increments thereafter of $100,000, and (ii) Loans which are LIBOR Loans, $5,000,000, with minimum increments thereafter of $1,000,000.

         "MOODY'S" shall mean Moody's Investors Service, Inc. and its successors.

         "MORTGAGE" shall mean and include any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

         "MULTIEMPLOYER PLAN" shall mean a multiemployer plan, as defined in section 4001(a)(3) of ERISA to which the Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions or has within any of the preceding three plan years made or accrued an obligation to make contributions.

         "MULTIPLE EMPLOYER PLAN" shall mean an employee benefit plan, other than a Multiemployer Plan, to which the Borrower or any ERISA Affiliate, and one or more employers other than the Borrower or an ERISA Affiliate, is making or accruing an obligation to make contributions or, in the event that any such plan has been terminated, to which the Borrower or an ERISA Affiliate made or accrued an obligation to make contributions during any of the five plan years preceding the date of termination of such plan.

         "NET DEBT PROCEEDS" shall mean with respect to the incurrence, sale or issuance by the Borrower or any Subsidiary of any Debt other than (x) Debt incurred as part of the Transaction or (y) Debt permitted by sections 9.5(a) through 9.5(f) and, if the Five Year Credit Facility Term Loans have been repaid in full, section 9.5(g), the EXCESS of: (a) the gross cash proceeds received by the Borrower or any such Subsidiary from such incurrence, sale, or issuance, OVER (b) the sum of (i) all reasonable and customary underwriting commissions and legal, investment banking, brokerage and accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such incurrence, sale or issuance, (ii) in the case of any Debt incurred, sold or issued by any Foreign Subsidiary, any taxes or other costs or expenses resulting from repatriating any such proceeds to the United States, and (iii) in the case of any Debt incurred, sold or issued by a Subsidiary that is not a Wholly-Owned Subsidiary, an amount equal to the product of such gross cash proceeds (as reduced pursuant to subclauses (i) and (ii) of this clause (b)) multiplied by the percentage equity interest in such Subsidiary not held, directly or indirectly, by the Borrower.

         "NET DISPOSITION PROCEEDS" means, with respect to any Disposition of any assets of the Borrower or any Subsidiary, other than Dispositions made as part of the Transaction and other sales permitted pursuant to section 9.2(a) and section 9.2(b), but including any sale or issuance of Capital Stock of any such Subsidiary to any Person other than the Borrower or any of its Subsidiaries, the EXCESS of (a) the sum of the gross cash proceeds received, directly or indirectly, by the Borrower or any Subsidiary from any such Disposition and any cash payments received in respect of promissory notes or other non-cash consideration delivered to the Borrower or such Subsidiary in respect thereof, OVER (b) the sum of (i) all reasonable and customary fees and expenses with respect to legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such Disposition, (ii) all taxes and other governmental costs and expenses actually paid or estimated by the Borrower (in good faith) to be payable in cash in connection with such Disposition (including, in the event of a Disposition of non-U.S. assets, any such taxes or other costs or expenses resulting from repatriating any such proceeds to the United States), (iii) the proceeds received by Foreign Subsidiaries to the extent such proceeds may not, under applicable law, charter provisions or otherwise, be paid to the Borrower or another Subsidiary in the form of a dividend or similar distribution, (iv) payments made by the Borrower or any Subsidiary to retire Indebtedness (other than the Loans) of the Borrower or any Subsidiary where payment of such Indebtedness is required in connection with such Disposition, (v) reserves for purchase price adjustments and retained fixed liabilities reasonably expected to be payable by the Borrower and its Subsidiaries in cash in connection therewith and (vi) in the case of any Disposition by a Subsidiary that is not a Wholly-Owned Subsidiary, an amount equal to the product of such gross cash proceeds (as reduced pursuant to subclauses (i) through (v) of this clause (b)) multiplied by the percentage equity interest in such Subsidiary not held, directly or indirectly, by the Borrower; PROVIDED that if, after the payment of all taxes, purchase price adjustments and retained fixed liabilities with respect to such Disposition, the amount of estimated taxes, purchase price adjustments or retained fixed liabilities, if any, pursuant to clause (b)(ii) or
(b)(v) above exceeded the tax, purchase price adjustment or retained fixed liabilities amount actually paid in cash in respect of such Disposition, the aggregate amount of such excess shall, at such time, constitute Net Disposition Proceeds.

         "NET EQUITY PROCEEDS" shall mean with respect to any sale or issuance by the Borrower to any person of any Capital Stock of the Borrower, or any warrants or options with respect to any such Capital Stock or the exercise of any such warrants or options after the Effective Date (exclusive of any such proceeds constituting Excluded Equity Proceeds) the excess of: (i) the gross cash proceeds received by the Borrower from such sale, exercise or issuance, OVER (ii) the sum of all reasonable and customary underwriting commissions and legal, investment banking, brokerage, accounting and other professional fees, sales commissions and disbursements and all other reasonable fees, expenses and charges, in each case actually incurred in connection with such sale or issuance.

         "NCB" shall have the meaning provided in the first paragraph of this Agreement, and its successors and assigns.

         "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         "NON-DEFAULTING LENDER" shall mean each Lender other than a Defaulting Lender.

         "NOTE" shall mean a Revolving Note or a Competitive Bid Note, as applicable.

         "NOTICE OF BORROWING" shall have the meaning provided in section 2.2(a) or shall mean a Notice of Competitive Bid Borrowing, as applicable.

         "NOTICE OF COMPETITIVE BID BORROWING" shall have the meaning provided in section 2.3(a).

         "NOTICE OF CONTINUATION" shall have the meaning provided in section 2.8(a).

         "NOTICE OF CONVERSION" shall have the meaning provided in section 2.5.

         "NOTICE OFFICE" shall mean the office of the Administrative Agent at 629 Euclid Avenue, LOC #3028, Cleveland, Ohio 44114, Attention: Agency Services (telephone: (216) 222-2314; facsimile: (216) 222-0012), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "OBLIGATIONS" shall mean all amounts, direct or indirect, contingent or absolute, of every type or description, and at any time existing, owing by the Borrower to the Agents or any Lender or Designated Bidder pursuant to the terms of this Agreement or any other Credit Document.

         "OMG" shall have the meaning provided in the first whereas clause of this Agreement.

         "OPERATING LEASE" as applied to any person shall mean any lease of any property (whether real, personal or mixed) by that person as lessee which, in conformity with GAAP, is not accounted for as a Capital Lease on the balance sheet of that person.

         "PARI PASSU" shall mean, when used with reference to the ranking of any Debt of any person in relation to any other Debt of such person, that each such Debt (a) either (i) is not subordinate in right of payment to any other Debt of such person or (ii) is subordinate in right of payment to the same Debt of such person as is the other and is so subordinate to the same extent and (b) is not subordinate in right of payment to the other or to any Debt of such person as to which the other is not so subordinate.

         "PAYMENT OFFICE" shall mean the office of the Administrative Agent at 629 Euclid Avenue, LOC #3028, Cleveland, Ohio 44114, Attention: Agency Services (telephone: (216) 222-2314 or (216) 575-560; facsimile: (216) 222-0012), or such other office, located in a city in the United States Eastern Time Zone, as the Administrative Agent may designate to the Borrower from time to time.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

         "PERMITTED LIENS" shall mean:

                  (a) any Liens for current taxes, assessments and other governmental charges not yet due and payable or being contested in good faith by the Borrower or one or more of its Subsidiaries by appropriate proceedings;

                  (b) any mechanic's, materialman's, carrier's, warehousemen's or similar Liens for sums not yet due or being contested in good faith by the Borrower or one or more of its Subsidiaries by appropriate proceedings;

                  (c) Liens in favor of the Lenders under this Agreement;

                  (d) easements, rights-of-way, restrictions and other similar encumbrances on the Real Property of the Borrower or one or more of its Subsidiaries incurred in the ordinary course of business that individually or in the aggregate are not substantial in amount and that do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

                  (e) Liens incurred or deposits made in the ordinary course of business, including Liens in connection with workers' compensation, unemployment insurance and other types of social security and Liens to secure performance of tenders, statutory obligations, trade contracts (other than for Debt), surety and appeal bonds (in the case of appeal bonds such Lien shall not secure any reimbursement or indemnity obligation in an amount greater than $500,000), bids, leases that are not Capital Leases, performance bonds, sales contracts and other similar obligations, deposits securing liability to insurance carriers under insurance or self-insurance arrangements, in each case, not incurred in connection with the obtaining of credit or the payment of a deferred purchase price, and which do not, in the aggregate, result in a Material Adverse Effect;

                  (f) Liens existing upon the date hereof;

                  (g) Liens securing obligations incurred to finance the deferred purchase price of property; PROVIDED that (i) such Liens shall be created within 120 days after the acquisition of such property, (ii) such Liens do not at any time encumber any property other than the property financed by such obligations, (iii) the amount of the obligation secured thereby is not increased, and (iv) the principal amount of an obligation secured by any such Lien shall at no time exceed the lesser of (A) 100% of the original purchase price of such property and (B) the fair value (as determined in good faith by the Board of Directors of the Borrower) of such property at the time it was acquired;

                  (h) Liens securing obligations assumed in connection with acquisitions made in accordance with Section 9.3; PROVIDED that (i) such Liens exist at the time of the acquisition and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets after the time of such acquisition, and
         (iii) the amount of the obligation secured by any such Lien is not increased;

                  (i) judgment Liens to the extent the entry of such judgment does not constitute a Default or Event of Default under the terms of this Agreement;

                  (j) Liens created in connection with the Permitted Receivables Programs; and

                  (k) Liens (not otherwise permitted hereunder) that secure obligations not exceeding (as to the Borrower and its Subsidiaries) $5,000,000 in the aggregate at any time outstanding; PROVIDED that such Liens are limited to assets other than accounts.

         "PERMITTED RECEIVABLES PROGRAMS" shall have the meaning provided in section 9.2(b).

         "PERSON" shall mean any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

         "PLAN" shall mean any multiemployer or single-employer plan as defined in section 4001 of ERISA, which is maintained or contributed to by (or to which there is an obligation to contribute by) the Borrower or a Subsidiary of the Borrower or an ERISA Affiliate, and each such plan for the five year period immediately following the latest date on which the Borrower, or a Subsidiary of the Borrower or an ERISA Affiliate maintained, contributed to or had an obligation to contribute to such plan.

         "PRICING GRID" shall have the meaning provided in section 2.7(g).

         "PRIME RATE" shall mean, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the greater of (i) the rate of interest established by NCB in Cleveland, Ohio, from time to time, as its prime rate, whether or not publicly announced, which interest rate may or may not be the lowest rate charged by it for commercial loans or other extensions of credit; and (ii) the Federal Funds Effective Rate in effect from time to time PLUS 1/2 of 1% per annum.

         "PRIME RATE LOAN" shall mean each Loan bearing interest at the rate provided in section 2.7(a).

         "PRINCIPAL DOMESTIC MANUFACTURING PROPERTY" shall mean any building, structure or other facility, together with the land upon which it is erected and fixtures comprising a part thereof, used primarily for manufacturing, processing or warehousing of the Borrower's products and located in the United States of America, owned or leased by the Borrower or any Subsidiary, the gross book value (without deduction of any depreciation reserves) of which on the date as of which the determination is being made exceeds 1% of Consolidated Net Tangible Assets, other than any such building, structure or other facility or portion thereof or any such land or fixture (i) which is financed by obligations issued by a State, a Territory, or a possession of the United States, or any political subdivision of any of the foregoing, or the District of Columbia, the interest on which is excludible from gross income of the holders thereof pursuant to the provisions of section 745 of Title 48 of the United States Code (or any successor to such provisions) as in effect at the time of the issuance of such obligations, or (ii) which, in the opinion of the Board of Directors of the Borrower, is not of material importance to the total business conducted by the Borrower and its Subsidiaries as an entirety.

         "PROHIBITED TRANSACTION" shall mean a transaction with respect to a Plan that is prohibited under section 4975 of the Code or section 406 of ERISA and not exempt under section 4975 of the Code or section 408 of ERISA.

         "PROPERTY" of any person shall mean all of the right, title and interest of such person in and to any and all property, tangible or intangible, real or personal or mixed, of every kind and character and wherever located or whenever acquired.

         "PURCHASE AGREEMENT" shall have the meaning provided in the first whereas clause of this Agreement.

         "RATING AGENCY" shall mean S&P or Moody's; collectively, the "RATING AGENCIES."

         "RCRA" shall mean the Resource Conservation and Recovery Act, as the same may be amended from time to time, 42 U.S.C. Section 6901 ET SEQ.

         "REAL PROPERTY" of any person shall mean all of the right, title and interest of such person in and to land, improvements and fixtures, including Leaseholds.

         "REDEEMABLE STOCK" shall mean with respect to any person any capital stock or similar equity interests of such person that (i) is by its terms subject to mandatory redemption, in whole or in part, pursuant to a sinking fund, scheduled redemption or similar provisions, at any time prior to the Maturity Date; or (ii) otherwise is required to be repurchased or retired on a scheduled date or dates, upon the occurrence of any event or circumstance, at the option of the holder or holders thereof, or otherwise, at any time prior to the Maturity Date, other than any such repurchase or retirement occasioned by a "change of control" or similar event; PROVIDED that Redeemable Stock shall not include the Series A ESOP Convertible Preferred Stock of the Borrower.

         "REFERENCE BANKS" shall mean (i) NCB and (ii) any other Lender or Lenders selected as a Reference Bank by the Administrative Agent and the Required Lenders; PROVIDED that if any of such Reference Banks is no longer a Lender, such other Lender or Lenders as may be selected by the Administrative Agent acting on instructions from the Required Lenders.

         "REFINANCING" shall have the meaning provided in the second whereas clause of this Agreement.

         "REGULATION D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing margin requirements.

         "REPORTABLE EVENT" shall mean an event described in section 4043 of ERISA or the regulations thereunder with respect to a Plan, other than those events as to which the notice requirement is waived under subsections .22, .23,
 .24, .25, .27, .28, .29, .30, .31, .32, .34, .35, .62, .63, .64, .65 or .67 of
PBGC Regulation section 4043.

         "REQUIRED LENDERS" shall mean Non-Defaulting Lenders whose outstanding Loans and Unutilized Commitments constitute at least 51% of the sum of the total outstanding Loans and Unutilized Commitments of Non-Defaulting Lenders (PROVIDED that, for purposes hereof, neither the Borrower, nor any of its Affiliates, shall be included in (i) the Lenders holding such amount of such Loans or having such amount of such Unutilized Commitments, or (ii) determining the aggregate unpaid principal amount of such Loans or such Unutilized Commitments); and PROVIDED, FURTHER, that for purpose of declaring the Loans due and payable pursuant to section 10.2, and for all purposes after the Loans become due and payable pursuant to section 10.2 or after the Total Commitment expires or is terminated, the outstanding Competitive Bid Loans of the Non-Defaulting Lenders shall be included together with the outstanding Loans in determining the Required Lenders.

         "RESTRICTED PAYMENT" shall have the meaning provided in section 9.11.

         "REVOLVING NOTE" shall have the meaning provided in section 2.4(a).

         "SALE AND LEASEBACK TRANSACTION" shall have the meaning provided in section 9.4.

         "S&P" shall mean Standard & Poor's Ratings Group, a division of McGraw Hill, Inc., and its successors.

         "SEC" shall mean the United States Securities and Exchange Commission.

         "SEC REGULATION D" shall mean Regulation D as promulgated under the Securities Act of 1933, as amended, as the same may be in effect from time to time.

         "SUBSIDIARY" of any person shall mean and include (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such person directly or indirectly through

Subsidiaries and (ii) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries, has more than a 50% equity interest at the time. Unless otherwise expressly provided, all references herein to "Subsidiary" shall mean a Subsidiary of the Borrower.

         "SUBSIDIARY GUARANTY" shall have the meaning provided in section
8.11(a).

         "SUBORDINATED INDEBTEDNESS" shall mean any Indebtedness which has been subordinated to the Obligations in such manner and to such extent as the Administrative Agent (acting on instructions from the Required Lenders) may require.

         "SYNTHETIC LEASE" shall mean any lease (i) which is accounted for by the lessee as an Operating Lease, and (ii) under which the lessee is intended to be the "owner" of the leased property for Federal income tax purposes.

         "TAXES" shall mean any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any taxing authority, and all interest, penalties or similar liabilities with respect thereto, but excluding income and franchise taxes imposed on or measured by the net income or receipts of the Administrative Agent or any Lender by the taxing authority under the laws of which the Administrative Agent or such Lender, as applicable, is organized or in which it maintains its applicable lending office.

         "TESTING PERIOD" shall mean for any determination a single period consisting of the four consecutive fiscal quarters of the Borrower then last ended (whether or not such quarters are all within the same fiscal year), EXCEPT that if a particular provision of this Agreement indicates that a Testing Period shall be of a different specified duration, such Testing Period shall consist of the particular fiscal quarter or quarters then last ended which are so indicated in such provision.

         "TOTAL COMMITMENT" shall mean all the Commitments hereunder.

         "TRANSACTION" shall have the meaning provided in the second whereas clause of this Agreement.

         "TRANSACTION DOCUMENTS" means the Purchase Agreement and all of the principal agreements, documents, instruments, certificates, filings, consents, approvals, board of directors resolutions and opinions furnished pursuant to or in connection with the Transaction, and the transactions contemplated hereby or thereby, each as amended, supplemented, amended and restated or otherwise modified from time to time as permitted in accordance with the terms hereof or of any other Credit Document.

         "TYPE" shall mean any type of Loan determined with respect to the interest option applicable thereto, I.E., (i) a Prime Rate Loan or a LIBOR Loan, in the case of Borrowings under the Facility, or (ii) a Competitive Bid Loan with interest at a fixed rate or on some other basis, in the case of Borrowings of Competitive Bid Loans.

         "UCC" shall mean the Uniform Commercial Code as at the time in effect in any applicable jurisdiction.

         "UNFUNDED CURRENT LIABILITY" of any Plan shall mean the amount, if any, by which the actuarial present value of the accumulated plan benefits under the Plan as of the close of its most recent plan year exceeds the fair market value of the assets allocable thereto, each determined in accordance with Statement of Financial Accounting Standards No. 87, based upon the actuarial assumptions used by the Plan's actuary in the most recent annual valuation of the Plan.

         "UNITED STATES" and "U.S." each means United States of America.

         "UNUTILIZED COMMITMENT" for any Lender at any time shall mean the excess of (i) such Lender's Commitment at such time over (ii) the principal amount of Loans made by such Lender and outstanding at such time.

         "UNUTILIZED TOTAL COMMITMENT" shall mean, at any time, the excess of
(i) the Total Commitment at such time over (ii) the aggregate principal amount of all Loans then outstanding.

         "WHOLLY-OWNED SUBSIDIARY" shall mean each Subsidiary of the Borrower at least 95% of whose capital stock, equity interests and partnership interests, other than director's qualifying shares or similar interests, are owned directly or indirectly by the Borrower.

         "WRITTEN", "WRITTEN" or "IN WRITING" shall mean any form of written communication or a communication by means of telex, facsimile transmission, telegraph or cable.

         1.2 COMPUTATION OF TIME PERIODS. In this Agreement in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

         1.3 ACCOUNTING TERMS. Except as otherwise specifically provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; PROVIDED that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision of section 8 or 9 hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof to such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any such provision hereof for such purposes), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance with the requirements of this Agreement.

         1.4 TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any person shall be construed to include such person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to sections, Annexes and Exhibits shall be construed to refer to sections of, and Annexes and Exhibits to, this Agreement, and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all real property, tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and interests in any of the foregoing.

         SECTION 2. AMOUNT AND TERMS OF LOANS.

         2.1 COMMITMENTS FOR LOANS. Subject to and upon the terms and conditions herein set forth, each Lender that has a Commitment severally agrees to make Loans (each a "LOAN" and, collectively, the "LOANS") to the Borrower. Loans (i) may be incurred by the Borrower at any time and from time to time on and after the Closing Date and prior to the earlier of the Business Day immediately preceding the Maturity Date or the date the Total Commitment is terminated; (ii) except as otherwise provided, may, at the option of the Borrower, be incurred and maintained as, or Converted into, Loans which are Prime Rate Loans or LIBOR Loans, in each case denominated in Dollars; PROVIDED that all Loans made as part of the same Borrowing shall, unless otherwise specifically provided herein, consist of Loans of the same Type; (iii) may be repaid or prepaid and reborrowed in accordance with the provisions hereof; and (iv) shall not, at any time of determination, in the aggregate exceed the aggregate amount of the Total Commitment at such time.

         Except as may otherwise be specifically provided in this Agreement, the Total Commitment shall be deemed used (and correspondently, the Unutilized Total Commitment shall be deemed reduced) from time to time by the aggregate outstanding principal amount of the Competitive Bid Loans then outstanding, and such deemed usage of the Total Commitment (and such deemed reduction in the Unutilized Total Commitment) shall be pro rated among the Lenders according to their respective Facility Percentages (such deemed usage of the Total Commitment and such deemed reduction in the Unutilized Total Commitment, each being a "COMPETITIVE BID REDUCTION").

         2.2 PROCEDURES FOR BORROWING AND DISBURSEMENT OF FUNDS. (a) NOTICE OF BORROWING. Whenever the Borrower desires to incur Loans it shall give the Administrative Agent at its Notice Office:

                  (A) BORROWINGS OF LIBOR LOANS: prior to 12:00 noon (local time at its Notice Office), at least three Business Days' prior written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Borrowing of LIBOR Loans to be made hereunder, or

                  (B) BORROWINGS OF PRIME RATE LOANS: prior to 10:00 a.m. (local time at its Notice Office) on the proposed date thereof written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of each Borrowing of Prime Rate Loans to be made hereunder.

Each such notice (each such notice, a "NOTICE OF BORROWING") shall (if requested by the Administrative Agent to be confirmed in writing), be substantially in the form of Exhibit B-1, and in any event shall be irrevocable and shall specify:
(i) the aggregate principal amount of the Loans to be made pursuant to such Borrowing; (ii) the Type of Loan to be included in such Borrowing; (iii) the date of the Borrowing (which shall be a Business Day); and (iv) if the requested Borrowing consists of LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall promptly give each Lender which has a Commitment under the Facility written notice (or telephonic notice promptly confirmed in writing) of each proposed Borrowing, of such Lender's proportionate share thereof and of the other matters covered by the Notice of Borrowing relating thereto.

         (b) ACTIONS BY ADMINISTRATIVE AGENT ON TELEPHONE NOTICE. Without in any way limiting the obligation of the Borrower to confirm in writing any telephonic notice permitted to be given hereunder, the Administrative Agent may act prior to receipt of written confirmation without liability upon the basis of such telephonic notice believed by the Administrative Agent in good faith to be from an Authorized Officer of the Borrower entitled to give telephonic notices under this Agreement on behalf of the Borrower. In each such case, the Administrative Agent's record of the terms of such telephonic notice shall be conclusive absent manifest error.

         (c) MINIMUM BORROWING AMOUNTS, ETC. The aggregate principal amount of each Borrowing by the Borrower shall not be less than the Minimum Borrowing Amount. More than one Borrowing may be incurred by the Borrower on any day under the Facility; PROVIDED that (i) if there are two or more Borrowings of LIBOR Loans on a single day, each such Borrowing shall have a different initial Interest Period, and (ii) at no time shall there be more than 10 Borrowings of LIBOR Loans outstanding under the Facility.

         (d) PRO RATA BORROWINGS. All Borrowings shall be made by the Lenders having Commitments PRO RATA on the basis of their respective Commitments. It is understood that no Lender shall be responsible for any default by any other Lender in its obligation to make Loans hereunder and that each Lender shall be obligated to make the Loans provided to be made by it hereunder, regardless of the failure of any other Lender to fulfill its Commitment hereunder.

         (e) DISBURSEMENT OF FUNDS. (i) No later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing relating to LIBOR Loans, and no later than 2:00 P.M. (local time at the Payment Office) on the date specified in each Notice of Borrowing relating to Prime Rate Loans, each Lender will make available its PRO RATA share, if any, of each Borrowing requested to be made on such date in the manner provided below. All amounts shall be made available to the Administrative Agent in Dollars and immediately available funds at the Payment Office and the Administrative Agent promptly will make available to the Borrower by depositing to its account at the Payment Office the aggregate of the amounts so made available in the type of funds received. Unless the Administrative Agent shall have been notified by any Lender prior to the date of Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Borrowing or Borrowings to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing, and the Administrative Agent, in reliance upon such assumption, may (in its sole discretion and without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender and the Administrative Agent has made available same to the Borrower, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (x) if paid by such Lender, the overnight Federal Funds Effective Rate or (y) if paid by the Borrower, the then applicable rate of interest, calculated in accordance with section 2.7, for the respective Loans (but without any requirement to pay any amounts in respect thereof pursuant to section 2.10).

         (ii) Nothing in this section 2.2(e) and no subsequent termination of the Commitments pursuant to section 4.2 or 4.3 shall be deemed to relieve any Lender from its obligation to fulfill its Commitments hereunder and in existence from time to time or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         2.3 COMPETITIVE BID LOANS. (a) GENERAL. The Borrower and each Lender severally agrees that Competitive Bid Borrowings under this section may only be made on a Business Day during the period from the Closing Date until the date occurring one month prior to the earlier of the Maturity Date or the date the Total Commitment is terminated, in the manner, and subject to the terms and conditions, set forth below; PROVIDED that notwithstanding anything to the contrary contained herein, following the making of any Competitive Bid Borrowing, (x) the sum of the aggregate outstanding Loans and the aggregate outstanding Competitive Bid Loans shall not exceed the Total Commitment then in effect (computed without regard to any Competitive Bid Reduction) and (y) the Leverage Ratio shall not be greater than 3.00 to 1.00 on a pro forma basis after giving effect to such Competitive Bid Borrowing:

                  (i) PERMITTED TYPES OF COMPETITIVE BID BORROWINGS. The only types of Competitive Bid Borrowings which can be made under this Agreement are the following:

                           (A) a Competitive Bid Borrowing in which the rate of
                  interest to be paid to each Lender participating in such Competitive Bid Borrowing shall be the fixed rate per annum bid by such Lender for such Competitive Bid Borrowing as provided below (a "Fixed Rate Competitive Bid Borrowing"), and

                           (B) a Competitive Bid Borrowing in which the rate of
                  interest to be paid to each Lender participating in such Competitive Bid Borrowing shall be the Adjusted LIBO Rate for the Interest Period applicable to such Competitive Bid Borrowing plus the margin in basis points which was bid by such Lender for such Competitive Bid Borrowing as provided below (an "ADJUSTED LIBO RATE COMPETITIVE BID BORROWING").

                  (ii) NOTICE OF COMPETITIVE BID BORROWING. The Borrower may request a Competitive Bid Borrowing under this section 2.3 by delivering to the Administrative Agent, by telecopier, electronic e-mail transmission, telex or cable, confirmed immediately in writing, a notice of a Competitive Bid Borrowing (a "NOTICE OF COMPETITIVE BID BORROWING"), in substantially the form of Exhibit B-2 hereto, specifying (x) the date and aggregate amount of the proposed Competitive Bid Borrowing, (y) the maturity date for repayment of each Competitive Bid Loan to be made as part of such Competitive Bid Borrowing (which maturity date shall be the last day of an Interest Period of one, two, three or six months duration following the date of such Competitive Bid Borrowing, but in no event later than the Maturity
         Date), (z) the interest payment date or dates relating thereto, and any other terms to be applicable to such Competitive Bid Borrowing, not later than 10:00 A.M. (local time at the Notice Office)

                           (A) at least two Business Days prior to the date of
                  the proposed Competitive Bid Borrowing, if the Borrower shall specify in the Notice of Competitive Bid Borrowing that the Borrowing shall be a Fixed Rate Competitive Bid Borrowing), or

                           (B) at least five Business Days prior to the date of
                  the proposed Competitive Bid Borrowing, if the Borrower shall instead specify in the Notice of Competitive Bid Borrowing that the Borrowing shall be an Adjusted LIBO Rate Competitive Bid Borrowing.

         A Notice of Competitive Bid Borrowing shall specify that the requested Borrowing is either a Fixed Rate Competitive Bid Borrowing or an Adjusted LIBO Rate Competitive Bid Borrowing, but not both or either in the alternative. Competitive Bid Loans shall only be made in Dollars. If the Borrower and the Administrative Agent shall have so agreed, the Borrower shall pay to the Administrative Agent, for its own account, in connection with each request for a Competitive Bid Borrowing, promptly after receipt of an invoice therefor, a competitive bid administrative fee in such amount as has been so agreed. The Administrative Agent shall in turn promptly notify each Lender of each request for a Competitive Bid Borrowing received by it from the Borrower by sending such Lender a copy of the related Notice of Competitive Bid Borrowing.

                  (iii) BIDDING BY LENDERS. Each Lender may, in its sole discretion, elect to irrevocably offer to make one or more Competitive Bid Loans to the Borrower as part of a proposed Competitive Bid Borrowing at a rate or rates of interest specified by such Lender in its sole discretion but responsive to the parameters for a Fixed Rate Competitive Bid Borrowing or an Adjusted LIBO Rate Competitive Bid Borrowing, as specified in such Notice of Competitive Bid Borrowing, by notifying the Administrative Agent (which shall give prompt notice thereof to the Borrower), before 10:00 A.M. (local time at the Notice Office) (A) on the Business Day prior to the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing requesting a Fixed Rate Competitive Bid Borrowing and (B) four Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing requesting an Adjusted LIBO Rate Competitive Bid Borrowing, of the minimum amount and maximum amount of each Competitive Bid Loan which such Lender would be willing to make as part of such proposed Competitive Bid Borrowing (which amounts may, subject to the proviso to the first sentence of this section 2.3(a), exceed such Lender's Commitment), the margin or rate or rates of interest therefor (specified to four decimal places) and such Lender's Applicable Lending Office with respect to such Competitive Bid Loan; PROVIDED that if the Administrative Agent in its capacity as a Lender shall, in its sole discretion, elect to make any such offer, it shall notify the Borrower of such offer before 9:00 A.M. (local time at the Notice Office) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders. If any Lender shall elect not to make such an offer, such Lender shall so notify the Administrative Agent, before 10:00 A.M. (local time at the Notice Office) on the date on which notice of such election is to be given to the Administrative Agent by the other Lenders, and such Lender shall not be obligated to, and shall not, make any Competitive Bid Loan as part of such Competitive Bid Borrowing; PROVIDED that the failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Bid Loan as part of such proposed Competitive Bid Borrowing. It is understood and agreed that the Borrower may not accept any offer to make a Competitive Bid Loan if such offer is not made on a timely basis or otherwise fails to comply with the requirements of this Agreement.

                  (iv) ACCEPTANCE OF BIDS OR CANCELLATION OF COMPETITIVE BID BORROWING. The Borrower shall, in turn, (A) before 12:00 noon (local time at the Notice Office) on the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause (A) of paragraph (i) above and (B) before 12:00 noon (local time at the Notice Office) three Business Days before the date of such proposed Competitive Bid Borrowing, in the case of a Notice of Competitive Bid Borrowing delivered pursuant to clause (B) of paragraph (i) above, either

                           (x) cancel such Competitive Bid Borrowing by giving
                  the Administrative Agent notice to that effect, or

                           (y) accept one or more of the offers made by any
                  Lender or Lenders pursuant to paragraph (iii) above, in ascending order, from the lowest cost to the highest cost acceptable to the Borrower in its sole discretion (subject, if necessary, to ratable allocation between or among Lenders offering the same interest rates or margins), by giving notice to the Administrative Agent of the amount of each Competitive Bid Loan (which amount shall be equal to or greater than the minimum amount, and equal to or less than the maximum amount, notified to the Borrower by the Administrative Agent on behalf of such Lender for such Competitive Bid Loan pursuant to paragraph (iii) above) to be made by each Lender as part of such Competitive Bid Borrowing, and reject any remaining offers made by Lenders pursuant to paragraph (iii) above by giving the Administrative Agent notice to that effect; PROVIDED that the aggregate principal amount of each Competitive Bid Borrowing may not exceed the applicable amount requested in the relevant Notice of Competitive Bid Borrowing.

                  (v) NOTICE TO LENDERS OF CANCELLATION. If the Borrower notifies the Administrative Agent that such Competitive Bid Borrowing is cancelled pursuant to paragraph (iv)(x) above, the Administrative Agent shall give prompt notice thereof to the Lenders and such Competitive Bid Borrowing shall not be made.

                  (vi) BORROWING PROCEDURES. If the Borrower accepts one or more of the offers made by any Lender or Lenders pursuant to paragraph
         (iv)(y) above, the Administrative Agent shall in turn promptly notify
         (A) each Lender that has made an offer as described in paragraph (iii) above, of the date and aggregate amount of such Competitive Bid Borrowing and whether or not any offer or offers made by such Lender pursuant to paragraph (iii) above have been accepted by the Borrower,
         (B) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, of the amount of each Competitive Bid Loan to be made by such Lender as part of such Competitive Bid Borrowing and
         (C) each Lender that is to make a Competitive Bid Loan as part of such Competitive Bid Borrowing, upon receipt, that the Administrative Agent has (to the extent not previously delivered) received forms of documents appearing to fulfill the applicable conditions set forth in section 6. Each Lender that is to make a

         Competitive Bid Loan as part of such Competitive Bid Borrowing shall, before 12:00 noon (local time at the Notice Office) on the date of such Competitive Bid Borrowing specified in the notice received from the Administrative Agent pursuant to clause (A) of the preceding sentence or any later time when such Lender shall have received notice from the Administrative Agent pursuant to clause (C) of the preceding sentence, make available for the account of its Applicable Lending Office to the Administrative Agent at its Payment Office such Lender's portion of such Competitive Bid Borrowing, in same day funds. Upon fulfillment of the applicable conditions set forth in section 6 and after receipt by the Administrative Agent of such funds, the Administrative Agent will make such funds available to the Borrower at the Administrative Agent's Payment's Office. Promptly after each Competitive Bid Borrowing the Administrative Agent will notify each Lender of the amount of the Competitive Bid Borrowing, the consequent Competitive Bid Reduction and the dates upon which such Competitive Bid Reduction commenced and will terminate.

         (b) AMOUNT OF COMPETITIVE BID BORROWINGS. Each Competitive Bid Borrowing shall be in an aggregate amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof and, following the making of each Competitive Bid Borrowing, the Borrower shall be in compliance with the limitations set forth in the proviso to the first sentence of section 2.3(a) above.

         (c) BORROWINGS, REPAYMENTS, PREPAYMENTS AND REBORROWINGS; TIME BETWEEN COMPETITIVE BID BORROWINGS. Within the limits and on the conditions set forth in this section 2.3, the Borrower may from time to time borrow under this section 2.3, repay or prepay pursuant to section 2.3(d) below, and reborrow under this section 2.3; PROVIDED that a Competitive Bid Borrowing shall not be made within 10 Business Days of the date of any other Competitive Bid Borrowing.

         (d) REPAYMENT OF COMPETITIVE BID LOANS, ETC. The Borrower shall repay to the Administrative Agent for the account of each Lender which has made a Competitive Bid Loan, or each other holder of a Competitive Bid Note, on the maturity date of each Competitive Bid Loan (such maturity date being that specified by the Borrower for repayment of such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to section 2.3(a)(ii) above and provided in the Competitive Bid Note evidencing such Competitive Bid Loan), the then unpaid principal amount of such Competitive Bid Loan. The Borrower shall have no right to prepay any principal amount of any Competitive Bid Loan unless, and then only on the terms, specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to section 2.3(a)(ii) above and set forth in the Competitive Bid Note evidencing such Competitive Bid Loan. Competitive Bid Loans made by any Lender shall be subject to mandatory prepayment in accordance with the provisions of section 5.2 hereof. Any such mandatory prepayment shall be accompanied by accrued interest on the amount of the prepayment to the date of prepayment and such breakage compensation as may be reasonably determined by such Lender as necessary to compensate it for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Competitive Bid Loans) which such Lender may sustain by reason of such mandatory prepayment.

         (e) INTEREST ON COMPETITIVE BID LOANS. The Borrower shall pay interest on the unpaid principal amount of each Competitive Bid Loan from the date of such Competitive Bid Loan to the date the principal amount of such Competitive Bid Loan is repaid in full, at the rate of interest for such Competitive Bid Loan specified by the Lender making such Competitive Bid Loan in its notice with respect thereto delivered pursuant to section 2.3(a)(iii) above, payable on the interest payment date or dates specified by the Borrower for such Competitive Bid Loan in the related Notice of Competitive Bid Borrowing delivered pursuant to section 2.3(a)(ii) above, as provided in the Competitive Bid Note evidencing such Competitive Bid Loan.

         (f) COMPETITIVE BID NOTES. The indebtedness of the Borrower resulting from each Competitive Bid Loan made to the Borrower as part of a Competitive Bid Borrowing shall be evidenced by the Competitive Bid Note of the Borrower payable to the order of the Lender making such Competitive Bid Loan.

         2.4 NOTES; LOAN ACCOUNTS. (a) FORMS OF NOTES. The Borrower's obligation to pay the principal of, and interest on, the Loans made to it by each Lender shall be evidenced (i) in the case of a Loan, by a promissory note of the Borrower substantially in the form of Exhibit A-1 with blanks appropriately completed in conformity herewith (each a "REVOLVING NOTE" and, collectively, the "REVOLVING NOTES"), and (ii) in the case of a Competitive Bid Loan, by a promissory note of the Borrower substantially in the form of Exhibit A-2 with blanks appropriately completed in conformity herewith (a "COMPETITIVE BID NOTE" and collectively, the "COMPETITIVE BID NOTES"). The form of Competitive Bid Note issued to a Lender hereunder may be in a "grid" form with no specific dollar amount mentioned in words or figures and covering all Competitive Bid Loans made by such Lender, or if any Lender so requests, the Borrower will issue one or more Competitive Bid Notes in specified denominations, as evidence of particular Competitive Bid Loans, in which case the form of Competitive Bid Note attached hereto as Exhibit A-2 shall be appropriately completed to reflect such information.

         (b) TERMS OF REVOLVING NOTES. The Revolving Note issued by the Borrower to a Lender with a Commitment shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the Closing Date (or if later, the date the of the first Loan which is outstanding thereunder);
(iii) be payable in the principal amount of Loans evidenced thereby; (iv) mature on the Maturity Date; (v) bear interest as provided in section 2.7 in respect of the Prime Rate Loans or LIBOR Loans, as the case may be, evidenced thereby; (vi) be subject to mandatory prepayment as provided in section 5.2; and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (c) TERMS OF COMPETITIVE BID NOTES. The Competitive Bid Note issued to a Lender which has made a Competitive Bid Loan shall: (i) be executed by the Borrower; (ii) be payable to the order of such Lender and be dated on or prior to the date the first Competitive Bid Loan is made by such Lender; (iii) be payable in the principal amount of the Competitive Bid Loans evidenced thereby;
(iv) mature as to any Competitive Bid Loan evidenced thereby on the maturity date selected therefor in the applicable Notice of Competitive Bid Borrowing;
(v) bear interest as to any such Competitive Bid Loan at the rate and payable on the dates provided therefor as contemplated by sections 2.3(e) and 2.7; (vi) be subject in the case of any Competitive Bid Loan evidenced thereby to optional or mandatory prepayment only as contemplated by section 2.3(d); and (vii) be entitled to the benefits of this Agreement and the other Credit Documents.

         (d) LOAN ACCOUNTS OF LENDERS. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

         (e) LOAN ACCOUNTS OF ADMINISTRATIVE AGENT. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof, and the Interest Period and applicable interest rate if such Loan is a LIBOR Loan, (ii) the amount of any principal due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

         (f) EFFECT OF LOAN ACCOUNTS, ETC. The entries made in the accounts maintained pursuant to section 2.4(d) and (e) shall be PRIMA FACIE evidence of the existence and amounts of the obligations recorded therein; PROVIDED that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay or prepay the Loans in accordance with the terms of this Agreement.

         (g) ENDORSEMENTS OF AMOUNTS ON NOTES PRIOR TO TRANSFER. Each Lender will, prior to any transfer of any of the Notes issued to it by the Borrower, endorse on the reverse side thereof or the grid attached thereto the outstanding principal amount of Loans evidenced thereby. Failure to make any such notation or any error in any such notation shall not affect the Borrower's obligations in respect of such Loans.

         2.5 CONVERSIONS OF LOANS. The Borrower shall have the option to Convert on any Business Day all or a portion at least equal to the applicable Minimum Borrowing Amount of the outstanding principal amount of its Loans of one Type into a Borrowing or Borrowings of another Type of Loans; PROVIDED that: (i) no partial Conversion of a Borrowing of LIBOR Loans shall reduce the outstanding principal amount of the LIBOR Loans made pursuant to such Borrowing to less than the Minimum Borrowing Amount applicable thereto; (ii) any Conversion of LIBOR Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest

Period for such LIBOR Loans; (iii) Prime Rate Loans may only be Converted into LIBOR Loans if no Default under section 10.1(a) or Event of Default is in existence on the date of the Conversion unless the Required Lenders otherwise agree; and (iv) Borrowings of LIBOR Loans resulting from this section 2.5 shall conform to the requirements of section 2.2(c). Each such Conversion shall be effected by the Borrower giving the Administrative Agent at its Notice Office, prior to 11:00 A.M. (local time at such Notice Office), at least three Business Days' in the case of a conversion into LIBOR Loans (or prior to 11:00 A.M. (local time at such Notice Office) on the same Business Day, in the case of a Conversion into Prime Rate Loans) prior written notice (or telephonic notice promptly confirmed in writing if so requested by the Administrative Agent) (each a "NOTICE OF CONVERSION"), substantially in the form of Exhibit B-3, specifying the Loans to be so Converted, the Type of Loans to be Converted into and, if to be Converted into a Borrowing of LIBOR Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed Conversion affecting any of its Loans. For the avoidance of doubt, the prepayment or repayment of any Loans out of the proceeds of other Loans by the Borrower is not considered a Conversion of Loans into other Loans.

         2.6 INTENTIONALLY OMITTED.

         2.7 INTEREST. (a) INTEREST RATE FOR PRIME RATE LOANS. During such periods as a Loan is a Prime Rate Loan, the unpaid principal amount thereof shall bear interest at a fluctuating rate per annum which shall at all times be equal to the Applicable Prime Rate Margin (defined below) for such Prime Rate Loan PLUS the Prime Rate in effect from time to time.

         (b) INTEREST RATE FOR LIBOR LOANS. During such periods as a Loan is a LIBOR Loan, the unpaid principal amount thereof shall bear interest at a rate per annum which shall at all times during any Interest Period applicable thereto be the Applicable LIBOR Margin (as defined below) for such LIBOR Loan PLUS the relevant Adjusted LIBO Rate for such Interest Period.

         (c) INTEREST RATE FOR COMPETITIVE BID LOANS. The Borrower shall pay interest on each Competitive Bid Loan in accordance with the provisions of section 2.3(e).

         (d) DEFAULT INTEREST. Notwithstanding the above provisions, if a Default under section 10.1(a) or Event of Default is in existence, all outstanding amounts of principal and, to the extent permitted by law, all overdue interest, in respect of each Loan shall bear interest, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the interest rate which would be applicable under section 2.7(a) to Prime Rate Loans in effect from time to time. If any amount (other than the principal of and interest on the Loans) payable by the Borrower under the Credit Documents is not paid when due, such amount shall bear interest, payable on demand, at a fluctuating rate per annum equal to 2% per annum above the interest rate which would be applicable under section 2.7(a) to Prime Rate Loans in effect from time to time.

         (e) ACCRUAL AND PAYMENT OF INTEREST. Interest shall accrue from and including the date of any Borrowing to but excluding the date of any prepayment or repayment thereof and shall be payable:

                  (i) in the case of any Loan, (A) which is a Prime Rate Loan, monthly in arrears on the first Business Day of the succeeding calendar month, (B) which is a LIBOR Loan, on the last day of each Interest Period applicable thereto and, in the case of an Interest Period in excess of three months, on the dates which are successively three months after the commencement of such Interest Period, and (C) on any repayment, prepayment or Conversion (on the amount repaid, prepaid or Converted), at maturity (whether by acceleration or otherwise) and, after such maturity, on demand; and

                  (ii) in the case of any Competitive Bid Loan, (A) on the interest payment date or dates contemplated by section 2.3(e), at the maturity date thereof, which shall in any event be no more than six months, (B) on any prepayment (on the amount prepaid), and (C) after maturity (whether by acceleration or otherwise), on demand.

         (f) COMPUTATIONS OF INTEREST. All computations of interest hereunder shall be made in accordance with section 12.7(b).

         (g) INTEREST MARGINS. As used herein, the terms "APPLICABLE LIBOR MARGIN", as applied to any LIBOR Loan, and "APPLICABLE PRIME RATE MARGIN" as applied to any Prime Rate Loan, mean for any date the particular rate per annum determined by the Administrative Agent in accordance with the pricing grid table (the "PRICING GRID") which appears below under the heading "Applicable LIBOR Margin" or "Applicable Prime Rate Margin", as applicable, based upon the Index Debt Rating, applicable on such date, and the following provisions:

                  (i) initially, until changed hereunder in accordance with the following provisions, the Applicable LIBOR Margin will be 125.0 basis points per annum and the Applicable Prime Rate Margin will be 25.0 basis points per annum; PROVIDED that, during the six month period following the Closing Date, the Applicable LIBOR Margin and the Applicable Prime Rate Margin shall be subject to increases and not to decreases based on a decline in the Index Debt Rating, in accordance with the Pricing Grid.

                  (ii) notwithstanding the above provisions, during any period when a Default under section 10.1(a) or an Event of Default has occurred and is continuing, the Applicable LIBOR Margin and the Applicable Prime Rate Margin shall be the highest rate per annum indicated therefor in the Pricing Grid, regardless of the then Index Debt Rating.

                  (iii) for purposes of determination of the Applicable LIBOR Margin and the Applicable Prime Rate Margin, (1) if either Moody's or S&P shall not have in effect an Index Debt Rating (other than by reason of the circumstances referred to in the last sentence of this paragraph), then such Rating Agency shall be deemed to have established a rating in Category 5; (2) if the Index Debt Rating shall fall within different Categories, the Applicable Rate shall be based on the lower of the two ratings; and (3) if the Index Debt Rating shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable LIBOR Margin and the Applicable Prime Rate Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable LIBOR Margin Rate and the Applicable Prime Rate Margin Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

                  (iv) any changes in the Applicable LIBOR Margin and the Applicable Prime Rate Margin shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 2.7(g) shall be conclusive and binding absent manifest error.

                  (v) any time during which the Leverage Ratio is greater than or equal to 3.5 to 1.00, the Applicable LIBOR Margin and the Applicable Prime Rate Margin shall be increased by 25.0 basis points, and at any time during which the Leverage Ratio is greater than or equal to 4.0 to 1.00, the Applicable LIBOR Margin and the Applicable Prime Rate Margin shall be increased by an additional 12.5 basis points.

                                                   PRICING GRID
                                            (EXPRESSED IN BASIS POINTS)

                   INDEX DEBT                 APPLICABLE            APPLICABLE             FACILITY
                     RATINGS                 LIBOR MARGIN        PRIME RATE MARGIN         FEE RATE
                   CATEGORY 1                    87.5                  00.0                  12.5
              BBB+ or better by S&P
            Baa1 or better by Moody's

                   CATEGORY 2                    107.5                  7.5                  17.5
                   BBB by S&P
                 Baa2 by Moody's

                   CATEGORY 3                    125.0                 25.0                  25.0
                   BBB- by S&P
                 Baa3 by Moody's

                   CATEGORY 4                    170.0                 70.0                  30.0


                   INDEX DEBT                 APPLICABLE            APPLICABLE             FACILITY
                     RATINGS                 LIBOR MARGIN        PRIME RATE MARGIN         FEE RATE
                   BB+ by S&P
                 Ba1 by Moody's

                   CATEGORY 5                    212.5                 112.5                 37.5
                BB or less by S&P
             Ba2 or less by Moody's



         (h) INFORMATION AS TO INTEREST RATES. The Administrative Agent upon determining the interest rate for any Borrowing shall promptly notify the Borrower and the affected Lenders thereof. If the Administrative Agent is unable to determine the Adjusted LIBO Rate for any Borrowing of LIBOR Loans based on the quotation service referred to in clause (i) of the definition of the term Adjusted LIBO Rate, it will promptly so notify the Reference Banks and each Reference Bank will furnish the Administrative Agent timely information for the purpose of determining the Adjusted LIBO Rate for such Borrowing. If any one or more of the Reference Banks shall not timely furnish such information, the Administrative Agent shall determine the Adjusted LIBO Rate for such Borrowing on the basis of timely information furnished by the remaining Reference Banks.

         2.8 SELECTION AND CONTINUATION OF INTEREST PERIODS. (a) The Borrower shall have the right

                  (x) at the time it gives a Notice of Borrowing or Notice of Conversion in respect of the making of or Conversion into a Borrowing of Loans consisting of LIBOR Loans, to select in such Notice the Interest Period to be applicable to such Borrowing, and

                  (y) prior to 12:00 noon (local time at the Notice Office) on the third Business Day prior to the expiration of an Interest Period applicable to a Borrowing of Loans consisting of LIBOR Loans, to elect by giving the Administrative Agent written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) to Continue all or the Minimum Borrowing Amount of the principal amount of such Loans as one or more Borrowings of LIBOR Loans and to select the Interest Period to be applicable to any such Borrowing (any such notice, a "NOTICE OF CONTINUATION"), which Interest Period shall, at the option of the Borrower, be a one, two, three or six month period; PROVIDED that notwithstanding anything to the contrary contained above, the Borrower's right to select an Interest Period or to effect any Continuation shall be subject to the applicable provisions of section 2.10 and to the following:

                  (i) the initial Interest Period for any Borrowing of LIBOR Loans shall commence on the date of such Borrowing (the date of a Borrowing resulting from a Conversion or Continuation shall be the date of such Conversion or Continuation) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

                  (iii) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; PROVIDED that if any Interest Period would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iv) no Interest Period for any LIBOR Loan may be selected which would end after the Maturity Date;

                  (v) each Borrowing of LIBOR Loans resulting from any Continuation shall be in at least the Minimum Borrowing Amount applicable thereto; and

                  (vi) no Interest Period may be elected at any time when a Default under section 10.1(a) or an Event of Default is then in existence unless the Required Lenders otherwise agree.

         (b) If upon the expiration of any Interest Period the Borrower has failed to (or may not) elect a new Interest Period to be applicable to the respective Borrowing of LIBOR Loans as provided above, the Borrower shall be deemed to have elected to Convert such Borrowing to Prime Rate Loans effective as of the expiration date of such current Interest Period.

         2.9 INCREASED COSTS, ILLEGALITY, ETC. (a) In the event that (x) in the case of clause (i) below, the Administrative Agent or (y) in the case of clauses
(ii) and (iii) below, any Lender, shall have determined on a reasonable basis (which determination shall, absent manifest error, be final and conclusive and binding upon all parties hereto):

                  (i) on any date for determining the Adjusted LIBO Rate for any Interest Period that, by reason of any changes arising after the Effective Date affecting the interbank Eurodollar market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBO Rate; or

                  (ii) at any time, that such Lender shall incur increased costs or reductions in the amounts received or receivable hereunder in an amount which such Lender deems material with respect to any LIBOR Loans (other than any increased cost or reduction in the amount received or receivable resulting from the imposition of or a change in the rate of taxes or similar charges) because of (x) any change since the Effective Date in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof and including the introduction of any new law or governmental rule, regulation, guideline, order or request (such as, for example, but not limited to, a change in official reserve requirements, but, in all events, excluding reserves includable in the Adjusted LIBO Rate pursuant to the definition thereof) and/or
         (y) other circumstances adversely affecting the interbank Eurodollar market or the position of such Lender in such market; or

                  (iii) at any time, that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any change since the Effective Date in any law, governmental rule, regulation, guideline or order, or the interpretation or application thereof, or would conflict with any thereof not having the force of law but with which such Lender customarily complies or has become impracticable as a result of a contingency occurring after the Effective Date which materially adversely affects the interbank Eurodollar market;

THEN, and in any such event, such Lender (or the Administrative Agent in the case of clause (i) above) shall (x) on or promptly following such date or time and (y) within 10 Business Days of the date on which such event no longer exists give notice (by telephone confirmed in writing) to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter (x) in the case of clause (i) above, LIBOR Loans shall no longer be available until such time as the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice by the Administrative Agent no longer exist, and any Notice of Borrowing or Notice of Conversion given by the Borrower with respect to LIBOR Loans which have not yet been incurred or Converted shall be deemed rescinded by the Borrower or, in the case of a Notice of Borrowing, shall, at the option of the Borrower, be deemed converted into a Notice of Borrowing for Prime Rate Loans to be made on the date of Borrowing contained in such Notice of Borrowing, (y) in the case of clause (ii) above, the Borrower shall pay to such Lender, upon written demand therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine) as shall be required to compensate such Lender, for such increased costs or reductions in amounts receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing the basis for the calculation thereof, which basis must be reasonable, submitted to the Borrower by such Lender shall, absent manifest error, be final and conclusive and binding upon all parties hereto) and (z) in the case of clause (iii) above, the Borrower shall take one of the actions specified in section 2.9(b) as promptly as possible and, in any event, within the time period required by law.

         (b) At any time that any LIBOR Loan is affected by the circumstances described in section 2.9(a)(ii) or (iii), the Borrower may (and in the case of a LIBOR Loan affected pursuant to section 2.9(a)(iii) the Borrower shall) either if the affected LIBOR Loan is then being made pursuant to a Borrowing, by giving the Administrative Agent telephonic notice (confirmed promptly in writing) thereof on the same date that the Borrower was notified by a Lender pursuant to section 2.9(a)(ii) or (iii), cancel said Borrowing, convert the related Notice of Borrowing into one requesting a Borrowing of Prime Rate Loans or require the affected Lender to make its requested Loan as a Prime Rate Loan, or if the affected LIBOR Loan is then outstanding, upon at least one Business Day's notice to the Administrative Agent, require the affected Lender to Convert each such LIBOR Loan into a Prime Rate Loan; PROVIDED that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this section 2.9(b).

         (c) If any Lender shall have determined that after the Effective Date, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged by law with the interpretation or administration thereof, or compliance by such Lender or its parent corporation with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, in each case made subsequent to the Effective Date, has or would have the effect of reducing by an amount reasonably deemed by such Lender to be material the rate of return on such Lender's or its parent corporation's capital or assets as a consequence of such Lender's commitments or obligations hereunder to a level below that which such Lender or its parent corporation could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's or its parent corporation's policies with respect to capital adequacy), then from time to time, within 15 days after demand by such Lender (with a copy to the Administrative Agent), the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or its parent corporation for such reduction. Each Lender, upon determining in good faith that any additional amounts will be payable pursuant to this section 2.9(c), will give prompt written notice thereof to the Borrower, which notice shall set forth, in reasonable detail, the basis of the calculation of such additional amounts, which basis must be reasonable, although the failure to give any such notice shall not release or diminish any of the Borrower's obligations to pay additional amounts pursuant to this section 2.9(c) upon the subsequent receipt of such notice.

         (d) Notwithstanding anything in this Agreement to the contrary, no Lender shall be entitled to compensation or payment or reimbursement of other amounts under section 2.9 or 3.5 for any amounts incurred or accruing more than 180 days prior to the giving of notice to the Borrower of additional costs or other amounts of the nature described in such sections; PROVIDED that if a change in applicable law, rule, regulation, guideline or order, or in the interpretation or application thereof, becomes effective during such 180 day period but is retroactive to an earlier date, such 180 day period shall be extended to include the period of retroactive effect thereof, and no Lender shall demand compensation for any reduction referred to in section 2.9(c) or payment or reimbursement of other amounts under section 3.5 if it shall not at the time be the general policy or practice of such Lender to demand such compensation, payment or reimbursement in similar circumstances under comparable provisions of other credit agreements.

         2.10 COMPENSATION. The Borrower shall compensate each applicable Lender, upon its written request (which request shall set forth the detailed basis for requesting and the method of calculating such compensation), for all reasonable losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans) which such Lender may sustain: if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing, Notice of Conversion or Notice of Continuation (whether or not rescinded or withdrawn by or on behalf of such Borrower or deemed rescinded or withdrawn pursuant to section 2.9(a)); if any repayment, prepayment, Conversion or Continuation of any of its LIBOR Loans occurs on a date which is not the last day of an Interest Period applicable thereto; if any prepayment of any LIBOR Loans is not made on any date specified in a notice of prepayment given by or on behalf of the Borrower; if the Borrower, pursuant to section 2.11(b) hereof, requires any Lender (other than a Defaulting Lender) to transfer its LIBOR Loans on any date other than the last day of the Interest Period or maturity date thereof; or as a consequence of (x) any other default by the Borrower to repay its LIBOR Loans when required by the terms of this Agreement or (y) an election made pursuant to section 2.9(b). Such loss, cost, expense and liability to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the interest rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to effect a Borrowing, Conversion or Continuation, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the London interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this section shall be delivered to the Borrower and shall be conclusive absent convincing evidence of error. The Borrower shall pay such Lender the amount shown as due on any such request within 30 days after receipt by the Borrower thereof.

         2.11 CHANGE OF LENDING OFFICE; REPLACEMENT OF LENDERS. (a) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of section 2.9(a)(ii) or (iii) or 2.9(c) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another Applicable Lending Office for any Loans or Commitment affected by such event; PROVIDED that such designation is made on such terms that such Lender and its Applicable Lending Office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of any such section.

         (b) If any Lender requests any compensation, reimbursement or other payment under section 2.9(a)(ii) or (iii) or 2.9(c) with respect to such Lender, or if any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with the restrictions contained in section 12.4(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); PROVIDED that the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and in the case of any such assignment resulting from a claim for compensation, reimbursement or other payments required to be made under section 2.9(a)(ii) or (iii) or 2.9(c) with respect to such Lender, such assignment will result in a reduction in such compensation, reimbursement or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

         (c) Nothing in this section 2.11 shall affect or postpone any of the obligations of the Borrower or the right of any Lender provided in section 2.9.

         SECTION 3. INTENTIONALLY OMITTED.


         SECTION 4. FEES; COMMITMENTS.

         4.1 FEES. (a) FACILITY FEES. (i) The Borrower agrees to pay to the Administrative Agent a Facility Fee ("FACILITY FEE") for the account of each Non-Defaulting Lender which has a Commitment, for the period from and including the Effective Date to but not including the date the Total Commitment has been terminated and no Loans are outstanding. In the case of any such Lender, the portion of the Facility Fee to which it shall be entitled shall be computed for each day at a rate per annum equal to the Applicable Facility Fee Rate for such day, on the amount of its Facility Percentage of the Total Commitment on such day, whether used or unused. Accrued Facility Fees shall be payable in arrears on the first Business Day of each April, July, October and January and on the date when the Total Commitment has been terminated and no Loans are outstanding.

                  (ii) As used herein the term "APPLICABLE FACILITY FEE RATE" shall mean the particular rate per annum determined by the Administrative Agent in accordance with the Pricing Grid which appears in section 2.7(g), based upon the Index Debt Rating, applicable on any date, and the following provisions:

                           (A) Initially, until changed hereunder in accordance
                  with the following provisions, the Applicable Facility Fee Rate will be 25.0 basis points per annum; provided that any time during which the Leverage Ratio is greater than or equal to

                  4.0 to 1.0, the Applicable Facility Fee Rate will be increased by 12.5 basis points per annum.

                           (B) Effective on the effective date of any change in
                  the Applicable LIBOR Margin and the Applicable Prime Rate Margin pursuant to section 2.7(g)(ii), the Applicable Facility Fee Rate shall change on the same date to the Applicable Facility Fee Rate which corresponds to the changed Applicable LIBOR Margin and the Applicable Prime Rate Margin, as indicated in the Pricing Grid which appears in section 2.7(g) hereof.

                           (C) Notwithstanding the above provisions, during any
                  period when a Default under section 10.1(a) or an Event of Default has occurred and is continuing, the Applicable Facility Fee Rate shall be the highest rate per annum indicated therefor in the Pricing Grid, regardless of the then Index Debt Rating.

                           (D) Any changes in the Applicable Facility Fee Rate
                  shall be determined by the Administrative Agent in accordance with the above provisions and the Administrative Agent will promptly provide notice of such determinations to the Borrower and the Lenders. Any such determination by the Administrative Agent pursuant to this section 4.1(a)(ii) shall be conclusive and binding absent manifest error.

                  (b) OTHER FEES. The Borrower shall pay to the Agents and/or the Joint Lead Arrangers, on the Closing Date and thereafter, for its or their own account and/or for distribution to the Lenders, such fees as heretofore agreed in writing by the Borrower, the Joint Lead Arrangers and the Agents.

                  (c) COMPUTATIONS OF FEES. All computations of Fees shall be made in accordance with section 12.7(b).

         4.2 VOLUNTARY TERMINATION/REDUCTION OF COMMITMENTS. Upon at least three Business Days' prior written notice (or telephonic notice confirmed in writing) to the Administrative Agent at its Notice Office (which notice the Administrative Agent shall promptly transmit to each of the Lenders), the Borrower shall have the right to:

                  (a) TERMINATION OF TOTAL COMMITMENT: terminate the Total Commitment; PROVIDED that all outstanding Loans are contemporaneously prepaid in accordance with section 5.1 and all outstanding Competitive Bid Loans are contemporaneously prepaid in accordance with section 2.3(d);

                  (b) PARTIAL REDUCTIONS OF UNUTILIZED TOTAL COMMITMENT: partially and permanently reduce the Unutilized Total Commitment; PROVIDED that (i) any such reduction shall apply to proportionately and permanently reduce the Commitment of each of the Lenders; and (ii) any partial reduction of the Unutilized Total Commitment pursuant to this section 4.2(b) shall be in the amount of at least $5,000,000 (or, if greater, in integral multiples of $1,000,000).

         4.3 MANDATORY ADJUSTMENTS OF COMMITMENTS, ETC. (a) The Total Commitment (and the Commitment of each Lender) shall terminate on September 30, 2001, UNLESS the Closing Date has occurred on or prior to such date.

         (b) The Total Commitment shall terminate (and the Commitment of each Lender shall terminate) on the earlier of (x) the Maturity Date and (y) the date on which a Change of Control occurs.

         (c) To the extent that, pursuant to section 5.2(c) or section 5.2(d), any Loans are or would be required to be mandatorily prepaid with (or as a result of the receipt of) Net Debt Proceeds, Net Equity Proceeds or Net Disposition Proceeds, the Commitment Amount shall be permanently reduced, on a dollar-for-dollar basis, by an amount equal to the amount of such prepayment; provided, that any term or provision hereof to the contrary notwithstanding, such reduction to the Commitment Amount shall be made whether or not any prepayment of the Loans is actually made pursuant to section 5.2(c) or section 5.2(d), as the case may be.

         4.4 EXTENSION OF MATURITY DATE. Upon 30 days prior written notice to the Administrative Agent, the Borrower may, in its sole discretion, so long as no Default or Event of Default has occurred or is continuing on the Maturity Date, extend the Maturity Date for one year, in which case the Loans outstanding on the Maturity Date shall be converted into term Loans maturing on such extended Maturity Date and upon which time the Commitment shall be terminated. If the Borrower so decides, the Administrative Agent will so advise the Lenders, and the Borrower, the Administrative Agent and all of the Lenders shall execute and deliver a definitive written instrument so extending the Maturity Date and setting forth the terms and conditions satisfactory to the Borrower, the Administrative Agent and the Lenders. No such extension of the Maturity Date shall be valid or effective for any purpose unless such definitive written instrument is so signed and delivered within 30 days following the giving by the Administrative Agent of notice to the Lenders that the Borrower has decided on such an extension.

         SECTION 5. PAYMENTS.

         5.1 VOLUNTARY PREPAYMENTS OF LOANS. The Borrower may not voluntarily prepay any Competitive Bid Loan, in whole or in part, unless such prepayment is permitted and made as contemplated by section 2.3(d). The Borrower shall have the right to prepay any of its Loans, in whole or in part, without premium or penalty, from time to time on the following terms and conditions:

                  (a) NOTICES: the Borrower shall give the Administrative Agent at the Notice Office written or telephonic notice (in the case of telephonic notice, promptly confirmed in writing if so requested by the Administrative Agent) of its intent to prepay the Loans, the amount of such prepayment and (in the case of LIBOR Loans) the specific Borrowing(s) pursuant to which made, which notice shall be received by the Administrative Agent by

                           (i) 12:00 noon (local time at the Notice Office)
                  three Business Days prior to the date of such prepayment, in the case of any prepayment of LIBOR Loans, or

                           (ii) 12:00 noon (local time at the Notice Office) on
                  the date of such prepayment, in the case of any prepayment of Prime Rate Loans,

         and which notice shall promptly be transmitted by the Administrative Agent to each of the affected Lenders;

                  (b) PARTIAL PREPAYMENTS UNDER THE FACILITY: in the case any partial prepayment of any Borrowing under the Facility, such partial prepayment shall be in an aggregate principal of at least $1,000,000 or an integral multiple of $100,000 in excess thereof, in the case of any Borrowing comprised of Prime Rate Loans and at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, in the case of any Borrowing comprised of LIBOR Loans;

                  (c) MINIMUM BORROWING AMOUNT REMAINING AFTER PARTIAL
         PREPAYMENTS: no partial prepayment of any Loans made pursuant to a Borrowing shall reduce the aggregate principal amount of such Loans outstanding pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto;

                  (d) PREPAYMENTS TO BE APPLIED PRO RATA: each prepayment in respect of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans; and

                  (e) BREAKAGE COMPENSATION: each prepayment of LIBOR Loans pursuant to this section 5.1 on any date other than the last day of the Interest Period applicable thereto, in the case of a LIBOR Loan shall be accompanied by any amounts payable in respect thereof under section 2.10.

         5.2 MANDATORY PREPAYMENTS. The Loans shall be subject to mandatory prepayment in accordance with the following provisions:

                  (a) IF OUTSTANDING LOANS EXCEED COMMITMENT AMOUNT. If on any date (after giving effect to any other payments on such date) the aggregate outstanding principal amount of Loans, EXCEEDS the Commitment Amount as then in effect, THEN the Borrower shall prepay on such date that principal amount of Loans, in an aggregate amount at least equal to such excess and conforming in the case of partial prepayments of any Loans to the applicable requirements as to the amounts of partial prepayments which are contained in section 5.1.

                  (b) MANDATORY PREPAYMENT -- CHANGE OF CONTROL. On the date a Change of Control occurs, notwithstanding anything to the contrary contained in this Agreement, no further Borrowings shall be made and the then outstanding principal amount of all Loans, if any, and other Obligations, shall become due and payable and shall be prepaid in full, together with accrued interest and Fees.

                  (c) MANDATORY PREPAYMENT -- NET DEBT PROCEEDS AND NET EQUITY PROCEEDS. No later than one Business Day following the receipt of any Net Debt Proceeds or Net Equity Proceeds by the Borrower or any Subsidiary, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Debt Proceeds or Net Equity Proceeds and, to the extent the amount of such Net Debt Proceeds or Net Equity Proceeds, with respect to any single transaction or series of related transactions, exceeds $2,000,000, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to 100% of such Net Debt Proceeds or Net Equity Proceeds, as the case may be, to be applied (i) FIRST, to the prepayment of outstanding Five Year Credit Facility Term Loans pursuant to the terms of the Five Year Credit Facility Agreement, until all Five Year Credit Facility Term Loans shall have been repaid in full, and (ii) SECOND, to the prepayment of outstanding Loans until all Loans have been repaid in full and the Commitment Amount has been reduced to zero.

                  (d) MANDATORY PREPAYMENT -- NET DISPOSITION PROCEEDS. No later than 30 days following the receipt of any Net Disposition Proceeds by the Borrower or any Subsidiary, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Disposition Proceeds, and, to the extent the amount of such Net Disposition Proceeds, with respect to any single transaction or series of related transactions, exceeds $5,000,000, the Borrower shall make a mandatory prepayment of the Loans in an amount equal to100% of such Net Disposition Proceeds to be applied to the prepayment of outstanding Loans until all Loans have been repaid in full and the Commitment Amount has been reduced to zero.

                  (e) PARTICULAR LOANS TO BE PREPAID. With respect to each repayment or prepayment of Loans required by this section 5.2, the Borrower shall designate the Types of Loans which are to be repaid or prepaid and the specific Borrowing(s) pursuant to which such repayment or prepayment is to be made; PROVIDED that (i) the Borrower shall first so designate all Loans that are Prime Rate Loans and LIBOR Loans with Interest Periods ending on the date of repayment or prepayment prior to designating any other LIBOR Loans for repayment or prepayment, (ii) if the outstanding principal amount of LIBOR Loans made pursuant to a Borrowing is reduced below the applicable Minimum Borrowing Amount as a result of any such repayment or prepayment, then all the Loans outstanding pursuant to such Borrowing shall be converted into Prime Rate Loans, and

         (iii) each repayment and prepayment of any Loans made pursuant to a Borrowing shall be applied PRO RATA among such Loans. In the absence of a designation by the Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its sole discretion with a view, but no obligation, to minimize breakage costs owing under section 2.10. Any repayment or prepayment of LIBOR Loans pursuant to this section 5.2 shall in all events be accompanied by such compensation as is required by section 2.10.

         5.3 REPAYMENT OF LOANS. The Borrower shall repay in full the unpaid principal amount of the Loans made to it on the Maturity Date.

         5.4 METHOD AND PLACE OF PAYMENT. (a) Except as otherwise specifically provided herein, all payments under this Agreement shall be made to the Administrative Agent for the ratable (based on its PRO RATA share) account of the Lenders entitled thereto, not later than 12:00 noon (local time at the Payment Office) on the date when due and shall be made at the Payment Office in immediately available funds and in lawful money of the United States of America, it being understood that written notice by the Borrower to the Administrative Agent to make a payment from the funds in the Borrower's account at the Payment Office shall constitute the making of such payment to the extent of such funds held in such account. Any payments under this Agreement which are made later than 12:00 noon (local time at the Payment Office) shall be deemed to have been made on the next succeeding Business Day. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable during such extension at the applicable rate in effect immediately prior to such extension.

         (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and Fees then due hereunder and an Event of Default is not then in existence, such funds shall be applied (i) FIRST, towards payment of interest and Fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and Fees then due to such parties, and (ii) SECOND, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

         5.5 NET PAYMENTS. (a) All payments made by the Borrower hereunder, under any Note or any other Credit Document, will be made without setoff, counterclaim or other defense. Except as otherwise provided for in section 5.5(d), all such payments will be made free and clear of, and without deduction or withholding for, any Taxes. In the event that any Taxes are imposed and required by law to be deducted or withheld from any payment required to made by the Borrower under any Note or any other Credit Document, then: (i) subject to clause (d) below, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for in such Note or other Credit Document and (ii) the Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a)(i)) and shall pay such amount to the authority imposed such Taxes in accordance with applicable law. The Borrower will furnish to the Administrative Agent within 45 days after the date of any withholding or deduction on account of United States withholding taxes certified copies of tax receipts, or other evidence satisfactory to the Lender, evidencing payment thereof by the Borrower.

         (b) Subject to clause (d), the Borrower shall indemnify the Administrative Agent and each Lender for any Taxes levied, imposed or assessed on (and whether or not paid directly by) the Administrative Agent or such Lender (and whether or not such Taxes are correctly or legally asserted by the relevant taxing authority). Promptly upon having knowledge that any such Taxes have been levied, imposed or assessed, and promptly upon notice thereof by the Administrative Agent or any Lender, the Borrower shall pay such Taxes directly to the relevant taxing authority (PROVIDED that neither the Administrative Agent nor any Lender shall be under any obligation to provide any such notice to the Borrower). In addition, the Borrower shall indemnify the Administrative Agent and each Lender for any incremental Taxes that may become payable by the Administrative Agent or any Lender as a result of any failure of the Borrower to pay any Taxes when due to the appropriate taxing authority or to deliver to the Administrative Agent, pursuant to clause (a), documentation evidencing the payment of Taxes. With respect to indemnification for Taxes actually paid by the Administrative Agent or any Lender or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date the Administrative Agent or such Lender, as the case may be, makes written demand therefor. The Borrower acknowledges that any payment made to the Administrative Agent or any Lender or to any taxing authority in respect of the indemnification obligations of the Borrower provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

         (c) Each Lender that is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes agrees to provide to the Borrower and the Administrative Agent on or prior to the Effective Date, or in the cases of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to section 12.4 (unless the respective Lender was already a Lender hereunder immediately prior to such assignment or transfer and such Lender is in compliance with the provisions of this section 5.5(c)), on the date of such assignment or transfer to such Lender,
(i) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, claiming eligibility of such Lender for benefits of an income tax treaty to which the United States is a party, or W-8ECI (or successor forms), or
(ii) if the Lender is not a "bank" within the meaning of section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8BEN or W-8ECI pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit F (any such certificate, a "LENDER TAX CERTIFICATE") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (or successor form). In addition, each Lender agrees that from time to time after the Effective Date, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the

Borrower and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8BEN or W-8ECI, or Form W-8BEN and a Lender Tax Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of such Lender to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, any Note or any other Credit Document, or it shall immediately notify the Borrower and the Administrative Agent of its inability to deliver any such Form or Certificate, in which case such Lender shall not be required to deliver any such Form or Certificate pursuant to this section 5.5(c).

         (d) The Borrower shall not be obligated to pay any additional amounts pursuant to clause (a), in respect of United States federal withholding taxes to the extent imposed as a result of the failure of such Lender to deliver to the Borrower the Internal Revenue Service forms and/or Lender Tax Certificate, as applicable to such Lender, required to be provided to the Borrower pursuant to section 5.5(c); PROVIDED that the Borrower shall be obligated to pay additional amounts to any such Lender pursuant to clause (a), in respect United States federal withholding taxes if any such failure to deliver the Internal Revenue Service forms and/or Lender Tax Certificate, as applicable, resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such forms and/or Lender Tax Certificate, as applicable.

         SECTION 6. CONDITIONS PRECEDENT.

         6.1 CONDITIONS PRECEDENT AT CLOSING DATE. The obligation of the Lenders to make Loans is subject to the satisfaction of each of the following conditions on the Closing Date:

                  (a) EFFECTIVENESS; NOTES. On or prior to the Closing Date, (i) the Effective Date shall have occurred and (ii) there shall have been delivered to the Administrative Agent for the account of each Lender each appropriate Note executed by the Borrower, in each case, in the amount, maturity and as otherwise provided herein.

                  (b) FEES, ETC. The Borrower shall have paid or caused to be paid all fees required to be paid by it on or prior to such date pursuant to section 4.1 hereof and all reasonable fees and expenses of the Administrative Agent and of special counsel to the Administrative Agent which have been invoiced on or prior to such date in connection with the preparation, execution and delivery of this Agreement and the other Credit Documents and the consummation of the transactions contemplated hereby and thereby.

                  (c) FIVE YEAR CREDIT FACILITY AGREEMENT. The Administrative Agent shall have received evidence satisfactory to it that all conditions precedent set forth in Article 6 of the Five Year Credit Facility Agreement shall have been consummated to the satisfaction of the Administrative Agent.

                  (d) PROCEEDINGS AND DOCUMENTS. All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be satisfactory in substance and form to the Administrative Agent and the Lenders and the Administrative Agent and its special counsel and the Lenders shall have received all such counterpart originals or certified or other copies of such documents as the Administrative Agent or its special counsel or any Lender may reasonably request.

         6.2 CONDITIONS PRECEDENT TO ALL CREDIT EVENTS (OTHER THAN ANY COMPETITIVE BID BORROWING). The obligations of the Lenders to make each Loan is subject, at the time thereof, to the satisfaction of the following conditions:

                  (a) NOTICE OF BORROWING, ETC. The Administrative Agent shall have received a Notice of Borrowing meeting the requirements of section
         2.2 with respect to the incurrence of Loans.

                  (b) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time of each such Credit Event and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each such Credit Event shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in section 6.1 and/or 6.2, as the case may be, have been satisfied as of the times referred to in sections 6.1 and 6.2. All of the certificates, legal opinions and other documents and papers referred to in this section 6, unless otherwise specified, shall be delivered to the Administrative Agent for the account of each of the Administrative Agent and the Lenders and, except for the Notes, in sufficient counterparts for the Administrative Agent and the Lenders, and the Administrative Agent will promptly distribute to the Lenders their respective Notes and the copies of such other certificates, legal opinions and documents.

         6.3 CONDITIONS PRECEDENT TO EACH COMPETITIVE BID BORROWING. The obligation of each Lender which is to make a Competitive Bid Loan on the occasion of a Competitive Bid Borrowing (including the initial Competitive Bid Borrowing) to make such Competitive Bid Loan as part of such Competitive Bid Borrowing is subject to satisfaction of each of the following conditions;

                  (a) NOTICE OF COMPETITIVE BID BORROWING. The Administrative Agent shall have received the written confirmatory Notice of Competitive Bid Borrowing with respect thereto.

                  (b) COMPETITIVE BID NOTE. Prior to the time such Competitive Bid Borrowing is to be made by any applicable Lender, the Administrative Agent shall have received a Competitive Bid Note payable to the order of such Lender.

                  (c) NO DEFAULT; REPRESENTATIONS AND WARRANTIES. At the time thereof and also after giving effect thereto, (i) there shall exist no Default or Event of Default and (ii) all representations and warranties of the Credit Parties contained herein or in the other Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date of such Credit Event, except to the extent that such representations and warranties expressly relate to an earlier specified date, in which case such representations and warranties shall have been true and correct in all material respects as of the date when made.

The acceptance of the benefits of each Competitive Bid Loan shall constitute a representation and warranty by the Borrower to each of the Lenders that all of the applicable conditions specified in this section 6.3 exist as of that time. The Administrative Agent will promptly distribute to the Lenders participating in such Competitive Bid Borrowing their respective Competitive Bid Notes (to the extent not previously delivered).

         SECTION 7. REPRESENTATIONS AND WARRANTIES.

         In order to induce the Lenders to enter into this Agreement and to make the Loans provided for herein, the Borrower makes the following representations and warranties to, and agreements with, the Lenders, all of which shall survive the execution and delivery of this Agreement and each Credit Event:

         7.1 CORPORATE STATUS, ETC. Each of the Borrower and its Subsidiaries
(i) is a duly organized or formed and validly existing corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its formation and has the corporate, partnership or limited liability company power and authority, as applicable, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage, and (ii) has duly qualified and is authorized to do business in all jurisdictions where it is required to be so qualified except where the failure to be so qualified would not have a Material Adverse Effect.

         7.2 SUBSIDIARIES. Annex II hereto sets forth, as of the date hereof, each Subsidiary of the Borrower (and the direct and indirect ownership interest of the Borrower therein).

         7.3 CORPORATE POWER AND AUTHORITY, ETC. Each Credit Party has the corporate or other organizational power and authority to execute, deliver and carry out the terms and provisions of the Credit Documents to which it is party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Credit Documents to which it is party. Each Credit Party has duly executed and delivered each Credit

Document to which it is party and each Credit Document to which it is party constitutes the legal, valid and binding agreement or obligation of such Credit Party enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

         7.4 NO VIOLATION. Neither the execution, delivery and performance by any Credit Party of the Credit Documents to which it is party nor compliance with the terms and provisions thereof (i) will contravene any provision of any law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality applicable to such Credit Party or its properties and assets, (ii) will conflict with, or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Credit Party pursuant to, the terms of any promissory note, bond, debenture, indenture, mortgage, deed of trust, credit or loan agreement, or any other material agreement or other instrument, to which such Credit Party is a party or by which it or any of its property or assets are bound or to which it may be subject, or
(iii) will violate any provision of the certificate or articles of incorporation, code of regulations or by-laws, or other charter documents of such Credit Party.

         7.5 GOVERNMENTAL APPROVALS. No order, consent, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, any foreign or domestic governmental or public body or authority, or any subdivision thereof, is required to authorize or is required as a condition to (i) the execution, delivery and performance by any Credit Party of any Credit Document to which it is a party, or (ii) the legality, validity, binding effect or enforceability of any Credit Document to which any Credit Party is a party.

         7.6 LITIGATION. There are no actions, suits, investigations, or proceedings pending or, to, the knowledge of the Borrower, threatened with respect to the Borrower or any of its Subsidiaries (i) that have, or could reasonably be expected to have, a Material Adverse Effect, or (ii) which question the validity or enforceability of any of the Credit Documents, the consummation of the Transaction or of any action to be taken by the Borrower or any of the other Credit Parties pursuant to any of the Credit Documents.

         7.7 USE OF PROCEEDS; MARGIN REGULATIONS. (a) The proceeds of all Loans and Credit Events shall be used (i) to finance the Acquisition, (ii) for the Refinancing, (iii) to make the Expense Payments and (iv) for post-closing working capital and general corporate purposes of the Borrower and its Subsidiaries following the consummation of the Acquisition.

         (b) No part of the proceeds of any Credit Event will be used directly or indirectly to purchase or carry Margin Stock, or to extend credit to others for the purpose of purchasing or carrying any Margin Stock, in violation of any of the provisions of Regulation T, U or X of the

Board of Governors of the Federal Reserve System. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying any Margin Stock. At no time would more than 25% of the value of the assets of the Borrower or of the Borrower and its consolidated Subsidiaries that are subject to any "arrangement" (as such term is used in section 221.2(g) of such Regulation U) hereunder be represented by Margin Stock.

         7.8 FINANCIAL STATEMENTS, ETC. (a) The Borrower has furnished to the Lenders and the Administrative Agent complete and correct copies of (i) the audited consolidated balance sheets of the Borrower and its consolidated subsidiaries as of December 31, 1998, December 31, 1999 and December 31, 2000 and the related audited consolidated statements of income, shareholders' equity, and cash flows of the Borrower and its consolidated subsidiaries for the fiscal years then ended (the "BORROWER FINANCIAL STATEMENTS"), accompanied by the report thereon of KPMG LLP, (ii) to the extent available, the unaudited consolidated balance sheets and consolidated statements of income of the Ferro Divisions for the years ended September 30, 1998, September 30, 1999 and December 31, 2000, and for the three months ended December 31, 1999, (iii) to the extent available, the audited consolidated balance sheet and related consolidated statement of income of DMC2 for the fiscal year ended December 31, 2000, (iv) the unaudited consolidated financial statements of the Borrower and its consolidated subsidiaries, DMC2 and the Ferro Divisions for the six months ended June 30, 2001, and (v) the pro forma consolidated balance sheets and statements of income of the Borrower and its consolidated subsidiaries and the Ferro Divisions for December 31, 2000 and for the six months ended June 30, 2001, in each case giving effect to the Transaction and reflecting the proposed legal and capital structures of the Borrower and its consolidated subsidiaries. All Borrower Financial Statements have been prepared in accordance with GAAP, consistently applied (except as stated therein), fairly present the financial position of the Borrower and its consolidated subsidiaries as of the respective dates indicated and the consolidated results of their operations and cash flows for the respective periods indicated, and have been certified by the chief financial officer of the Borrower.

         (b) The Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that the Borrower has incurred to the Administrative Agent and the Lenders. The Borrower now has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is now solvent and able to pay its debts as they mature and the Borrower, as of the Closing Date, owns property having a value, both at fair valuation and at present fair salable value, greater than the amount required to pay the Borrower's debts; and the Borrower is not entering into the Credit Documents with the intent to hinder, delay or defraud its creditors. For purposes of this section 7.8(b), "DEBT" means any liability on a claim, and "CLAIM" means (x) right to payment whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (y) right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         (c) The Borrower has delivered or caused to be delivered to the Lenders prior to the execution and delivery of this Agreement (i) a copy of the Borrower's Report on Form 10-K as filed (without Exhibits) with the SEC for its fiscal year ended December 31, 2000, which contains a general description of the business and affairs of the Borrower and its Subsidiaries, (ii) a confidential information brochure dated July 2001 prepared by the Administrative Agent (with assistance from the Borrower) which contains information with respect to the business, properties and operations of the Borrower and its Subsidiaries (the "CONFIDENTIAL INFORMATION MEMORANDUM").

         7.9 NO MATERIAL ADVERSE CHANGE. Since December 31, 2000, there has been no change in the business, performance, operations, projections, prospects, liabilities or condition (financial or other) of the Borrower, the Ferro Divisions or the Borrower and its Subsidiaries taken as a whole, or their properties and assets considered as an entirety, EXCEPT FOR any changes none of which, individually or in the aggregate, has had or could reasonably be expected to have, a Material Adverse Effect.

         7.10 TAX RETURNS AND PAYMENTS. Each of the Borrower and each of its Subsidiaries has filed all federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by it and has paid all material taxes and assessments payable by it which have become due, other than those not yet delinquent and except for those contested in good faith. The Borrower and each of its Subsidiaries has established on its books such charges, accruals and reserves in respect of taxes, assessments, fees and other governmental charges for all fiscal periods as are required by GAAP. The Borrower knows of no proposed assessment for additional federal, foreign or state taxes for any period, or of any basis therefor, which, individually or in the aggregate, taking into account such charges, accruals and reserves in respect thereof as the Borrower and its Subsidiaries have made, could reasonably be expected to have a Material Adverse Effect.

         7.11 TITLE TO PROPERTIES, ETC. The Borrower and each of its Subsidiaries has good and marketable title, in the case of real property, and good title (or valid Leaseholds, in the case of any leased property), in the case of all other property, to all of its properties and assets free and clear of Liens other than Permitted Liens. The interests of the Borrower and each of its Subsidiaries in the properties reflected in the most recent consolidated balance sheet of the Borrower referred to in section 7.8, taken as a whole, were sufficient, in the judgment of the Borrower, as of the date of such balance sheet for purposes of the ownership and operation of the businesses conducted by the Borrower and such Subsidiaries.

         7.12 LAWFUL OPERATIONS, ETC. Except for known situations or incidents which are reserved for on the most recent consolidated balance sheet of the Borrower referred to in section 7.8 or which, if not so reserved, could not reasonably be expected to have a Material Adverse Effect, the Borrower and each of its Subsidiaries is in full compliance with all material requirements imposed by law, whether federal or state, including (without limitation) Environmental Laws and zoning ordinances.

         7.13 ENVIRONMENTAL MATTERS. (a) The Borrower and each of its Subsidiaries is in compliance with all Environmental Laws governing its business, except to the extent that any such failure to comply (together with any resulting penalties, fines or forfeitures) would not reasonably be expected to have a Material Adverse Effect. All licenses, permits, registrations or approvals required for the business of the Borrower and each of its Subsidiaries under any Environmental Law have been secured and the Borrower and each of its Subsidiaries is in substantial compliance therewith, except for such licenses, permits, registrations or approvals the failure to secure or to comply therewith is not reasonably likely to have a Material Adverse Effect. Neither the Borrower nor any of its Subsidiaries has received written notice, or otherwise knows, that it is in any respect in noncompliance with, breach of or default under any Environmental Laws, and no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute noncompliance, breach of or default thereunder, except in each such case, such noncompliance, breaches or defaults as would not reasonably be expected to, in the aggregate, have a Material Adverse Effect. There are no Environmental Claims pending or, to the best knowledge of the Borrower, threatened wherein an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect.

         (b) Hazardous Materials have not at any time been (i) generated, used, treated or stored on, or transported to or from, any Real Property of the Borrower or any of its Subsidiaries or (ii) released on any such Real Property, in each case where such occurrence or event is not in compliance with Environmental Laws and is reasonably likely to have a Material Adverse Effect.

         7.14 COMPLIANCE WITH ERISA. Compliance by the Borrower with the provisions hereof and Credit Events contemplated hereby will not involve any prohibited transaction within the meaning of ERISA or section 4975 of the Code. The Borrower and each of its Subsidiaries, (i) has fulfilled all obligations under minimum funding standards of ERISA and the Code with respect to each Plan that is not a Multiemployer Plan or a Multiple Employer Plan, (ii) has satisfied all respective contribution obligations in respect of each Multiemployer Plan and each Multiple Employer Plan, (iii) is in compliance in all material respects with all other applicable provisions of ERISA and the Code with respect to each Plan, each Multiemployer Plan and each Multiple Employer Plan, and (iv) has not incurred any liability under the Title IV of ERISA to the PBGC (except for annual premiums payable to the PBGC) with respect to any Plan, any Multiemployer Plan, any Multiple Employer Plan, or any trust established thereunder. No Plan or trust created thereunder has been terminated, and there have been no Reportable Events, with respect to any Plan or trust created thereunder or with respect to any Multiemployer Plan or Multiple Employer Plan, which termination or Reportable Event will or could result in the termination of such Plan, Multiemployer Plan or Multiple Employer Plan and give rise to a material liability of the Borrower or any ERISA Affiliate in respect thereof. Except as set forth on Annex III, neither the Borrower nor any ERISA Affiliate is at the date hereof, or has been at any time within the two years preceding the date hereof, an employer required to contribute to any Multiemployer Plan or Multiple Employer Plan, or a "contributing sponsor" (as such term is defined in section 4001 of ERISA) in any Multiemployer Plan or Multiple Employer Plan.

Neither the Borrower nor any ERISA Affiliate has any contingent liability with respect to any post-retirement "welfare benefit plan" (as such term is defined in ERISA) except as has been disclosed to the Lenders in writing.

         7.15 INTELLECTUAL PROPERTY, ETC. The Borrower and each of its Subsidiaries has obtained or has the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other rights with respect to the foregoing necessary for the present and planned future conduct of its business, without any known conflict with the rights of others, EXCEPT for such patents, trademarks, service marks, trade names, copyrights, licenses and rights, the loss of which, and such conflicts, which in any such case individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect.

         7.16 INVESTMENT COMPANY ACT, ETC. Neither the Borrower nor any of its Subsidiaries is subject to regulation with respect to the creation or incurrence of Indebtedness under the Investment Company Act of 1940, as amended, the ICC Termination Act of 1995, as amended, the Federal Power Act, as amended, the Public Utility Holding Company Act of 1935, as amended, or any applicable state public utility law.

         7.17 BURDENSOME CONTRACTS; LABOR RELATIONS. Neither the Borrower nor any of its Subsidiaries (i) is subject to any burdensome contract, agreement, corporate restriction, judgment, decree or order, (ii) is a party to any labor dispute affecting any bargaining unit or other group of employees generally,
(iii) is subject to any material strike, slow down, workout or other concerted interruptions of operations by employees of the Borrower or any Subsidiary, whether or not relating to any labor contracts, (iv) is subject to any significant pending or, to the knowledge of the Borrower, threatened, unfair labor practice complaint, before the National Labor Relations Board, and (v) is subject to any significant pending or, to the knowledge of the Borrower, threatened, grievance or significant arbitration proceeding arising out of or under any collective bargaining agreement, (vi) is subject to any significant pending or, to the knowledge of the Borrower, threatened, significant strike, labor dispute, slowdown or stoppage, or (vii) is, to the knowledge of the Borrower, involved or subject to any union representation organizing or certification matter with respect to the employees of the Borrower or any of its Subsidiaries, EXCEPT (with respect to any matter specified in any of the above clauses), for such matters as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         7.18 EXISTING INDEBTEDNESS. Annex IV sets forth a true and complete list, as of the date or dates set forth therein, of all Indebtedness of the Borrower and each of its Subsidiaries, on a consolidated basis, which (i) has an outstanding principal amount of at least $5,000,000, or may be incurred pursuant to existing commitments or lines of credit, or (ii) is secured by any Lien on any property of the Borrower or any Subsidiary, and which will be outstanding on the Closing Date after giving effect to any Borrowing hereunder which is expected to be made on the Closing Date, other than the Indebtedness created under the Credit Documents (all such Indebtedness, whether or not in a principal amount meeting such threshold and required to be so set forth on Annex IV, herein the "EXISTING INDEBTEDNESS"). The Borrower has provided to the Administrative Agent prior to the date of execution hereof true and complete copies (or summary descriptions) of all agreements and instruments governing the Indebtedness set forth on Annex IV (the "EXISTING INDEBTEDNESS AGREEMENTS").

         7.19 TRUE AND COMPLETE DISCLOSURE. All factual information (taken as a whole) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of its Subsidiaries in writing to the Administrative Agent or any Lender for purposes of or in connection with this Agreement or any transaction contemplated herein is, and all other such factual information (taken as a whole) hereafter furnished by or on behalf of such person in writing to any Lender will be, true and accurate in all material respects on the date as of which such information is dated or certified and not incomplete by omitting to state any material fact necessary to make such information (taken as a whole) not misleading at such time in light of the circumstances under which such information was provided, except that any such future information which may consist of financial projections prepared by the Borrower is only represented herein as being based on good faith estimates and assumptions believed by such persons to be reasonable at the time made, it being recognized by the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ materially from the projected results.

         SECTION 8. AFFIRMATIVE COVENANTS.

         The Borrower hereby covenants and agrees that on the Effective Date and thereafter so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

         8.1 REPORTING REQUIREMENTS. The Borrower will furnish to each Lender and the Administrative Agent:

                  (a) ANNUAL FINANCIAL STATEMENTS. As soon as available and in any event within 95 days after the close of each fiscal year of the Borrower, the consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, of stockholders' equity and of cash flows for such fiscal year, in each case setting forth comparative figures for the preceding fiscal year, all in reasonable detail and accompanied by the opinion with respect to such consolidated financial statements of independent public accountants of recognized national standing selected by the Borrower, which opinion shall be unqualified and shall (i) state that such accountants audited such consolidated financial statements in accordance with generally accepted auditing standards, that such accountants believe that such audit provides a reasonable basis for their opinion, and that in their opinion such consolidated financial statements present fairly, in all material



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

         respects, the consolidated financial position of the Borrower and its consolidated subsidiaries as at the end of such fiscal year and the consolidated results of their operations and cash flows for such fiscal year in conformity with generally accepted accounting principles, or
         (ii) contain such statements as are customarily included in unqualified reports of independent accountants in conformity with the recommendations and requirements of the American Institute of Certified Public Accountants (or any successor organization). Such financial statements and opinion shall be accompanied by a certificate of such accountants stating that during the course of their examination no Default or Event of Default existing at the end of such fiscal year came to their attention, or if any did come to their attention, briefly describing the same.

                  (b) QUARTERLY FINANCIAL STATEMENTS. As soon as available and in any event within 50 days after the close of each of the first three fiscal quarters in each fiscal year of the Borrower, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal quarter and the related unaudited consolidated statements of income and of cash flows for such fiscal quarter and/or for the fiscal year to date, and setting forth, in the case of such unaudited consolidated statements of income and of cash flows, comparative figures for the related periods in the prior fiscal year, and which shall be certified on behalf of the Borrower by the Chief Financial Officer or other Authorized Officer of the Borrower, subject to changes resulting from normal year-end audit adjustments.

                  (c) OFFICER'S COMPLIANCE CERTIFICATES. At the time of the delivery of the financial statements provided for in sections 8.1(a) and (b), a certificate on behalf of the Borrower of the Chief Financial Officer or other Authorized Officer of the Borrower to the effect that, to the best knowledge of the Borrower, no Default or Event of Default exists or, if any Default or Event of Default does exist, specifying the nature and extent thereof and the actions the Borrower proposes to take with respect thereto, which certificate shall set forth the calculations required to establish compliance with the provisions of sections 9.6 and 9.7 of this Agreement.

                  (d) NOTICE OF DEFAULT. Promptly, and in any event within 3 Business Days after the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default, which notice shall specify the nature thereof, the period of existence thereof and what action the Borrower proposes to take with respect thereto.

                  (e) ERISA. Promptly, and in any event within 10 Business Days after the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate knows of the occurrence of any of the following, the Borrower will deliver to each of the Lenders a certificate on behalf of the Borrower of an Authorized Officer of the Borrower setting forth the full details as to such occurrence and the action, if any, that the Borrower, such Subsidiary or such ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given to or filed with or by the Borrower, the Subsidiary, the ERISA Affiliate, the PBGC, a Plan participant or the Plan administrator with respect thereto:

                           (i) that a Reportable Event has occurred with respect
                  to any Plan;

                           (ii) the institution of any steps by the Borrower,
                  any ERISA Affiliate, the PBGC or any other person to terminate any Plan;

                           (iii) the institution of any steps by the Borrower or
                  any ERISA Affiliate to withdraw from any Plan;

                           (iv) the institution of any steps by the Borrower or
                  any Subsidiary to withdraw from any Multiemployer Plan or Multiple Employer Plan, if such withdrawal could result in withdrawal liability (as described in Part 1 of Subtitle E of Title IV of ERISA) in excess of $5,000,000;

                           (v) a non-exempt "prohibited transaction" within the
                  meaning of section 406 of ERISA in connection with any Plan;

                           (vi) that a Plan has an Unfunded Current Liability
                  exceeding $5,000,000;

                           (vii) any material increase exceeding $5,000,000 in
                  the contingent liability of the Borrower or any Subsidiary with respect to any post-retirement welfare liability; or

                           (viii) the taking of any action by, or the
                  threatening of the taking of any action by, the Internal Revenue Service, the Department of Labor or the PBGC with respect to any of the foregoing.

                  (f) ENVIRONMENTAL MATTERS. Promptly upon, and in any event within 10 Business Days after, an officer of the Borrower or any of its Subsidiaries obtains knowledge thereof, notice of one or more of the following environmental matters: (i) any pending or overtly threatened in writing material Environmental Claim against the Borrower or any of its Subsidiaries or any Real Property owned or operated by the Borrower or any of its Subsidiaries; (ii) any condition or occurrence on or arising from any Real Property owned or operated by the Borrower or any of its Subsidiaries that (A) results in material noncompliance by the Borrower or any of its Subsidiaries with any applicable Environmental Law or (B) would reasonably be expected to form the basis of a material Environmental Claim against the Borrower or any of its Subsidiaries or any such Real Property; (iii) any condition or occurrence on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries that would reasonably be expected to cause such Real Property to be subject to any material restrictions on the ownership, occupancy, use or transferability by the Borrower or any of its Subsidiaries of such Real




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

         Property under any Environmental Law; and (iv) the taking of any material removal or remedial action in response to the actual or alleged presence of any Hazardous Material on any Real Property owned, leased or operated by the Borrower or any of its Subsidiaries as required by any Environmental Law or any governmental or other administrative agency. All such notices shall describe in reasonable detail the nature of the Environmental Claim, the Borrower's or such Subsidiary's response thereto and the potential exposure in dollars, if known or reasonably quantifiable, of the Borrower and its Subsidiaries with respect thereto.

                  (g) SEC REPORTS AND REGISTRATION STATEMENTS. Promptly after transmission thereof or other filing with the SEC, copies of all registration statements (other than the exhibits thereto and any registration statement on Form S-8 or its equivalent) and all annual, quarterly or current reports that the Borrower or any of its Subsidiaries files with the SEC on Form 10-K, 10-Q or 8-K (or any successor forms).

                  (h) ANNUAL AND QUARTERLY REPORTS, PROXY STATEMENTS AND OTHER REPORTS DELIVERED TO STOCKHOLDERS GENERALLY. Promptly after transmission thereof to its stockholders, copies of all annual, quarterly and other reports and all proxy statements that the Borrower furnishes to its stockholders generally.

                  (i) OTHER INFORMATION. With reasonable promptness, such other information or documents (financial or otherwise) relating to the Borrower or any of its Subsidiaries as any Lender may reasonably request from time to time.

         8.2 BOOKS, RECORDS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, (i) keep proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower or such Subsidiaries, as the case may be, in accordance with GAAP; and (ii) permit, upon reasonable notice to the Chief Financial Officer of the Borrower, officers and designated representatives of the Administrative Agent or any of the Lenders to visit and inspect any of the properties or assets of the Borrower and any of its Subsidiaries in whomsoever's possession (but only to the extent the Borrower or such Subsidiary has the right to do so to the extent in the possession of another person), to examine the books of account of the Borrower and any of its Subsidiaries, and make copies thereof and take extracts therefrom, and to discuss the affairs, finances and accounts of the Borrower and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants and independent actuaries, if any, all at such reasonable times and intervals and to such reasonable extent as the Administrative Agent or any of the Lenders may request.

         8.3 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, (i) maintain insurance coverage by such insurers and in such forms and amounts and against such risks as are generally consistent with the insurance coverage maintained by the Borrower and its Subsidiaries at the date hereof, and (ii) forthwith upon any Lender's written request, furnish to


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


such Lender (with a copy to the Administrative Agent) such information about such insurance as such Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender and certified by an Authorized Officer of the Borrower.

         8.4 PAYMENT OF TAXES AND CLAIMS. The Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, could become a Lien or charge upon any properties of the Borrower or any of its Subsidiaries; PROVIDED that neither the Borrower nor any of its Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which is being contested in good faith and by proper proceedings if it has maintained adequate reserves with respect thereto in accordance with GAAP; and PROVIDED, FURTHER, that the Borrower will not be considered to be in default of any of the provisions of this sentence if the Borrower or any Subsidiary fails to pay any such amount which, individually or in the aggregate, is immaterial and such nonpayment could not reasonably be expected to result in a Material Adverse Effect.

         8.5 CORPORATE FRANCHISES. The Borrower will do, and will cause each of its Subsidiaries to do, or cause to be done, all things necessary to preserve and keep in full force and effect its corporate existence, rights and authority; PROVIDED that nothing in this section 8.5 shall be deemed to prohibit (i) any transaction permitted by section 9.2; (ii) the termination of existence of any Subsidiary if (A) the Borrower determines that such termination is in its best interest and (B) such termination is not adverse in any material respect to the Lenders; or (iii) the loss of any rights, authorities or franchises if the loss thereof, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         8.6 GOOD REPAIR. The Borrower will, and will cause each of its Subsidiaries to, ensure that its material properties and equipment used or useful in its business in whomsoever's possession they may be, are kept in good repair, working order and condition, normal wear and tear excepted, and that from time to time there are made in such properties and equipment all needful and proper repairs, renewals, replacements, extensions, additions, betterments and improvements, thereto, to the extent and in the manner customary for companies in similar businesses.

         8.7 COMPLIANCE WITH STATUTES, ETC. The Borrower will, and will cause each of its Subsidiaries to, comply, in all material respects, with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, other than those (i) the noncompliance with which would not have, and which would not be reasonably expected to have, a Material Adverse Effect; and/or (ii) imposed by Environmental Laws, as to which section 8.8 shall be applicable.



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

         8.8 COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limitation of the covenants contained in section 8.7 hereof, the Borrower will comply, and will cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws applicable to the ownership, lease or use of all Real Property now or hereafter owned, leased or operated by the Borrower or any of its Subsidiaries, and will promptly pay or cause to be paid all costs and expenses incurred in connection with such compliance, EXCEPT to the extent that such compliance with Environmental Laws is being contested in good faith and by appropriate proceedings and for which adequate reserves have been established to the extent required by GAAP, and an adverse outcome in such proceedings is not reasonably expected to have a Material Adverse Effect.

         8.9 FISCAL YEARS, FISCAL QUARTERS. If the Borrower shall change any of its or any of its Subsidiaries' fiscal years or fiscal quarters (other than the fiscal year or fiscal quarters of a person which becomes a Subsidiary, made at the time such person becomes a Subsidiary to conform to the Borrower's fiscal year and fiscal quarters), the Borrower will promptly, and in any event within 30 days following any such change, deliver a notice to the Administrative Agent and the Lenders describing such change and any material accounting entries made in connection therewith and stating whether such change will have any impact upon any financial computations to be made hereunder, and if any such impact is foreseen, describing in reasonable detail the nature and extent of such impact. If the Required Lenders determine that any such change will have any impact upon any financial computations to be made hereunder which is adverse to the Lenders, the Borrower will, if so requested by the Administrative Agent, enter into an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent and the Required Lenders, modifying any of the financial covenants or related provisions hereof in such manner as the Required Lenders determine is necessary to eliminate such adverse effect.

         8.10 HEDGE AGREEMENTS, ETC. If the Borrower determines to enter into any Hedge Agreement, it may do so, and if any Subsidiary of the Borrower determines to enter into any Hedge Agreement, the Borrower will ensure that it does so, but only if such Hedge Agreement is entered into in compliance with the following requirements: (i) the principal purpose of such Hedge Agreement, insofar as the Borrower or any Subsidiary is concerned, is to provide protection to the Borrower or any such Subsidiary from fluctuations and other changes in interest rates, currency exchange rates and/or raw material or commodity prices, as and to the extent considered reasonably necessary by the Borrower; and (ii) such Hedge Agreement does not expose the Borrower or its Subsidiaries to predominantly speculative risks unrelated to the amount of assets, Indebtedness or other liabilities intended to be subject to coverage on a notional basis under such Hedge Agreement and any other Hedge Agreements related thereto.

         8.11 CERTAIN SUBSIDIARIES TO JOIN IN SUBSIDIARY GUARANTY. (a) In the event that at any time after the Closing Date

                  (x) the Borrower has any Material Subsidiary (other than a Foreign Subsidiary as to which section 8.11(b) applies) which is not a party to the Subsidiary Guaranty, or

                  (y) an Event of Default shall have occurred and be continuing and the Borrower has any Subsidiary which is not a party to the Subsidiary Guaranty,

THEN the Borrower will notify the Administrative Agent in writing of such event, identifying the Subsidiary in question and referring specifically to the rights of the Administrative Agent and the Lenders under this section. The Borrower will, within 30 days following request therefor from the Administrative Agent (who may give such request on its own initiative and who shall so give such request if so instructed by the Required Lenders), cause such Subsidiary to deliver to the Administrative Agent, in sufficient quantities for the Lenders,
(i) a Subsidiary Guaranty (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "SUBSIDIARY GUARANTY"), substantially in the form attached hereto as Exhibit C, if the Subsidiary Guaranty has not previously been executed and delivered, (ii) if the Subsidiary Guaranty has previously been executed and delivered, a joinder supplement, reasonably satisfactory in form and substance to the Administrative Agent and the Required Lenders, duly executed by such Subsidiary, pursuant to which such Subsidiary joins in the Subsidiary Guaranty as a guarantor thereunder, and (ii) if such Subsidiary is a corporation, resolutions of the Board of Directors of such Subsidiary, certified by the Secretary or an Assistant Secretary of such Subsidiary as duly adopted and in full force and effect, authorizing the execution and delivery of such joinder supplement, or if such Subsidiary is not a corporation, such other evidence of the authority of such Subsidiary to execute such joinder supplement as the Administrative Agent may reasonably request.

         (b) Notwithstanding the foregoing provisions of this section 8.11, the Borrower shall not, unless an Event of Default shall have occurred and be continuing, be required to cause a Foreign Subsidiary to join in the Subsidiary Guaranty if to do so would subject the Borrower to liability for additional United States income taxes by virtue of section 956 of the Code in an amount the Borrower considers material.

         8.12 MOST FAVORED COVENANT STATUS. Should the Borrower at any time after the Effective Date, issue or guarantee any unsecured Indebtedness for money borrowed or represented by bonds, notes, debentures or similar securities in an aggregate amount exceeding $50,000,000, to any lender or group of lenders acting in concert with one another, or one or more institutional investors, pursuant to a loan agreement, credit agreement, note purchase agreement, indenture, guaranty or other similar instrument, which agreement, indenture, guaranty or instrument, includes affirmative or negative business or financial covenants (or any events of default or other type of restriction which would have the practical effect of any affirmative or negative business or financial covenant, including, without limitation, any "put" or mandatory prepayment of such Indebtedness upon the occurrence of a "change of control") which are applicable to the Borrower, other than those set forth herein or in any of the other Credit Documents, the Borrower shall promptly so notify the Administrative Agent and the Lenders and, if the Administrative Agent shall so request by written notice to the Borrower (after a determination has been made by the Required Lenders that any of the above-referenced documents or instruments contain any such provisions, which either individually or in the aggregate, are more favorable to the holders of such unsecured Indebtedness than any of the provisions set forth herein), the Borrower, the Administrative Agent and the Lenders shall promptly amend this Agreement to incorporate some or all of such provisions, in the discretion of the Administrative Agent and the Required Lenders, into this Agreement and, to the extent necessary and reasonably desirable to the Administrative Agent and the Required Lenders, into any of the other Credit Documents, all at the election of the Administrative Agent and the Required Lenders.


         8.13 SENIOR DEBT. The Borrower will at all times ensure that (i) the claims of the Lenders in respect of the Obligations of the Borrower will in all respects rank prior to or on a parity with the claims of every senior unsecured creditor of the Borrower, and (ii) any Indebtedness of the Borrower which is subordinated in any manner to the claims of any other creditor of the Borrower will be subordinated in like manner to such claims of the Lenders.

         8.14 DEBT RATING DOWNGRADE. If the Borrower's Index Debt Rating ceases to be Investment Grade by both Rating Agencies at any time following the Closing Date, the Borrower will, and will cause each of its Domestic Subsidiaries that are Material Subsidiaries to, within 30 days following the date of such downgrade, pledge to the Administrative Agent, for the benefit of the Lenders and the obligees of the Additional Secured Obligations, pursuant to pledge agreements (in form and substance satisfactory to the Administrative Agent), (i) 100%, in the case of each Domestic Subsidiary that is a Material Subsidiary, and 65%, in the case of each Foreign Subsidiary that is a Material Subsidiary, of the issued and outstanding Capital Stock of each of its Material Subsidiaries and (ii) all of the tangible and intangible assets (other than trade receivables and related collateral, credit support and similar rights sold pursuant to the Permitted Receivables Programs) of the Borrower and each of its Domestic Subsidiaries that are Material Subsidiaries, in each case as security for the Obligations and the Additional Secured Obligations. The Borrower will, and will cause each such Material Subsidiary to, take all such actions as requested by the Administrative Agent to ensure that the Administrative Agent has a first priority perfected Lien (subject to Permitted Liens) on and security interest in all Capital Stock and all tangible and intangible assets of the Borrower and its Material Subsidiaries pledged in favor of the Administrative Agent and to deliver legal opinions addressed to all Lenders, the obligees of the Additional Secured Obligations and the Administrative Agent, in form and substance and from counsel, reasonably acceptable to the Administrative Agent, relating to the actions described in this section. The Administrative Agent and the applicable obligees of the Additional Secured Obligations, or agents on their behalf, will enter into an intercreditor agreement in form and substance satisfactory to each of them with respect to the collateral pledged pursuant to this section.

         SECTION 9. NEGATIVE COVENANTS.

         The Borrower hereby covenants and agrees that on the Effective Date and thereafter for so long as this Agreement is in effect and until such time as the Total Commitment has been terminated, no Notes remain outstanding and the Loans, together with interest, Fees and all other Obligations incurred hereunder and under the other Credit Documents, have been paid in full:

         9.1 CHANGES IN BUSINESS. Neither the Borrower nor any of its Subsidiaries will engage in any business if, as a result, the general nature of the business, taken on a consolidated basis, which would then be engaged in by the Borrower and its Subsidiaries, would be substantially changed from the general nature of the business engaged in by the Borrower and its Subsidiaries on the Effective Date.

         9.2 CONSOLIDATION, MERGER, ASSET SALES, ETC. The Borrower will not, and will not permit any Subsidiary to, (i) enter into any transaction of merger or consolidation, (ii) sell all or substantially all of its Property and business,
(iii) otherwise make or effect any Asset Sale, or (iv) agree to do any of the foregoing at any future time, EXCEPT that the following shall be permitted:

                  (a) CERTAIN INTERCOMPANY MERGERS, ETC. If no Default or Event of Default shall have occurred and be continuing or would result therefrom,

                           (i) the merger, consolidation or amalgamation of any
                  Subsidiary of the Borrower with or into the Borrower; PROVIDED that the Borrower is the surviving or continuing or resulting corporation;

                           (ii) the merger, consolidation or amalgamation of any
                  Subsidiary of the Borrower with or into another Subsidiary of the Borrower; PROVIDED that the surviving or continuing or resulting corporation is a Wholly-Owned Subsidiary of the Borrower; and PROVIDED, FURTHER, that if any such Subsidiary is a guarantor under the Subsidiary Guaranty, the surviving or continuing or resulting corporation is or contemporaneously therewith becomes a guarantor under the Subsidiary Guaranty;

                           (iii) the liquidation, winding up or dissolution of
                  any Subsidiary of the Borrower;

                           (iv) the making of any Asset Sale by the Borrower to
                  any Wholly-Owned Subsidiary;

                           (v) the making of any Asset Sale by any Subsidiary to
                  the Borrower; and

                           (vi) the making of any Asset Sale by any Subsidiary
                  of the Borrower to any Wholly-Owned Subsidiary of the Borrower; PROVIDED that if the selling Subsidiary is a guarantor under the Subsidiary Guaranty the purchasing Subsidiary must be, or contemporaneously become, a guarantor under the Subsidiary Guaranty.

                  (b) ASSET SALES IN PERMITTED RECEIVABLES PROGRAMS. The Borrower or any of its Subsidiaries may make any Asset Sale consisting of trade receivables and related collateral, credit support and similar rights, pursuant to one or more receivables programs, to a person who is not a Subsidiary of the Borrower; PROVIDED that (i) the consideration to be received by the Borrower and its Subsidiaries for any such Asset Sale consists of cash; (ii) no Default or Event of Default shall have occurred and be continuing or would result therefrom; and (iii) the aggregate outstanding balance of the trade receivables subject to all such programs at any point in time is not in excess of $300,000,000; PROVIDED that if at any time the Leverage Ratio is greater than 3.00 to 1.00 after giving pro forma effect to such receivables programs or the Index Debt Rating is not Investment Grade, the aggregate outstanding balance of the trade receivables subject to all such programs at such time may not exceed $200,000,000 (collectively, the "PERMITTED RECEIVABLES PROGRAMS").

                  (c) OTHER PERMITTED ASSET SALES. In addition to the Asset Sales permitted in sections 9.2(a) and 9.2(b) above, if no Default or Event of Default shall have occurred and be continuing or would result therefrom, the Borrower or any of its Subsidiaries may make any other Asset Sale to a person who is not a Subsidiary of the Borrower; PROVIDED that:

                           (i) in the case of any such Asset Sale or related
                  series of Asset Sales where the fair value (as determined by management of the Borrower) of the Property covered thereby exceeds $50,000,000 in the aggregate, at least 75% of the consideration to be received by the Borrower and its Subsidiaries consists of cash;

                           (ii) the cumulative aggregate consideration for all
                  such Asset Sales completed during the calendar year ended December 31, 2001, or any subsequent calendar year, does not exceed $140,000,000 in the case of any such calendar year; and

                           (iii) in the case of any such transaction involving
                  consideration in excess of $50,000,000, at least five Business Days prior to the date of completion of such transaction the Borrower shall have delivered to the Administrative Agent an officer's certificate executed on behalf of the Borrower by an Authorized Officer of the Borrower, which certificate shall contain (1) a description of the proposed transaction, the date such transaction is scheduled to be consummated, the estimated purchase price or other consideration for such transaction, (2) a certification that no Default or Event of Default has occurred and is continuing, or would result from consummation of such transaction, and (3) which shall (if requested by the Administrative Agent) include a certified copy of the draft or definitive documentation pertaining thereto;



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

         For the avoidance of doubt, no amounts in respect of Asset Sales made in Permitted Receivables Programs pursuant to section 9.2(b) shall be included in any dollar computations pursuant to this section 9.2(c).

         9.3 RESTRICTIONS ON ACQUISITIONS. The Borrower will not, and will not permit any Subsidiary to, consummate (a) Acquisitions for an aggregate consideration in excess of $50,000,000 in any fiscal year if, at the time of any such Acquisition, the Leverage Ratio would be greater than or equal to 3.00 to
1.00 after giving pro forma effect to such Acquisition, or (b) any single Acquisition for an aggregate consideration in excess of $75,000,000 for such Acquisition (PROVIDED that the aggregate amount of all Acquisitions consummated during the term of this Agreement does not exceed $300,000,000) if, at the time of such Acquisition, the Leverage Ratio would be less than 3.00 to 1.00 after giving pro forma effect to such Acquisition. Without limitation of the foregoing, the Borrower will not directly or indirectly use any proceeds of a Credit Event hereunder to finance an Acquisition which is actively opposed by the Board of Directors (or similar governing body) of the selling person or the person whose equity interests are to be acquired, UNLESS all of the Lenders specifically approve or consent to such Acquisition in writing.

         9.4 LIMITATION ON SALES AND LEASEBACKS. The Borrower will not itself, and it will not permit any Domestic Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor (not including the Borrower or any Subsidiary) or to which any such lender or investor is a party, providing for the leasing by the Borrower or any Domestic Subsidiary for a period, including renewals, in excess of three years of any Principal Domestic Manufacturing Property which has been or is to be sold or transferred, more than 120 days after the acquisition thereof or the completion of construction and commencement of full operation thereof, by the Borrower or any Domestic Subsidiary to such lender or investor or to any person to whom funds have been or are to be advanced by such lender or investor on the security of such Principal Domestic Manufacturing Property (herein referred to as a "SALE AND LEASEBACK TRANSACTION") unless either:

                  (a) the Borrower or such Domestic Subsidiary could create Debt secured by a Mortgage on the Principal Domestic Manufacturing Property to be leased back in an amount equal to the Attributable Debt with respect to such sale and leaseback transaction without equally and ratably securing the Obligations, or

                  (b) the Borrower within 120 days after the sale or transfer shall have been made by the Borrower or by any such Domestic Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of the Principal Domestic Manufacturing Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Principal Domestic Manufacturing Property so sold and leased back at the time of entering into such arrangements (as determined by any two of the following: the Chairman of the Board of the Borrower, its President, any Vice President, Finance of the Borrower, its Treasurer and its Controller) to the retirement of Funded Debt of the

         Borrower which is PARI PASSU with the Obligations; PROVIDED that the amount to be applied to the retirement of Funded Debt of the Borrower shall be reduced by (a) the amount by which the Commitment Amount was permanently reduced during the 120 days after such sale, if any such reduction in fact occurred, and (b) the principal amount of such Funded Debt, other than Obligations, voluntarily retired by the Borrower within 120 days after such sale. Notwithstanding the foregoing, no retirement referred to in this clause (2) may be effected by payment at maturity or pursuant to any mandatory sinking fund payment or any mandatory prepayment provision.

         9.5 INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, contract, create, incur, assume or suffer to exist any Indebtedness of the Borrower or any of its Subsidiaries, EXCEPT:

                  (a) CREDIT DOCUMENTS: Indebtedness incurred under this Agreement and the other Credit Documents;

                  (b) EXISTING INDEBTEDNESS: Existing Indebtedness and any refinancing, extension, renewal or refunding of any such Existing Indebtedness not involving an increase in the principal amount thereof or a reduction of more than 10% in the remaining weighted average life to maturity thereof (computed in accordance with standard financial practice); PROVIDED that any Existing Indebtedness set forth on Annex IV or otherwise referred to in section 6.1 as being intended to be refinanced by Loans incurred hereunder or otherwise retired, may not be otherwise refinanced;

                  (c) INTERCOMPANY DEBT: unsecured Indebtedness of (i) the Borrower owed to any of its Subsidiaries and (ii) any of the Borrower's Subsidiaries owed to the Borrower or to another Subsidiary of the Borrower;

                  (d) HEDGE AGREEMENTS: Indebtedness of the Borrower and its Subsidiaries under Hedge Agreements;

                  (e) FIVE YEAR CREDIT FACILITY AGREEMENT: Indebtedness incurred under the Five Year Credit Facility Agreement;

                  (f) ADDITIONAL UNSECURED INDEBTEDNESS: additional unsecured Indebtedness of the Borrower and its Subsidiaries in an aggregate principal amount not to exceed $25,000,000 at any time outstanding;

                  (g) PERMITTED RECEIVABLES PROGRAMS: Indebtedness incurred under the Permitted Receivables Programs; provided that, until the Five Year Credit Facility Term Loans have been repaid in full, any increase in the amount of such Indebtedness over the amount existing on the Closing Date shall be applied to a prepayment of the Loans pursuant to section 5.2(c);


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

                  (h) BOND ISSUANCES: Indebtedness incurred in connection with the issuance by the Borrower of public or private debt securities; and

                  (i) ADDITIONAL INDEBTEDNESS AND GUARANTY OBLIGATIONS: additional Indebtedness and Guaranty Obligations of the Borrower and/or any of its Subsidiaries not otherwise permitted pursuant to the foregoing clauses, without limitation as to aggregate amount; PROVIDED that at the time of incurrence thereof and after giving effect thereto,
         (i) no Event of Default shall have occurred and be continuing or shall result therefrom, (ii) if such Indebtedness or Guaranty Obligation is secured by any collateral, such Indebtedness is permitted by this Agreement, and (iii) the Borrower would have been in compliance with the covenants contained in sections 9.6 and 9.7 hereof if such Indebtedness had been incurred at the beginning of the most recent Testing Period for which financial information has been furnished to the Lenders hereunder, and such Indebtedness remained outstanding throughout such Testing Period; PROVIDED, FURTHER, that if, at the time of incurrence of such Indebtedness and after giving pro forma effect thereto, the Leverage Ratio is greater than 3.00 to 1.00 or the Index Debt Rating is not Investment Grade, the Borrower and its Subsidiaries may only incur and suffer to exist up to $50,000,000 in aggregate principal amount of such additional Indebtedness and Guaranty Obligations; PROVIDED, FURTHER, that, in any event, the amount of secured Indebtedness permitted hereunder, other than in connection with any Permitted Receivables Program, shall not exceed $20,000,000 at any time outstanding.

         9.6 LEVERAGE RATIO. The Borrower will not permit the Leverage Ratio during any period set forth below to exceed the amount set forth opposite such period:

                     PERIOD                           LEVERAGE RATIO

              12/31/01 to 06/29/02                        4.75:1
              06/30/02 to 09/29/02                        4.50:1
              09/30/02 to 12/30/02                        4.00:1
              12/31/02 to 06/29/03                        3.75:1
              06/30/03 to 12/30/03                        3.25:1
             12/31/03 and thereafter                      3.00:1

         9.7 FIXED CHARGE COVERAGE RATIO. The Borrower will not permit the Fixed Charge Coverage Ratio for any Testing Period ending on a date set forth below to be less than the amount set forth opposite such date:

                      DATE                            FIXED CHARGE
                                                     COVERAGE RATIO

                    12/31/01                             1.25:1


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

                    03/31/02                             1.35:1
                    06/30/02                             1.50:1
                    09/30/02                             1.75:1
                    12/31/02                             1.75:1
                    03/31/03                             2.00:1
                    06/30/03                             2.15:1
                    09/30/03                             2.25:1
                    12/31/03                             2.50:1
                    03/31/04                             2.50:1
                    06/30/04                             2.75:1
                    09/30/04                             2.75:1
                    12/31/04                             3.00:1
                    03/31/05                             3.50:1
                 and thereafter

         9.8 NO STOCK REPURCHASES WHILE INDEX DEBT RATING IS NOT INVESTMENT GRADE, ETC. The Borrower will not, at any time when its Index Debt Rating is not Investment Grade, directly or indirectly make, or permit any of its Subsidiaries to directly or indirectly make, any purchase, redemption, retirement or other acquisition of (i) any shares of Capital Stock (other than the Series A ESOP Convertible Preferred Stock of the Borrower) of any class of the Borrower (other than for a consideration consisting solely of Capital Stock of the same class of the Borrower), or (ii) any warrants, rights or options to acquire, or any securities convertible into or exchangeable for, any Capital Stock (other than the Series A ESOP Convertible Preferred Stock of the Borrower) of the Borrower.

         9.9 TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction or series of transactions with any Affiliate (other than, in the case of the Borrower, any Subsidiary, and in the case of a Subsidiary, the Borrower or another Subsidiary) other than in the ordinary course of business of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a person other than an Affiliate, EXCEPT agreements and transactions with and payments to employees, officers, directors, shareholders and other Affiliates which are either (i) entered into in the ordinary course of business and not prohibited by any of the provisions of this Agreement, or (ii) entered into outside the ordinary course of business, approved by the directors or shareholders of the Borrower, and not prohibited by any of the provisions of this Agreement.



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

         9.10 PLAN TERMINATIONS, MINIMUM FUNDING, ETC. The Borrower will not, and will not permit any ERISA Affiliate to, (i) terminate any Plan or Plans so as to result in liability of the Borrower or any ERISA Affiliate to the PBGC in excess of, in the aggregate, $5,000,000, (ii) permit to exist one or more events or conditions which reasonably present a material risk of the termination by the PBGC of any Plan or Plans with respect to which the Borrower or any ERISA Affiliate would, in the event of such termination, incur liability to the PBGC in excess of such amount in the aggregate, or (iii) fail to comply with the minimum funding standards of ERISA and the Code with respect to any Plan.

         9.11 RESTRICTED PAYMENTS. The Borrower will not declare, pay or make any payment, dividend, distribution or exchange (in cash, property or obligations) on or in respect of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than (i) dividends or distributions payable in its Capital Stock or warrants to purchase its Capital Stock and (ii) splits or reclassifications of its Capital Stock into additional or other shares of its Capital Stock) or apply any of its funds, property or assets to the purchase, redemption, exchange, sinking fund or other retirement of any shares of any class of Capital Stock (now or hereafter outstanding, other than the Series A ESOP Convertible Preferred Stock) of the Borrower, or warrants, options or other rights with respect to any class of Capital Stock (now or hereafter outstanding, other than the Series A ESOP Convertible Preferred Stock) of the Borrower (the foregoing prohibited acts being herein collectively referred to as "RESTRICTED PAYMENTS") in an amount in excess of $30,000,000 in the aggregate in any fiscal year if, at any time during such fiscal year, the Leverage Ratio is greater than 3.00 to
1.00 after giving pro forma effect to such Restricted Payments.

         9.12 RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any agreement prohibiting (a) the creation or assumption of any Lien upon its properties, revenues or assets, whether now owned or hereafter acquired, (b) its ability to amend or otherwise modify any Credit Document or (c) the ability of any Subsidiary to make any payments, directly or indirectly, to the Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments. The foregoing prohibitions shall not apply to restrictions contained (i) in any Credit Document or (ii) in the case of clause (a), any agreement governing any Indebtedness permitted by section 9.5 as to the assets financed with the proceeds of such Indebtedness.

         SECTION 10. EVENTS OF DEFAULT.

         10.1 EVENTS OF DEFAULT. Any of the following specified events shall constitute an Event of Default (each an "EVENT OF DEFAULT"):

                  (a) PAYMENTS: the Borrower shall (i) default in the payment when due of any principal of the Loans; or (ii) default, and such default shall continue for five or more


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

         Business Days, in the payment when due of any interest on the Loans or any Fees or any other amounts owing hereunder or under any other Credit Document; or

                  (b) REPRESENTATIONS, ETC.: any representation, warranty or statement made by the Borrower or any other Credit Party herein or in any other Credit Document or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

                  (c) CERTAIN NEGATIVE COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in sections 9.2 through 9.8, inclusive, of this Agreement, or sections 9.10 through 9.12, inclusive, of this Agreement; or

                  (d) OTHER COVENANTS: the Borrower shall default in the due performance or observance by it of any term, covenant or agreement contained in this Agreement or any other Credit Document, other than those referred to in section 10.1(a) or (b) or (c) above, and such default is not remedied within 30 days after the earlier of (i) an officer of the Borrower obtaining actual knowledge of such default and
         (ii) the Borrower receiving written notice of such default from the Administrative Agent or the Required Lenders (any such notice to be identified as a "notice of default" and to refer specifically to this paragraph); or

                  (e) CROSS DEFAULT UNDER OTHER AGREEMENTS: the Borrower or any of its Subsidiaries shall (i) default in any payment when due with respect to the Five Year Credit Facility Agreement, (ii) default in any payment with respect to any other Indebtedness (other than the Obligations) owed to any Lender, or having an aggregate unpaid principal amount (or Capitalized Lease Obligation, in the case of a Capital Lease, or present value, based on the implicit interest rate, in the case of a Synthetic Lease) of $25,000,000 or greater, and such default shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness, or (iii) default in the observance or performance of any agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto (and all grace periods applicable to such observance, performance or condition shall have expired), or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause any such Indebtedness to become due prior to its stated maturity; or any such Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable, or shall be required to be prepaid (other than by a regularly scheduled required prepayment or redemption, prior to the stated maturity thereof), or

                  (f) OTHER CREDIT DOCUMENTS: any Credit Document shall cease for any reason (other than termination in accordance with its terms) to be in full force and effect; or any Credit Party shall default in any payment obligation thereunder; or any Credit Party shall default in any material respect in the due performance and observance of any other obligation thereunder and such default shall continue unremedied for a period of at least 30 days after notice by the Administrative Agent or the Required Lenders; or any Credit Party shall (or seek to) disaffirm or otherwise limit its obligations thereunder otherwise than in strict compliance with the terms thereof; or

                  (g) JUDGMENTS: one or more judgments, orders or decrees shall be entered against the Borrower and/or any of its Subsidiaries involving a liability (other than a liability covered by insurance, as to which the carrier has adequate claims paying ability and has not effectively reserved its rights) of $10,000,000 or more in the aggregate for all such judgments, orders and decrees for the Borrower and its Subsidiaries, and any such judgments or orders or decrees shall not have been vacated, discharged or stayed or bonded pending appeal within 30 days (or such longer period, not in excess of 60 days, during which enforcement thereof, and the filing of any judgment lien, is effectively stayed or prohibited) from the entry thereof; or

                  (h) BANKRUPTCY, ETC.: any of the following shall occur:

                           (i) the Borrower or any of its Material Subsidiaries
                  (the Borrower and each of such other persons, each a "PRINCIPAL PARTY") shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled "Bankruptcy," as now or hereafter in effect, or any successor thereto (the "BANKRUPTCY CODE"); or

                           (ii) an involuntary case is commenced against any
                  Principal Party under the Bankruptcy Code and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case; or

                           (iii) a custodian (as defined in the Bankruptcy Code)
                  is appointed for, or takes charge of, all or substantially all of the property of any Principal Party; or

                           (iv) any Principal Party commences (including by way
                  of applying for or consenting to the appointment of, or the taking of possession by, a rehabilitator, receiver, custodian, trustee, conservator or liquidator (collectively, a "CONSERVATOR") of itself or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Principal Party; or



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

                           (v) any such proceeding is commenced against any
                  Principal Party to the extent such proceeding is consented to by such person or remains undismissed for a period of 60 days; or

                           (vi) any Principal Party is adjudicated insolvent or
                  bankrupt; or

                           (vii) any order of relief or other order approving
                  any such case or proceeding is entered; or

                           (viii) any Principal Party suffers any appointment of
                  any conservator or the like for it or any substantial part of its property which continues undischarged or unstayed for a period of 60 days; or

                           (ix) any Principal Party makes a general assignment
                  for the benefit of creditors; or

                           (x) any corporate (or similar organizational) action
                  is taken by any Principal Party for the purpose of effecting any of the foregoing; or

                  (i) ERISA: (i) any of the events described in clauses (i) through (viii) of section 8.1(e) shall have occurred; or (ii) there shall result from any such event or events the imposition of a lien, the granting of a security interest, or a liability or a material risk of incurring a liability; and (iii) any such event or events or any such lien, security interest or liability, individually, and/or in the aggregate, in the opinion of the Required Lenders, has had, or could reasonably be expected to have, a Material Adverse Effect.

         10.2 ACCELERATION, ETC. Upon the occurrence of any Event of Default, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent shall, upon the written request of the Required Lenders, by written notice to the Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Borrower or any other Credit Party in any manner permitted under applicable law:

                  (a) declare the Total Commitment terminated, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind;

                  (b) declare the principal of and any accrued interest in respect of all Loans and all other Obligations owing hereunder and under the other Credit Documents to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower;

                  (c) exercise any other right or remedy available under any of the Credit Documents or applicable law;



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

PROVIDED that, if an Event of Default specified in section 10.1(h) shall occur with respect to the Borrower, the result which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (a) and/or
(b) above shall occur automatically without the giving of any such notice; and PROVIDED, FURTHER, that any declaration pursuant to clause (b) above, or any other acceleration of the maturity of the Loans or any other Obligations, shall automatically and simultaneously terminate the Total Commitment, whereupon the Commitment of each Lender shall forthwith terminate immediately without any other notice of any kind.

         10.3 APPLICATION OF LIQUIDATION PROCEEDS. All monies received by the Administrative Agent or any Lender from the exercise of remedies hereunder or under the other Credit Documents or under any other documents relating to this Agreement shall, unless otherwise required by the terms of the other Credit Documents or by applicable law, be applied as follows:

                  (i) FIRST, to the payment of all expenses (to the extent not otherwise paid by the Borrower or any of the other Credit Parties) incurred by the Agents and the Lenders in connection with the exercise of such remedies, including, without limitation, all reasonable costs and expenses of collection, reasonable documented attorneys' fees, court costs and any foreclosure expenses;

                  (ii) SECOND, to the payment PRO RATA of interest then accrued on the outstanding Loans;

                  (iii) THIRD, to the payment PRO RATA of any fees then accrued and payable to the Agents or any Lender under this Agreement in respect of the Loans;

                  (iv) FOURTH, to the payment PRO RATA of the principal balance then owing on the outstanding Loans;

                  (v) FIFTH, to the payment to the Lenders of any amounts then accrued and unpaid under sections 2.9, 2.10 and 5.5 hereof, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA;

                  (vi) SIXTH, to the payment PRO RATA of all other amounts owed by the Borrower to the Agents or any Lender under this Agreement or any other Credit Document, and if such proceeds are insufficient to pay such amounts in full, to the payment of such amounts PRO RATA; and

                  (vii) FINALLY, any remaining surplus after all of the Obligations have been paid in full, to the Borrower or to whomsoever shall be lawfully entitled thereto.



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

         SECTION 11. THE ADMINISTRATIVE AGENT.

         11.1 APPOINTMENT. Each Lender hereby irrevocably designates and appoints NCB as Administrative Agent to act as specified herein and in the other Credit Documents, and each such Lender hereby irrevocably authorizes NCB as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto. The Administrative Agent agrees to act as such upon the express conditions contained in this section 11. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or in the other Credit Documents, nor any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent. The provisions of this section 11 are solely for the benefit of the Administrative Agent, and the Lenders, and the Borrower and its Subsidiaries shall not have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, the Administrative Agent shall act solely as agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for the Borrower or any of its Subsidiaries.

         11.2 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under this Agreement or any other Credit Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care except to the extent otherwise required by section 11.3.

         11.3 EXCULPATORY PROVISIONS. Neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement (except for its or such person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower or of its Subsidiaries or any of their respective officers contained in this Agreement, any other Credit Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Credit Document or for any failure of the Borrower or any Subsidiary of the Borrower or any of their respective officers to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of the Borrower or any of its Subsidiaries. The Administrative Agent shall not be responsible to any Lender for the effectiveness, genuineness,


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

validity, enforceability, collectibility or sufficiency of this Agreement or any Credit Document or for any representations, warranties, recitals or statements made herein or therein or made in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Administrative Agent to the Lenders or by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Default or Event of Default.

         11.4 RELIANCE BY ADMINISTRATIVE AGENT. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, facsimile transmission, telex or teletype message, statement, order or other document or conversation believed by it, in good faith, to be genuine and correct and to have been signed, sent or made by the proper person or persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower or any of its Subsidiaries), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Credit Documents in accordance with a request of the Required Lenders (or all of the Lenders, or all of the Lenders (other than any Defaulting Lender), as applicable, as to any matter which, pursuant to section 12.12, can only be effectuated with the consent of all Lenders, or all Lenders (other than any Defaulting Lender), as the case may be), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

         11.5 NOTICE OF DEFAULT. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; PROVIDED that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.



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         11.6 NON-RELIANCE. Each Lender expressly acknowledges that neither of the Agents nor any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates have made any representations or warranties to it and that no act by the Agents hereinafter taken, including any review of the affairs of the Borrower or any of its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon the Agents, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower and its Subsidiaries. The Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrower or any of its Subsidiaries which may come into the possession of the Agents or any of their officers, directors, employees, agents, attorneys-in-fact or Affiliates.

         11.7 INDEMNIFICATION. The Lenders agree to indemnify each Agent in its capacity as such ratably according to their respective Loans and Unutilized Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Obligations) be imposed on, incurred by or asserted against each Agent in its capacity as such in any way relating to or arising out of this Agreement or any other Credit Document, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted to be taken by the Agents under or in connection with any of the foregoing, but only to the extent that any of the foregoing is not paid by the Borrower; PROVIDED that no Lender shall be liable to the Agents for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting from either Agent's gross negligence or willful misconduct. If any indemnity furnished to the Agents for any purpose shall, in the opinion of either Agent, be insufficient or become impaired, the Agents may call for additional indemnity and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished. The agreements in this section 11.7 shall survive the payment of all Obligations.

         11.8 THE AGENTS IN INDIVIDUAL CAPACITY. The Agents and their Affiliates may make Loans to, accept deposits from and generally engage in any kind of business with the Borrower, its Subsidiaries and their Affiliates as though not acting as an Agent hereunder. With respect to the Loans made by it and all Obligations owing to it, each Agent shall have the same rights and



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powers under this Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include either Agent in its individual capacity.

         11.9 SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign as the Administrative Agent upon not less than 20 Business Days' notice to the Lenders and the Borrower, with such registration to be effective only upon the appointment and acceptance of a successor Administrative Agent as provided below. The Administrative Agent may be removed as the Administrative Agent for cause upon not less than 20 Business Days' notice to the Administrative Agent and the Borrower from the Required Lenders. The Required Lenders shall appoint from among the Lenders a successor Administrative Agent for the Lenders, subject to prior approval by the Borrower if no Event of Default has occurred and is continuing (such approval not to be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall include such successor agent effective upon its appointment, and the resigning or removed Administrative Agent's rights, powers and duties as the Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After the retiring or removed Administrative Agent's resignation or removal hereunder as the Administrative Agent, the provisions of this section 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

         11.10 OTHER AGENTS. Any Lender identified herein as the Syndication Agent, a Joint Lead Arranger, a Co-Documentation Agent, a Managing Agent, a Co-Agent or any other corresponding title, other than "Administrative Agent", shall have no right, power, obligation, liability, responsibility or duty under this Agreement or any other Credit Document except those applicable to all Lenders as such. Each Lender acknowledges that it has not relied, and will not rely, on any Lender so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

         SECTION 12. MISCELLANEOUS.

         12.1 PAYMENT OF EXPENSES ETC. (a) Whether or not the transactions contemplated hereby are consummated, the Borrower agrees to pay (or reimburse the Agents for) all reasonable out-of-pocket costs and expenses of the Agents in connection with the negotiation, preparation, execution and delivery of the Credit Documents and the documents and instruments referred to therein, including, without limitation, the reasonable fees and disbursements of Mayer, Brown & Platt, special counsel to the Agents.

         (b) The Borrower agrees to pay (or reimburse the Agents, the Lenders and their Affiliates for) all reasonable out-of-pocket costs and expenses of the Agents, the Lenders and their Affiliates in connection with any amendment, waiver or consent relating to any of the



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Credit Documents which is requested by any Credit Party, including, without limitation, the reasonable fees and disbursements of Mayer, Brown & Platt, special counsel to the Agents.

         (c) The Borrower agrees to pay (or reimburse the Agents, the Lenders and their Affiliates for) all reasonable out-of-pocket costs and expenses of the Agents, the Lenders and their Affiliates in connection with the enforcement of any of the Credit Documents or the other documents and instruments referred to therein, including, without limitation, (i) the reasonable fees and disbursements of Mayer, Brown & Platt, special counsel to the Agents, and (ii) the reasonable fees and disbursements of any individual counsel to any Lender (including allocated costs of internal counsel).

         (d) Without limitation of the preceding section 12.1(c), in the event of the bankruptcy, insolvency, rehabilitation or other similar proceeding in respect of the Borrower or any of its Subsidiaries, the Borrower agrees to pay all costs of collection and defense, including reasonable attorneys' fees in connection therewith and in connection with any appellate proceeding or post-judgment action involved therein, which shall be due and payable together with all required service or use taxes.

         (e) The Borrower agrees to pay and hold the Agents, each of the Lenders harmless from and against any and all present and future stamp and other similar taxes with respect to the foregoing matters and save each such Agent and each of the Lenders harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to any such indemnified person) to pay such taxes.

         (f) The Borrower agrees to indemnify the Agents, each Lender, and their respective officers, directors, trustees, employees, representatives, agents and Affiliates (collectively, the "INDEMNITEES") from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses reasonably incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of

                  (i) any investigation, litigation or other proceeding (whether or not any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of the proceeds of any Loans hereunder or the consummation of any transactions contemplated in any Credit Document, other than any such investigation, litigation or proceeding arising out of transactions solely between any of the Lenders or the Agents, transactions solely involving the assignment by a Lender of all or a portion of its Loans and Commitments, or the granting of participations therein, as provided in this Agreement, or arising solely out of any examination of a Lender by any regulatory or other governmental authority having jurisdiction over it, or

                  (ii) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any Real Property owned, leased or at any time operated by the Borrower or any of its Subsidiaries, the release, generation, storage, transportation, handling or disposal of Hazardous Materials at any location,


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         whether or not owned or operated by the Borrower or any of its
         Subsidiaries, if the Borrower or any such Subsidiary could have or is alleged to have any responsibility in respect thereof, the non-compliance of any such Real Property with foreign, federal, state and local laws, regulations and ordinances (including applicable permits thereunder) applicable thereto, or any Environmental Claim asserted against the Borrower or any of its Subsidiaries, in respect of any such Real Property, including, in each case, without limitation, the reasonable documented fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of the gross negligence or willful misconduct of the person to be indemnified or of any other Indemnitee who is such person or an Affiliate of such person). To the extent that the undertaking to indemnify, pay or hold harmless any person set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

         12.2 RIGHT OF SETOFF. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Borrower or to any other person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Lender (including, without limitation, by branches, agencies and Affiliates of such Lender wherever located) to or for the credit or the account of the Borrower against and on account of the Obligations and liabilities of the Borrower to such Lender under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations the Borrower purchased by such Lender pursuant to section 12.4(c), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Lender shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. Each Lender agrees to promptly notify the Borrower after any such set off and application; PROVIDED that the failure to give such notice shall not affect the validity of such set off and application.

         12.3 NOTICES. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile or electronic e-mail transmission or cable communication) and mailed, telegraphed, telexed, transmitted, cabled or delivered, if to the Borrower, at 1000 Lakeside Avenue, Cleveland, Ohio 44114, attention: D. Thomas George, Vice President and Treasurer (facsimile: (216) 875-7237); if to any Lender at its address specified for such Lender on Annex I hereto or the Assignment Agreement or Designation Agreement pursuant to which it became a Lender hereunder; if to the Administrative Agent, at its Notice Office; or at such other address as shall


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be designated by any party in a written notice to the other parties hereto. All such notices and communications shall be mailed, telegraphed, telexed, telecopied, transmitted or cabled or sent by overnight courier, and shall be effective when received.

         12.4 BENEFIT OF AGREEMENT. (a) SUCCESSORS AND ASSIGNS GENERALLY. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns; PROVIDED that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of all the Lenders (other than any Defaulting Lender); and PROVIDED, FURTHER, that any assignment by a Lender of its rights and obligations hereunder shall be effected in accordance with section 12.4(c).

         (b) GRANT OF PARTICIPATIONS BY LENDERS. Notwithstanding the foregoing, each Lender may, without notice to or the consent of the Borrower or the Administrative Agent, at any time grant participations in any of its rights hereunder or under any of the Notes to (x) an Affiliate of such Lender which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), (y) another Lender which is not a Defaulting Lender, or (z) one or more Eligible Transferees; PROVIDED that in the case of any such participation,

                  (i) except as provided below, the participant shall not have any rights under this Agreement or any of the other Credit Documents, including rights of consent, approval or waiver (the participant's rights against such Lender in respect of such participation to be those set forth in the agreement executed by such Lender in favor of the participant relating thereto),

                  (ii) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged,

                  (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations,

                  (iv) such Lender shall remain the holder of any Note for all purposes of this Agreement and

                  (v) the Borrower, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with the selling Lender in connection with such Lender's rights and obligations under this Agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, except that the participant shall be entitled to the benefits of sections 2.9,
         2.10 and 5.5 of this Agreement to the extent that such Lender would be entitled to such benefits if the participation had not been entered into or sold, and



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PROVIDED, FURTHER, that no Lender shall transfer, grant or sell any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement or any other Credit Document except to the extent such amendment or waiver would (1) change any date upon which a mandatory and automatic reduction in any Commitment in which such Participant is participating is scheduled to be made, or change the amount thereof, (2) change any date upon which an installment payment of any Loans in which such Participant is participating is scheduled to be made, or change the amount thereof, (3) extend the final scheduled maturity of the Loans in which such participant is participating (it being understood that any waiver of the making of, or the application of, any mandatory prepayment to such Loans shall not constitute an extension of the final maturity date thereof), (4) reduce the rate or extend the time of payment of interest or Fees on any such Loan or Commitment (except in connection with a waiver of the applicability of any post-default increase in interest rates), (5) reduce the principal amount of any such Loan,
(6) increase such participant's participating interest in any Commitment over the amount thereof then in effect, (7) release any Credit Party from its obligations under the Subsidiary Guaranty, except strictly in accordance with the provisions of the Credit Documents, or (8) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement. Each Lender that sells a participation in any of its rights hereunder or under any of the Notes shall, as agent of the Borrower solely for the purpose of this section 12.4(b), record in book entries maintained by such Lender the name and the amount of the participation of each participant entitled to receive payments in respect of such participations.

         (c) ASSIGNMENTS BY LENDERS. Notwithstanding the foregoing, (x) any Lender may assign all or a fixed portion of its Loans and/or Commitment, and its rights and obligations hereunder to another Lender that is not a Defaulting Lender, or to an Affiliate of any Lender (including itself) and which is not a Defaulting Lender and which is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D), and (y) any Lender may assign all, or if less than all, a fixed portion, equal to at least $5,000,000 in the aggregate for the assigning Lender or assigning Lenders, of its Loans and/or Commitment and its rights and obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Lender by execution of an Assignment Agreement; PROVIDED that,

                  (i) in the case of any assignment of a portion of any Loans and/or Commitment of a Lender, such Lender shall retain a minimum fixed portion of all Loans and Commitments equal to at least $5,000,000;

                  (ii) at the time of any such assignment, Annex I shall be deemed modified to reflect the Commitments of such new Lender and of the existing Lenders;

                  (iii) upon surrender of the old Notes, new Notes will be issued, at the Borrower's expense, to such new Lender and to the assigning Lender, such new Notes to be in conformity with the requirements of section 2.4 (with appropriate modifications) to the extent needed to reflect the revised Commitments;



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

                  (iv) in the case of clause (y) only, the consent of the Administrative Agent and, so long as no Default or Event of Default shall have occurred or be continuing, the Borrower shall be required in connection with any such assignment (which consent, in each case, shall not be unreasonably withheld or delayed);

                  (v) the Administrative Agent shall receive at the time of each such assignment, from the assigning or assignee Lender, the payment of a non-refundable assignment fee of $3,500; PROVIDED, that no such assignment fee shall be payable in the case of an assignee which is already a Lender or an Affiliate of a Lender;

PROVIDED, FURTHER, that such transfer or assignment will not be effective until the Assignment Agreement in respect thereof is recorded by the Administrative Agent on the Lender Register maintained by it as provided herein.

         To the extent of any assignment pursuant to this section 12.4(c), the assigning Lender shall be relieved of its obligations hereunder with respect to its assigned Commitments.

         At the time of each assignment pursuant to this section 12.4(c) to a person which is not already a Lender hereunder and which is not a United States person (as such term is defined in section 7701(a)(30) of the Code) for Federal income tax purposes, the respective assignee Lender shall provide to the Borrower and the Administrative Agent the appropriate Internal Revenue Service Forms (and, if applicable a Lender Tax Certificate) described in section 5.5(c). To the extent that an assignment of all or any portion of a Lender's Commitment and related outstanding Obligations pursuant to this section 12.4(c) would, at the time of such assignment, result in increased costs under section 2.9 from those being charged by the respective assigning Lender prior to such assignment, then the Borrower shall not be obligated to pay such increased costs (although the Borrower shall be obligated to pay any other increased costs of the type described above resulting from changes after the date of the respective assignment).

         Nothing in this section 12.4(c) shall prevent or prohibit (i) any Lender which is a bank, trust company or other financial institution from pledging its Notes or Loans to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank, or (ii) any Lender which is a trust, limited liability company, mutual fund, partnership or other investment company from pledging its Notes or Loans to a trustee or agent for the benefit of holders of certificates or debt securities issued by it. No such pledge, or any assignment pursuant to or in lieu of an enforcement of such a pledge, shall relieve the transferor Lender from its obligations hereunder.

         (d) DESIGNATED BIDDER PROVISIONS. (i) Notwithstanding the foregoing, each Lender may assign to one or more banks or other entities any Competitive Bid Note or Notes held by it. In addition, each Lender (other than the Designated Bidders) may designate one or more banks or other entities to have a right to make Competitive Bid Loans as a Lender pursuant to section 2.3; PROVIDED that (a) no such Lender shall be entitled to make more than three such designations, (b) each such Lender making one or more of such designations shall retain the



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right to make Competitive Bid Loans as a Lender pursuant to section 2.3, (C)
each such designation shall be to a Designated Bidder, and (D) the parties to each such designation shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Lender Register, a Designation Agreement. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Designation Agreement, the designee thereunder shall be a party hereto with a right to make Competitive Bid Loans as a Lender pursuant to section 2.3 and the obligations related thereto.

         (ii) By executing and delivering a Designation Agreement, the Lender making the designation thereunder and its designee thereunder confirm and agree with each other and the other parties hereto as follows: (A) such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; (B) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower or any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (C) such designee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in section 7.8(a) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into the Designation Agreement; (D) such designee will, independently and without reliance upon the Administrative Agent, such designating Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (E) such designee confirms that it is a Designated Bidder; (F) such designee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such designee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

         (iii) Upon its receipt of a Designation Agreement executed by a designating Lender and a designee representing that it is a Designated Bidder, the Administrative Agent shall, if such Designation Agreement has been properly completed, (A) accept such Designation Agreement, (B) record the information contained therein in the Lender Register and (C) give prompt notice thereof to the Borrower.

         (e) NO SEC REGISTRATION OR BLUE SKY COMPLIANCE. Notwithstanding any other provisions of this section 12.4, no transfer or assignment of the interests or obligations of any Lender hereunder or any grant of participation therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the "Blue Sky" laws of any State.



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

         (f) REPRESENTATIONS OF LENDERS. Each Lender initially party to this Agreement hereby represents, and each person that became a Lender pursuant to an assignment permitted by this section 12.4 will, upon its becoming party to this Agreement, represent that it is a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D) which makes or acquires loans in the ordinary course of its business and that it will make or acquire loans for its own account in the ordinary course of such business; PROVIDED that subject to the preceding sections 12.4(b), (c) and (d), the disposition of any promissory notes or other evidences of or interests in Indebtedness held by such Lender shall at all times be within its exclusive control.

         (g) GRANTS BY LENDERS TO SPVS. (i) Notwithstanding anything to the contrary contained herein, any Lender (a "DESIGNATING LENDER") may grant to a special purpose funding vehicle (an "SPV"), identified as such in writing from time to time by the Designating Lender to the Administrative Agent, the Borrower and the other Lenders, the option to provide to the Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; PROVIDED that (i) nothing herein shall constitute a commitment by any SPV to make any Loan, (ii) if an SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, and (iii) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

         (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; PROVIDED that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any other Credit Documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

         (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof.



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         (iv) In addition, notwithstanding anything to the contrary contained in this section 12.4, any SPV may (A) with notice to, but without the prior written consent of, the Borrower and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This section 12.4(g) may not be amended without the written consent of any Designating Lender affected thereby.

         12.5 NO WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent may have had notice or knowledge of such Default or Event of Default at the time. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have.

         12.6 PAYMENTS PRO RATA; SHARING OF SETOFFS, ETC. (a) The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Borrower in respect of any Obligations, it shall distribute such payment to the Lenders (other than any Lender that has expressly waived in writing its right to receive its PRO RATA share thereof) PRO RATA based upon their respective shares, if any, of the Obligations with respect to which such payment was received. As to any such payment received by the Administrative Agent prior to 1:00 P.M. (local time at the Payment Office) in funds which are immediately available on such day, the Administrative Agent will use all reasonable efforts to distribute such payment in immediately available funds on the same day to the Lenders as aforesaid.

         (b) Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, THEN such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; PROVIDED that (i) if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest, and (ii) the provisions of this section 12.6(b) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement, or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant pursuant to section 12.4, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this section 12.6(b) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

         (c) Notwithstanding anything to the contrary contained herein, the provisions of the preceding sections 12.6(a) and (b) shall be subject to the express provisions of this Agreement which require, or permit, differing payments to be made to Lenders which are not Defaulting Lenders, as opposed to Defaulting Lenders.

         12.7 CALCULATIONS; COMPUTATIONS. (a) The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto or as otherwise disclosed in writing by the Borrower to the Lenders); PROVIDED that if at any time the computations determining compliance with section 9 utilize accounting principles different from those utilized in the financial statements furnished to the Lenders, such computations shall set forth in reasonable detail a description of the differences and the effect upon such computations.

         (b) All computations of interest on Loans hereunder and all computations of Facility Fees and other Fees hereunder shall be made on the actual number of days elapsed over a year of 360 days.

         12.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. (a) HIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. TO THE FULLEST EXTENT PERMITTED BY LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK GOVERNS THIS AGREEMENT OR ANY OF THE OTHER CREDIT DOCUMENTS. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York,

New York County, and of the United States District Court for the Southern District of New York, and, by execution and delivery of this Agreement, the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Borrower hereby further irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Borrower at its address for notices pursuant to section 12.3, such service to become effective 30 days after such mailing or at such earlier time as may be provided under applicable law. Nothing herein shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (b) The Borrower hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Agreement or any other Credit Document brought in the courts referred to in section 12.8(a) above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS PARAGRAPH.

         12.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same agreement. A set of counterparts executed by all the parties hereto shall be lodged with the Borrower and the Administrative Agent.

         12.10 EFFECTIVENESS; INTEGRATION. This Agreement shall become effective on the date (the "EFFECTIVE DATE") on which the Borrower and each of the Lenders shall have signed a copy hereof (whether the same or different copies) and shall have delivered the same to the Administrative Agent at the Notice Office of the Administrative Agent or, in the case of the Lenders, shall have given to the Administrative Agent telephonic (confirmed in writing), written telex or facsimile transmission notice (actually received) at such office that the same has been signed and mailed to it. This Agreement, the other Credit Documents and any separate letter agreements with respect to fees payable to the Administrative Agent, for its own account and benefit and/or for the account, benefit of, and distribution to, the Lenders, constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof or thereof.

         12.11 HEADINGS DESCRIPTIVE. The headings of the several sections and other portions of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

         12.12 AMENDMENT OR WAIVER. Neither this Agreement nor any terms hereof or thereof may be changed, waived, discharged or terminated UNLESS such change, waiver, discharge or termination is in writing signed by the Borrower and the Required Lenders; PROVIDED that no such change, waiver, discharge or termination shall, without the consent of each Lender affected thereby,

                  (a) change any date upon which a mandatory and automatic reduction in any Commitment of such Lender is scheduled to be made, or change the amount thereof,

                  (b) change any date upon which an installment payment of any Loans made by such Lender is scheduled to be made, or change the amount thereof,

                  (c) extend the final scheduled maturity of any Commitment or Loan of such Lender (it being understood that any waiver of the making of, or the application of, any mandatory prepayment to such Loans shall not constitute an extension of the final maturity date thereof),

                  (d) reduce the rate or extend the time of payment of interest or Fees on any Loan or Commitment of such Lender (except in connection with a waiver of the applicability of any post-default increase in interest rates),

                  (e) reduce the principal amount of any Loan of any Lender,

                  (f) increase such Lender's Commitment over the amount thereof then in effect,

                  (g) release the Borrower from any obligations as a guarantor of its Subsidiaries' obligations under any Credit Document,

                  (h) release (i) any Credit Party from the Subsidiary Guaranty or any pledge or security agreement, or (ii) all or substantially all of the collateral pledged pursuant to the terms of this Agreement, in each case except strictly in accordance with the provisions of the Credit Documents,

                  (i) change the definition of the term "Change of Control" or any of the provisions of section 4.3 or 5.2 which are applicable upon a Change of Control,

                  (j) amend, modify or waive any provision of this section 12.12, or section 8.14, 11.7, 12.1, 12.4, 12.6 or 12.7(b), or any other provision of any of the Credit Documents pursuant to which the consent or approval of all Lenders is by the terms of such provision explicitly required,

                  (k) reduce the percentage specified in, or otherwise modify, the definition of Required Lenders, or

                  (l) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement; and

PROVIDED, FURTHER, that no change, waiver or other modification affecting the rights and benefits of a Lender and not all Lenders in a like or similar manner, shall be made without the written consent of such Lender. No provision of section 11 may be amended without the consent of the Administrative Agent.

         12.13 SURVIVAL OF INDEMNITIES. All indemnities set forth herein including, without limitation, in section 2.9, 2.10, 11.7 or 12.1 shall survive the execution and delivery of this Agreement and the making and repayment of Loans.

         12.14 DOMICILE OF LOANS. Each Lender may transfer and carry its Loans at, to or for the account of any branch office, subsidiary or affiliate of such Lender; PROVIDED that the Borrower shall not be responsible for costs arising under section 2.9 resulting from any such transfer (other than a transfer pursuant to section 2.11) to the extent not otherwise applicable to such Lender prior to such transfer.

         12.15 CONFIDENTIALITY. (a) Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Confidential Information (as defined below), EXCEPT that Confidential Information may be disclosed (1) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such Confidential Information and instructed to keep such Confidential Information confidential), (2) to any direct or indirect contractual counterparty in any swap, hedge or similar agreement (or to any such contractual counterparty's professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this section 12.15, (3) to the extent requested by any regulatory authority, (4) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, it being understood and agreed that unless prohibited by law or court order any such person will use reasonable efforts to advise the Borrower reasonably in advance of any required disclosure to be made pursuant to subpoena, discovery proceedings in any litigation or governmental investigation or any court order, (5) to any other party to this Agreement, (6) to any other creditor of the Borrower or any other Credit Party which is a direct or intended beneficiary of any of the Credit Documents, (7) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents, or any suit, action or proceeding relating to this Agreement or any of the other Credit Documents or the enforcement of rights hereunder or thereunder, (8) subject to an agreement containing provisions substantially the same as those of this section 12.15, to any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement, (9) with the consent of the Borrower, or (10) to the extent such Confidential Information (i) becomes publicly available other than as a result of a breach of this section 12.15, or
(ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower without a duty of confidentiality to the Borrower being violated.

         (b) For the purposes of this section 12.15, "CONFIDENTIAL INFORMATION" means all information received from or on behalf of the Borrower and/or its Subsidiaries, or obtained by the Administrative Agent or any Lender based on an inspection or review of the books and records of the Borrower and/or its Subsidiaries, relating to the Borrower, its Subsidiaries or their business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower; PROVIDED that, in the case of information received or obtained from or on behalf of the Borrower and/or any of its Subsidiaries after the date hereof, such information is clearly identified at the time of delivery or the time obtained as confidential.

         (c) Any person required to maintain the confidentiality of Confidential Information as provided in this section 12.15 shall be considered to have complied with its obligation to do so if such person has exercised the same degree of care to maintain the confidentiality of such Confidential Information as such person would accord to its own confidential information. The Borrower hereby agrees that the failure of the Administrative Agent or any Lender to comply with the provisions of this section 12.15 shall not relieve the Borrower, or any other Credit Party, of any of its obligations under this Agreement or any of the other Credit Documents.

         12.16 LENDER REGISTER. The Borrower hereby designates the Administrative Agent to serve as its agent, solely for purposes of this section 12.16, to maintain a register (the "LENDER REGISTER") on or in which it will record the names and addresses of the Lenders, and the Commitments from time to time of each of the Lenders, the Loans made to the Borrower by each of the Lenders and each repayment and prepayment in respect of the principal amount of such Loans of each such Lender. Failure to make any such recordation, or (absent manifest error) any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer of the Commitment of such Lender and the rights to the principal of, and interest on, any Loan made pursuant to such Commitment shall not be effective until such transfer is recorded on the Lender Register maintained by the Administrative Agent with respect to ownership of such Commitment and Loans and prior to such recordation all amounts owing to the transferor with respect to such Commitment and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Administrative Agent on the Lender Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment Agreement pursuant to section 12.4(c). The Borrower agrees to indemnify the Administrative Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Administrative Agent in performing its duties under this section 12.16, except to the extent attributable to the gross negligence or wilful misconduct of the Administrative Agent. The Lender Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

         12.17 INTENTIONALLY OMITTED.

         12.18 GENERAL LIMITATION OF LIABILITY. No claim may be made by the Borrower, any Lender, the Administrative Agent or any other person against the Administrative Agent or any other Lender or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any damages other than actual compensatory damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any of the other Credit Documents, or any act, omission or event occurring in connection therewith; and each of the Borrower, each Lender and the Administrative Agent hereby, to the fullest extent permitted under applicable law, waives, releases and agrees not to sue or counterclaim upon any such claim for any special, consequential or punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.

         12.19 NO DUTY. All attorneys, accountants, appraisers, consultants and other professional persons (including the firms or other entities on behalf of which any such person may act) retained by the Administrative Agent or any Lender with respect to the transactions contemplated by the Credit Documents shall have the right to act exclusively in the interest of the Administrative Agent or such Lender, as the case may be, and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower, to any of its Subsidiaries, or to any other person, with respect to any matters within the scope of such representation or related to their activities in connection with such representation. The Borrower agrees, on behalf of itself and its Subsidiaries, not to assert any claim or counterclaim against any such persons with regard to such matters, all such claims and counterclaims, now existing or hereafter arising, whether known or unknown, foreseen or unforeseeable, being hereby waived, released and forever discharged.

         12.20 LENDERS AND AGENT NOT FIDUCIARY TO BORROWER, ETC. The relationship among the Borrower and its Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand, is solely that of debtor and creditor, and the Administrative Agent and the Lenders have no fiduciary or other special relationship with the Borrower and its

Subsidiaries, and no term or provision of any Credit Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

         12.21 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties herein shall survive the making of Loans, the execution and delivery of this Agreement, the Notes and the other documents the forms of which are attached as Exhibits hereto, the issue and delivery of the Notes, any disposition thereof by any holder thereof, and any investigation made by the Administrative Agent or any Lender or any other holder of any of the Notes or on its behalf. All statements contained in any certificate or other document delivered to the Administrative Agent or any Lender or any holder of any Notes by or on behalf of the Borrower or of its Subsidiaries pursuant hereto or otherwise specifically for use in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower hereunder, made as of the respective dates specified therein or, if no date is specified, as of the respective dates furnished to the Administrative Agent or any Lender.

         12.22 SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         12.23 INDEPENDENCE OF COVENANTS. All covenants hereunder shall be given independent effect so that if a particular action, event, condition or circumstance is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations or restrictions of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or event, condition or circumstance exists.

         12.24 NO RELIANCE ON MARGIN STOCK. Each Lender represents to the Administrative Agent and each of the other Lenders that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         12.25 INTEREST RATE LIMITATION. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "CHARGES"), shall exceed the maximum lawful rate (the "MAXIMUM RATE") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Prime Rate to the date of repayment, shall have been received by such Lender.

                  IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

                                    FERRO CORPORATION

                                    BY:________________________
                                         TITLE:

                                    CREDIT SUISSE FIRST BOSTON,
                                    INDIVIDUALLY AS A LENDER AND IN ITS
                                    CAPACITIES AS A JOINT LEAD ARRANGER AND
                                    THE SYNDICATION AGENT

                                    BY:________________________
                                         TITLE:

                                    BY:________________________
                                         TITLE:

                                    NATIONAL CITY BANK,
                                    INDIVIDUALLY AS A LENDER AND IN ITS
                                    CAPACITIES AS A JOINT LEAD ARRANGER AND
                                    THE ADMINISTRATIVE AGENT

                                    BY:________________________
                                         TITLE:

                            BANCA NAZIONALE DEL LAVORO S.P.A.,
                            NEW YORK BRANCH,
                            INDIVIDUALLY AS A LENDER AND IN ITS
                            CAPACITY AS A CO-AGENT

                            BY:____________________________________
                                             TITLE:

                            BY:____________________________________
                                             TITLE:

                                    BANK HAPOALIM B.M,
                                    AS A LENDER

                                    BY:________________________
                                         TITLE:

                                    THE BANK OF NEW YORK,
                                    INDIVIDUALLY AS A LENDER AND IN ITS
                                    CAPACITY AS A CO-AGENT

                                    BY:________________________
                                         TITLE:

                                    THE BANK OF TOKYO-MITSUBISHI,
                                    LTD. CHICAGO BRANCH,
                                    INDIVIDUALLY AS A LENDER AND IN ITS
                                    CAPACITY AS A MANAGING AGENT

                                    BY:________________________
                                         TITLE:

                                    CITICORP USA, INC.,
                                    INDIVIDUALLY AS A LENDER AND IN ITS
                                    CAPACITY AS A CO-DOCUMENTATION AGENT

                                    BY:________________________
                                         TITLE:

                                    FIFTH THIRD BANK,
                                    INDIVIDUALLY AS A LENDER AND IN ITS
                                    CAPACITY AS A CO-AGENT

                                    BY:________________________
                                         TITLE:

                                    BAYERISCHE HYPO- UND
                                    VEREINSBANK AG, NEW YORK
                                    BRANCH,
                                    INDIVIDUALLY AS A LENDER AND IN ITS
                                    CAPACITY AS A CO-AGENT

                                    BY:________________________
                                         TITLE:

                                    BY:________________________
                                         TITLE:

                                    KEYBANK NATIONAL ASSOCIATION,
                                    INDIVIDUALLY AS A LENDER AND IN ITS
                                    CAPACITY AS A CO-DOCUMENTATION AGENT

                                    BY:________________________
                                         TITLE:

                                    MELLON BANK, N.A.,
                                    INDIVIDUALLY AS A LENDER AND IN ITS
                                    CAPACITY AS A CO-AGENT

                                    BY:________________________
                                         TITLE:

                                    NATIONAL AUSTRALIA BANK
                                    LIMITED, A.C.N. 004044937,
                                    INDIVIDUALLY AS A LENDER AND IN ITS
                                    CAPACITY AS A MANAGING AGENT

                                    BY:________________________
                                         TITLE:

                                    THE NORINCHUKIN BANK,
                                    AS A LENDER

                                    BY:________________________
                                         TITLE:

                                    THE NORTHERN TRUST COMPANY,
                                    AS A LENDER

                                    BY:________________________
                                         TITLE:

                                    SUNTRUST BANK,
                                    INDIVIDUALLY AS A LENDER AND IN ITS
                                    CAPACITY AS A CO-AGENT

                                    BY:________________________
                                         TITLE: